As filed with the Securities and Exchange Commission on April 18, 2000.

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PE Corporation
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                    3826                   06-1534213
     (State or Other           (Primary Standard         (I.R.S. Employer
     Jurisdiction of              Industrial          Identification Number)
     Incorporation or         Classification Code
      Organization)                 Number)

                                 761 Main Avenue
                           Norwalk, Connecticut 06859
                                 (203) 762-1000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                             William B. Sawch, Esq.
                    Senior Vice President and General Counsel
                                 PE Corporation
                                 50 Danbury Road
                            Wilton, Connecticut 06897
                                 (203) 761-2900
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                               Copies to:

      Richard A. Garvey, Esq.       Kwang-I Yu       Kendall R. Bishop, Esq.
    Simpson Thacher & Bartlett     Paracel, Inc.      O'Melveny & Myers LLP
       425 Lexington Avenue        80 South Lake       1999 Avenue of the
     New York, New York 10017         Avenue            Stars, Suite 700
          (212) 455-2000             Suite 650       Los Angeles, California
                                     Pasadena,                90067
                                 California 91101        (310) 553-6700
                                  (626) 744-2000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

      If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                     Proposed
 Title Of Each                        Proposed        Maximum
    Class Of                          Maximum        Aggregate      Amount Of
 Securities To      Amount To Be      Offering       Offering      Registration
 Be Registered      Registered(1)  Price Per Unit      Price          Fee(2)
-------------------------------------------------------------------------------
PE Corporation--
Celera Genomics
Group Common
Stock, par
value $0.01 per
share
(including the
rights
associated with
those shares
pursuant to PE
Corporation's
Shareholder
Protection
Rights
Agreement)(3)     2,277,625 shares   Not applicable   $154,522,735     $40,794
================================================================================

(1) Represents the maximum number of shares of PE Corporation--Celera Genomics Group Common Stock, par value $0.01 per share, including the rights associated with those shares pursuant to PE Corporation's Shareholder Protection Rights Agreement, issuable upon consummation of the merger based upon a maximum exchange ratio of .2146 shares of Celera Genomics common stock to be exchanged for (a) each share of common stock, no par value, of Paracel, Inc. (other than shares of Paracel common stock owned by Umbrella Acquisition Corp. or any subsidiary of Paracel, which will be canceled in the merger, but including shares of Paracel common stock owned by every other subsidiary of PE Corporation), that would be outstanding if all Paracel stock options outstanding on March 20, 2000, were exercised, and (b) each share of Paracel common stock that could be issued upon the exercise of stock options granted by Paracel to employees hired after March 20, 2000, but before the effective time of the merger.

(2) Pursuant to Rules 457(f) and 457(c) under the Securities Act, the registration fee was calculated on the basis of $67.8438 per share, the average of the high and low sales prices for shares of Celera Genomics common stock on the New York Stock Exchange on April 17, 2000.

(3) Includes associated rights to purchase 1/1000th of a share of PE Corporation's Series B participating junior preferred stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing Celera Genomics common stock and will be transferred only with such shares of Celera Genomics common stock.

      The registrant amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement will become effective in accordance with Section 8(a) of the Securities Act or until this registration statement becomes effective on a date that the SEC, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 18, 2000

                                 [Paracel Logo]

               YOUR VOTE ON OUR PROPOSED MERGER IS VERY IMPORTANT!

Dear Stockholder:

      The boards of directors of PE Corporation and Paracel, Inc. have approved the acquisition of Paracel by PE Corporation. As a result of the merger, Paracel will become a wholly owned subsidiary of PE Corporation.

      We believe that the merger is in the best interest of the Paracel stockholders. This is based upon, among other things, our belief that the PE Corporation--Celera Genomics group's leadership position in genomic content, its brand name and its financial strength, combined with Paracel's genomic analysis technology and competence in large-scale computing, will create a combined business with greater potential to advance the fields of genomic research and drug discovery, and their eventual clinical applications.

      If we complete the merger, then Paracel stockholders will receive, for each of their shares of Paracel common stock, a fraction of a share of PE Corporation--Celera Genomics Group Common Stock determined on the basis of a formula described in detail elsewhere in this prospectus.

      We cannot complete the merger unless the stockholders of Paracel approve the merger, adopt the merger agreement and form of escrow agreement, and approve the appointment of Joseph T. Kingsley as the representative of Paracel stockholders under the escrow agreement.

      The board of directors of Paracel has scheduled a special meeting of its stockholders to vote on this important matter.

      The special meeting is being held on       , 2000, at 10:00 a.m. Pacific
Time, at the offices of Paracel, Inc., in Pasadena, California.

       Paracel stockholders owning 4,460,417 shares, or approximately     % of
Paracel's outstanding stock on the record date for the special meeting, have entered into a voting agreement with PE Corporation and its merger subsidiary, pursuant to which they have agreed to vote in favor of these items.

      This document provides you with detailed information about the proposed merger. It also contains information about Paracel and PE Corporation. We encourage you to read this document carefully. In particular, you should read the "Risk Factors" section beginning on page 12 for a description of the various risks you should consider in evaluating the proposed transaction and "Consideration to Be Received in the Merger; Treatment of Stock Options" on page 44 for a description of the exchange provisions.

      We are very enthusiastic about this merger and the strength and capabilities we expect from Paracel's combination with PE Corporation.

      I join with the other members of the Paracel board of directors in recommending that you vote in favor of the merger agreement, the form of escrow agreement, the merger and the other related matters.

      Sincerely,

      Kwang-I Yu
      Chairman of the Board,
      President and Chief
      Executive Officer

--------------------------------------------------------------------------------

Neither the SEC nor any state securities commission has approved the securities to be issued under this document or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

This prospectus is dated         , 2000, and is first being mailed to the
stockholders of Paracel, Inc. on or about         , 2000.

                                 [Paracel Logo]

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON         , 2000

      A special meeting of stockholders of Paracel, Inc. will be held at the offices of Paracel, Inc., 80 South Lake Avenue, Suite 650, Pasadena, California,
on          , 2000, at 10:00 a.m. Pacific Time, to consider and vote on the following matters described in this prospectus:

      1.    To approve and adopt together as one matter:

            o an Agreement and Plan of Merger, dated as of March 20, 2000, among PE Corporation, Paracel, Inc. and Umbrella Acquisition Corp., a subsidiary of PE Corporation, and the merger contemplated by that agreement;

            o a form of Escrow Agreement, to be entered into among PE Corporation, a representative of the Paracel stockholders and an escrow agent, in connection with the merger; and

            o the appointment of Joseph T. Kingsley, Chief Financial Officer of Paracel, as representative of the Paracel stockholders under the Escrow Agreement.

      2. To transact other business that may properly come before the special meeting.

      The board of directors of Paracel, Inc. has fixed the close of business on
       , 2000, as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting. A list of the stockholders entitled to vote will be open to the examination of stockholders at Paracel, Inc., 80 South Lake Avenue, Suite 650, Pasadena, California during
ordinary business hours from        , 2000, to the date of the meeting.

                                        By Order of the Board of Directors

                                        Kwang-I Yu
                                        Chairman of the Board, President and
                                        Chief Executive Officer

       , 2000

Paracel, Inc.
80 South Lake Avenue, Suite 650
Pasadena, California 91101

                             Your Vote Is Important!

             To be sure your shares are represented at the meeting,
             please complete, date, sign and return your proxy card
           in the enclosed postage-paid envelope as soon as possible.
                You may vote in person at the meeting even if you
                            send in your proxy card.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE PE CORPORATION/PARACEL MERGER..................2
SUMMARY........................................................................5
RECENT STOCK PRICES...........................................................11
RISK FACTORS..................................................................12
      Risks Related to the Merger.............................................12
      Risks Related to the Celera Genomics Group..............................13
      Risks Related to a Capital Structure with Two
           Separate Classes of Common Stock...................................20
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................26
THE SPECIAL MEETING...........................................................26
      Date, Time and Place....................................................26
      Matters to Be Considered at the Special Meeting.........................26
      Record Date; Stock Entitled to Vote; Quorum.............................26
      Vote Required...........................................................27
      Share Ownership of Management and Others................................27
      Shares Subject to Voting Agreement......................................27
      Voting of Proxies.......................................................28
      Revoking Proxies........................................................28
      Proxy Solicitation......................................................29
THE COMPANIES.................................................................29
      PE Corporation..........................................................29
      Paracel, Inc............................................................30
      Umbrella Acquisition Corp.--PE Corporation's Merger Subsidiary..........30
THE MERGER....................................................................31
      Background of the Merger................................................31
      Reasons for the Merger..................................................34
      Recommendation of the Paracel Board of Directors........................36
      Opinion of Financial Advisor to Paracel.................................37
      Structure of the Merger.................................................43
      Closing Matters.........................................................43
      Consideration to Be Received in the Merger;
           Treatment of Stock Options.........................................44
      Exchange of Certificates in the Merger..................................44
      Fractional Shares.......................................................45
      Representations and Warranties..........................................45
      Covenants...............................................................47
      Conditions to the Merger................................................50
      Stock Exchange Listings.................................................51
      Regulatory Approvals Required...........................................51
      Termination of the Merger Agreement.....................................52
      Amendment and Waiver of the Merger Agreement............................52
      Expenses................................................................53
      Effect on Employee Benefits, Stock Plan and Stock Options...............53
      Material United States Federal Income Tax Consequences..................53
      Anticipated Accounting Treatment........................................56
      Interests of Certain Persons in the Merger..............................56
      Resale of Celera Genomics Common Stock..................................57
      Dissenters' Rights......................................................57
      Voting Agreement........................................................59
      Escrow Agreement........................................................60
      Stockholder Representative..............................................60
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF PE CORPORATION.................61
DESCRIPTION OF PE CORPORATION CAPITAL STOCK...................................64
      General.................................................................64
      Celera Genomics Common Stock............................................64
      PE Biosystems Common Stock..............................................74
      Rights Agreement........................................................75
COMPARISON OF STOCKHOLDER RIGHTS..............................................78
      Authorized Shares.......................................................78
      Directors...............................................................78
      Charter and Bylaw Amendments............................................79
      Stockholder Meeting Procedures..........................................80
      Transaction of Business.................................................81
      Business Combinations with Interested Persons...........................82
      Limitation on Directors' Liability......................................82
      Indemnification of Directors and Officers...............................83
      Dissenters' Rights......................................................84
      Right to Examine Stockholder List; Right to Inspect Corporate Records...84
      Interested Director Transactions........................................85
      Sources of Dividends and Repurchases of Shares..........................85
      Application of the California Corporations Code to Delaware
            Corporations......................................................86
EXPERTS.......................................................................86
LEGAL OPINIONS................................................................87
WHERE YOU CAN FIND MORE INFORMATION...........................................87

ANNEXES
Annex I         Agreement and Plan of Merger
Annex II        Voting Agreement
Annex III       Form of Escrow Agreement
Annex IV        Opinion of Thomas Weisel
Annex V         Chapter 13 of the CCC

                              QUESTIONS AND ANSWERS
                     ABOUT THE PE CORPORATION/PARACEL MERGER

Q:    Why are the two companies proposing to merge?

A: The companies have complementary technologies, skills and markets. The PE Corporation--Celera Genomics group has unique biological content, an established brand name and substantial financial strength. Paracel has technologies useful to the analysis of genomic content and a growing worldwide technical sales and support organization. The merger will create a combined business that can both generate and analyze genomic data on an enhanced scale, and is expected to provide high value content and analysis tools to the biotechnology, pharmaceutical and medical markets.

Q:    What are the benefits of the merger?

A: By combining with the Celera Genomics group, we believe Paracel will achieve greater competitiveness in the life sciences industry. It will gain access to the Celera Genomics group's biological knowledge and databases and it will be able to leverage the human and financial resources of PE Corporation to help achieve critical mass more quickly in a rapidly evolving field. We also believe Paracel will be able to provide greater value to customers by developing products based on the combined and complementary technologies of the Celera Genomics group and Paracel.

Q:    How is this transaction being structured?

A: If all conditions to the merger are satisfied, Umbrella Acquisition Corp., a wholly owned subsidiary of PE Corporation, will merge with and into Paracel, with Paracel continuing as the surviving corporation. Following the merger, Paracel will be a wholly owned subsidiary of PE Corporation.

Q:    What will Paracel stockholders receive for their Paracel shares?

A: Paracel stockholders will receive a fraction of a share of PE Corporation-Celera Genomics Group Common Stock in exchange for each of their shares of Paracel common stock. Except as discussed below, this fraction will be derived by dividing $283 million (a mutually agreed dollar value of Paracel), by 10,533,349 (the total number of shares of Paracel common stock that would be outstanding if all Paracel stock options outstanding on March 20, 2000 were exercised), by the 10-day average closing price of a share of Celera Genomics common stock ending on (and excluding) the second day prior to the closing date of the merger, rounded to the nearest 1/10,000th of a share. We have agreed that this fraction will in no event be less than .1472 nor more than .2146. See page 44, "Consideration to Be Received in the Merger; Treatment of Stock Options," for more details of how this fraction is calculated.

PE Corporation will not issue fractional shares in the merger. As a result, the total number of shares of Celera Genomics common stock that Paracel stockholders will receive in the merger will be rounded down to the nearest whole number, and Paracel stockholders will receive a cash payment for the value of the fraction of a share of Celera Genomics common stock that they would otherwise receive, if any.

Q: Will PE Corporation stockholders receive any shares as a result of the merger?

A: No. PE Corporation stockholders will continue to hold the PE Corporation shares they currently own.

Q:    Will PE Corporation receive any shares as a result of the merger?

A: The PE Corporation--PE Biosystems group is a stockholder of Paracel and will receive its pro rata portion of the shares to be issued in the merger.

Q:    When do you expect the merger to be completed?

A: We expect the merger to be completed in May or June of 2000. The merger agreement requires that the merger be completed by June 30, 2000. However, the closing date may be extended to July 31, 2000, if every condition to the merger other than the holding of the special meeting has been satisfied.

Q:    What are the tax consequences of the merger to stockholders?

A: Paracel stockholders who exchange their shares of Paracel common stock solely for shares of Celera Genomics common stock pursuant to the merger will not recognize any gain or loss on the exchange for United States federal income tax purposes, except with respect to the cash, if any, received instead of fractional share interests of Celera Genomics common stock. The merger will not have any tax consequences for PE Corporation stockholders. To review the tax consequences to stockholders in greater detail, see page 53.

Q: What will Paracel stockholders' tax basis be in the Celera Genomics common stock they receive in the merger?

A: Your tax basis in your total shares of Celera Genomics common stock will equal your current tax basis in your Paracel common stock reduced by the amount of basis allocable to fractional shares for which you receive a cash payment.

Q: Will I be able to sell the shares of Celera Genomics common stock I receive in the merger?

A: Yes. All stockholders of Paracel, other than those deemed to be affiliated or controlling stockholders, will generally be free to sell their shares. Affiliates of Paracel will be able to sell their shares of Celera Genomics common stock within the limits permitted by Rule 145 under the Securities Act.

Q:    What do I need to do now?

A: After you have carefully read this document, indicate on your proxy card how you want to vote and mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at Paracel's special meeting. The Paracel special meeting will
      take place on        , 2000.

Q:    Can I change my vote after I have mailed my proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at Paracel's special meeting. You can do this in one of three ways. First, you can send a written notice to the Chief Financial Officer of Paracel stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card by following the instructions on the proxy card. Third, you can attend Paracel's special meeting and vote in person. However, Paracel stockholders who are parties to the voting agreement with PE Corporation and Umbrella Acquisition Corp. may not revoke the proxies they granted to the officers of Umbrella Acquisition Corp. under that agreement. The voting agreement is described in the section entitled "Voting Agreement" on page 59.

Q:    Should I send in my stock certificates now?

A: No. After the merger is completed, we will send Paracel stockholders written instructions for exchanging their share certificates.

Q:    Who can help answer questions?

A: If you have more questions about the merger or need assistance in voting your shares, you should contact:

      Joseph T. Kingsley
      Chief Financial Officer
      Paracel, Inc.
      80 South Lake Avenue, Suite 650
      Pasadena, California 91101

      (626) 744-2000

--------------------------------------------------------------------------------

                                     SUMMARY

      This summary highlights selected information from this document and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents we have referred you to. See "Where You Can Find More Information" on page 87.

The Companies (See Page 29)

PE CORPORATION
761 Main Avenue
Norwalk, Connecticut 06859
(203) 762-1000
Internet address: www.pecorporation.com

      PE Corporation conducts its business through two groups: the Celera Genomics group and the PE Biosystems group. Each of these two groups has its own class of common stock.

      The Celera Genomics group is engaged principally in the generation, sale and support of genomic information and related information management and analysis software; discovery, validation and licensing of proprietary gene products, genetic markers and information concerning genetic variability; and related consulting and contract research and development services.

      The PE Biosystems group is a world leader in the development, manufacture, sale and service of instrument systems and associated consumable products for life science research and related applications. Its products are used in various applications including the synthesis, amplification, purification, isolation, analysis and sequencing of nucleic acids, proteins and other biological molecules.

      The information contained on PE Corporation's website is not incorporated by reference in this prospectus.

PARACEL, INC.
80 South Lake Avenue, Suite 650
Pasadena, California 91101
(626) 744-2000
Internet address: www.paracel.com

      Paracel, a privately held California corporation, is a producer of advanced genomic and text analysis technologies. Its products include a hardware accelerator for sequence comparison (GeneMatcher(TM)), a hardware accelerator for text search (TextFinder(TM)), and sequence analysis software tools. Its customers include pharmaceutical, biotechnology and genomic companies; research centers; and government institutions worldwide.

      The information contained on Paracel's website is not incorporated by reference in this prospectus.

UMBRELLA ACQUISITION CORP.
c/o PE Corporation
761 Main Avenue
Norwalk, Connecticut 06859
(203) 762-1000

      Umbrella Acquisition Corp. is a wholly owned subsidiary of PE Corporation that was organized solely for purposes of completing the merger.

The Special Meeting (See Page 26)

      Date, Time and Place. The special meeting of stockholders of Paracel will
be held at 10:00 a.m. Pacific Time, on        , 2000, at the offices of Paracel,
Inc., 80 South Lake Avenue, Suite 650, Pasadena, California 91101.

      Matters to Be Considered at the Special Meeting. At the special meeting, we will ask the holders of shares of Paracel common stock to:

o approve the merger and adopt the merger agreement providing for the merger;

o     approve the form of escrow agreement; and

o appoint Joseph T. Kingsley as the stockholder representative under the escrow

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      agreement.

      Record Date; Stock Entitled to Vote; Quorum. The close of business in
Pasadena, California on        ,   , 2000, is the record date for determining
which holders of Paracel common stock are entitled to vote at the special
meeting. At the record date, there were       shares of Paracel common stock
entitled to vote at the special meeting.

      Holders of Paracel common stock as of the record date are entitled to one vote per share on each matter to be voted on at the special meeting.

      For purposes of the special meeting, a quorum consists of a majority of the shares issued and outstanding and entitled to vote, represented in person or by proxy.

Vote Required (See Page 27)

      The proposal to approve and adopt the merger, the merger agreement, the form of escrow agreement, and the appointment of the stockholder representative requires the affirmative vote of the holders of a majority of the outstanding shares of Paracel common stock entitled to vote at the special meeting. Certain stockholders of Paracel have already agreed to vote in favor of all items to be presented at the special meeting pursuant to a voting agreement described below.

Share Ownership of Management and Others (See Page 27)

      As of the record date, directors and executive officers of Paracel and their affiliates beneficially owned and were entitled to vote shares of Paracel
common stock, representing approximately     % of the shares of Paracel common
stock outstanding on the record date.

      As of the record date, the PE Biosystems group owned and was entitled to
vote shares of Paracel common stock, representing approximately     % of the
shares of Paracel common stock outstanding on the record date.

      It is anticipated that the shares held by management of Paracel and the PE Biosystems group will be voted in favor of the various matters to be considered at the special meeting.

Shares Subject to Voting Agreement (See Page 27)

      Pursuant to a voting agreement among PE Corporation, Umbrella Acquisition Corp. and certain key stockholders of Paracel that was entered into in connection with the merger agreement, officers of Umbrella Acquisition Corp. hold proxies to vote 4,460,417 shares of Paracel common stock, representing
approximately     % of the shares of Paracel common stock outstanding on the record date.

      Accordingly, the officers of Umbrella Acquisition Corp. currently hold proxies sufficient to approve the proposed merger, adopt the merger agreement and the form of escrow agreement, and appoint Joseph T. Kingsley as stockholder representative under the escrow agreement, as described above under "--Vote Required."

Recommendation of the Paracel Board of Directors (See Page 36)

      The Paracel board of directors believes that the merger agreement, the merger, and the form of escrow agreement are fair to and in the best interests of Paracel and its stockholders and has approved and declared advisable the merger agreement, the merger, the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative. The Paracel board of directors recommends that Paracel stockholders vote FOR the approval of the merger and adoption of the merger agreement and the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement.

The Merger (See Page 31)

      The merger agreement provides for the acquisition by PE Corporation of Paracel. If the merger agreement and related matters are approved by Paracel stockholders, Paracel will merge with Umbrella Acquisition Corp. and become a wholly owned subsidiary of PE Corporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      The merger agreement is attached as Annex I to this prospectus. We encourage you to read the merger agreement carefully because it is the legal document that governs the merger.

Consideration to Be Received in the Merger (See Page 44)

      As a result of the merger, each share of Paracel common stock will be converted into the right to receive a fraction of a share of PE Corporation-Celera Genomics Group Common Stock. Except as discussed below, this fraction will be derived by dividing $283 million (a mutually agreed dollar value of Paracel), by 10,533,349 (the total number of shares of Paracel common stock that would be outstanding if all Paracel stock options outstanding on March 20, 2000, were exercised), by the 10-day average closing price of a share of Celera Genomics common stock ending on (and excluding) the second day prior to the closing date of the merger, rounded to the nearest 1/10,000th of a share. We have agreed that this fraction will in no event be less than .1472 nor more than .2146. We refer to this fraction as the "exchange ratio." See page 41, "Consideration to Be Received in Merger; Treatment of Stock Options," for more details of how the exchange ratio is calculated.

      PE Corporation will not issue fractional shares in the merger. As a result, the total number of shares of Celera Genomics common stock that Paracel stockholders will receive in the merger will be rounded down to the nearest whole number, and Paracel stockholders will receive a cash payment for the value of the fraction of a share of Celera Genomics common stock that they would otherwise receive.

Reasons for the Merger (See Page 34)

      We believe the combination of the businesses of Paracel and the Celera Genomics group will provide many potential advantages, including, among others, the following:

o The ability to combine the data resources of the Celera Genomics group with Paracel's bioinformatics technology to help users to more rapidly discover therapeutic and diagnostic candidates from genetic sequence information;

o The ability to create and host an Internet- enabled portal that could expand the market for genomics information, products and services by using Paracel's technology and expertise;

o Accelerated product development through the integration of each company's resources and capabilities; and

o Accelerated development of advanced systems for the large-scale analysis of genetic variation.

Conditions to the Merger (See Page 50)

      The completion of the merger depends upon the satisfaction of a number of conditions, including the following:

o Paracel stockholders' approval of the merger, adoption of the merger agreement and the form of escrow agreement, and appointment of a stockholder representative;

o the absence of any injunction or legal restraint that prohibits the merger;

o clearance of the merger under antitrust laws and the receipt of other required regulatory approvals and authorizations;

o     execution of the escrow agreement;

o the material accuracy as of the closing of each party's representations and warranties contained in the merger agreement;

o the performance by each party of its obligations under the merger agreement;

o the absence of litigation which seeks to prohibit the merger or limit PE Corporation's operation of Paracel;

o     receipt by PE Corporation of affiliate letters;

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                                       7

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o     receipt of legal opinions from counsel stating, among other things, that the merger will qualify as a tax-free reorganization;

o exercise of dissenters' rights by holders of not more than 5% of the Paracel common stock; and

o     execution of an employment agreement between Kwang-I Yu and PE
      Corporation.

Termination of the Merger Agreement (See Page 52)

      Right to Terminate. We may mutually agree to terminate the merger agreement at any time. In addition, either PE Corporation or Paracel may terminate the merger agreement if specified events do or do not occur. These include:

o     if a court or government regulator permanently prohibits the merger; and

o if the merger is not completed by June 30, 2000; however, this deadline will be extended to July 31, 2000, if the completion of the merger is delayed only because the special meeting of Paracel stockholders to approve the merger has not yet been held.

      The merger agreement may also be terminated by PE Corporation if the Paracel stockholders fail to approve the merger, adopt the merger agreement and the form of escrow agreement, and appoint a stockholder representative at the special meeting.

      Effect of Termination. The merger agreement will become void and have no effect upon its termination, without any liability or obligation on the part of PE Corporation, Umbrella Acquisition Corp. or Paracel, except for certain provisions which will survive on customary terms.

Material United States Federal Income Tax Consequences (See Page 53)

      We have structured the merger so that neither PE Corporation nor Paracel, nor their respective stockholders, will recognize any gain or loss for United States federal income tax purposes as a result of the merger, except for tax that may be payable by Paracel stockholders because of cash received for fractional shares. We have conditioned the merger on our receipt of legal opinions that this is the case.

      The tax consequences of the merger to Paracel stockholders will depend on the particular facts of each Paracel stockholder's own situation. Therefore, each Paracel stockholder should consult his or her own tax advisor for a full understanding of the merger's tax consequences.

Anticipated Accounting Treatment (See Page 56)

      The merger will be accounted for using the purchase method of accounting.

Opinion of Financial Advisor to Paracel (See Page 37)

      In deciding to approve the merger, the board of directors of Paracel considered an opinion from its financial advisor, Thomas Weisel Partners LLC, to the effect that, as of the date of the opinion and based upon and subject to various qualifications and assumptions described in the opinion, the "exchange ratio" specified in the merger agreement was fair from a financial point of view to the Paracel stockholders.

      This opinion is attached as Annex IV to this prospectus. We encourage you to read this opinion in its entirety.

Interests of Certain Persons in the Merger (See Page 56)

      In connection with the merger, Kwang-I Yu, Chairman of the Board, President and Chief Executive Officer of Paracel, will enter into an employment agreement with PE Corporation under which he will become eligible for certain benefits. In addition, PE Corporation and Paracel have agreed to indemnify, and maintain directors' and officers' insurance covering, directors and officers of Paracel
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                                       8

--------------------------------------------------------------------------------

following the merger.

      Two members of PE Corporation's management have an interest in Paracel. Michael W. Hunkapiller, President of the PE Biosystems group and Senior Vice President of PE Corporation, is a member of Paracel's board of directors and holds stock options in Paracel. Dr. Hunkapiller did not participate in the Paracel board of directors' vote to approve the merger due to the potential conflict of interest. Mark Adams, Vice President of Genome Programs for the Celera Genomics group, is a member of Paracel's Scientific Advisory Board and also holds stock options in Paracel. Vesting of stock options held by members of Paracel's Scientific Advisory Board, including those held by Dr. Adams, will be accelerated in connection with the merger. See "The Merger-- Background of the Merger" on page 29 for an expanded discussion of Dr. Hunkapiller's and Dr. Adams' interests in the merger.

Voting Agreement (See Page 59)

      In connection with the merger agreement, PE Corporation, Umbrella Acquisition Corp. and certain holders of Paracel common stock have entered into a voting agreement, dated March 20, 2000, pursuant to which those stockholders have agreed to vote their shares for approval of the merger, adoption of the merger agreement and the form of escrow agreement, and appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement, and have granted irrevocable proxies to officers of Umbrella Acquisition Corp. to vote their shares for this purpose. Such stockholders have also agreed to waive certain rights in connection with the merger with respect to their shares under agreements they entered into with Paracel; to terminate those agreements upon consummation of the merger; not to demand their appraisal rights under applicable California law in connection with the merger; and not to transfer their shares or grant any other proxies except as contemplated by the merger agreement. The voting agreement will remain in effect until the termination of the merger agreement or the closing of the merger.

      The voting agreement is attached as Annex II to this prospectus. We encourage you to read the voting agreement carefully.

Escrow Agreement (See Page 60)

      Before the effective time of the merger, PE Corporation, Joseph T. Kingsley, as representative for the Paracel stockholders, and an escrow agent will enter into an escrow agreement providing for 5% of the total Celera Genomics common stock to be issued as merger consideration for Paracel common stock in the merger to be delivered to the escrow agent upon the closing of the merger. The escrowed shares of Celera Genomics common stock will be held in an escrow account established as the exclusive source of indemnification to PE Corporation for any losses arising from any breach by Paracel of its representations and warranties in the merger agreement or any failure by Paracel to perform its obligations under the merger agreement. Under the escrow agreement, the Paracel stockholders will grant PE Corporation a first priority security interest in the shares of Celera Genomics common stock held in the escrow account to secure the performance of the obligations under the escrow agreement. The escrow agreement is an integral part of the merger agreement.

      The escrow agreement will be terminated when the last share of Celera Genomics common stock held in the escrow account is distributed to the stockholders or used to satisfy claims.

      The form of escrow agreement is attached as Annex III to this prospectus. We encourage you to read the form of escrow agreement carefully.

Stockholder Representative (See Page 60)

      Joseph T. Kingsley, Chief Financial Officer of Paracel, has been recommended by the Paracel board of directors to serve as the stockholder representative under the escrow agreement. As stockholder representative, Mr. Kingsley would act on behalf of the Paracel stockholders on all matters under the escrow agreement. At the special meeting, stockholders of Paracel will be asked to appoint Mr. Kingsley as the stockholder representative under the escrow agreement. Mr. Kingsley is expected to continue as an employee of
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                                       9
the combined business following the merger, which could lead to a conflict of interest.

Dissenters' Rights (See Page 57)

      Under the California Corporations Code, Paracel stockholders may dissent from the merger and demand the "fair market value" of their shares in cash. To exercise this right, Paracel stockholders may not vote their shares in favor of the merger and must take certain other actions that the CCC requires. The chapter of the CCC that relates to dissenters' rights is set forth in Annex V to this prospectus. If you wish to exercise your dissenters' rights, you should read this chapter carefully.

Comparison of Stockholder Rights (See Page 78)

      Paracel is a California corporation and, therefore, the rights of stockholders of Paracel currently are determined by reference to the California Corporations Code and Paracel's articles of incorporation and bylaws. At the effective time of the merger, stockholders of Paracel will become stockholders of PE Corporation, which is a Delaware corporation. As a result, their rights as stockholders will then be determined by reference to the Delaware General Corporation Law and PE Corporation's certificate of incorporation and bylaws. The laws of these jurisdictions vary. There are also various differences between Paracel's articles of incorporation and bylaws and PE Corporation's certificate of incorporation and bylaws.

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                                       10

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                               RECENT STOCK PRICES

      The Celera Genomics common stock is listed on the New York Stock Exchange and the Pacific Stock Exchange (symbol: "CRA"). See "The Merger--Stock Exchange Listings" on page 51.

      The following table sets forth the range of high and low sale prices of the Celera Genomics common stock as reported on the NYSE since May 6, 1999, the effective date of the change of PE Corporation's then outstanding common stock into Celera Genomics common stock and PE Biosystems common stock, two new classes of common stock. The table below gives effect to the two-for-one stock split of the Celera Genomics common stock effected in the form of a 100% stock dividend distributed on February 18, 2000.

FISCAL YEAR ENDED JUNE 30, 1999                            HIGH              LOW
Fourth Quarter (from May 6, 1999)...................     11 1/4           7 3/32
FISCAL YEAR ENDED JUNE 30, 2000
First Quarter.......................................   26 29/32            7 7/8
Second Quarter......................................   96 13/32          15 3/16
Third Quarter.......................................        276               73
Fourth Quarter  (through April 17, 2000) ...........        151               57

      On March 20, 2000, the last trading day before the public announcement of the merger agreement, the closing price of the Celera Genomics common stock as reported on the NYSE was $102 1/8 per share.

      On April 17, 2000, the closing price of the Celera Genomics common stock as reported on the NYSE was $72 per share.

      There is no established trading market for Paracel common stock.

      Stockholders are urged to obtain current quotations for the market prices of the Celera Genomics common stock. No assurance can be given as to the market price of the Celera Genomics common stock at the effective time of the merger.

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                                       11

                                  RISK FACTORS

      Paracel stockholders should carefully consider the following factors, in addition to those factors discussed in the documents that PE Corporation has filed with the SEC which we have incorporated by reference into this document, and the other information included in this prospectus, before voting on the proposal to approve and adopt the merger agreement, the merger, the form of escrow agreement, and the appointment of the stockholder representative.

Risks Related to the Merger

      The Structure of the Exchange Ratio Will Cause the Number of Shares of Celera Genomics Common Stock to Be Received in the Merger to Vary. In addition, At the Outer Limits of the Exchange Ratio, the Value of Celera Genomics Common Stock to Be Received in the Merger Will Fluctuate and Will Cause the Value of the Merger to the Paracel Stockholders to Vary. The fraction of a share of Celera Genomics common stock to be received in the merger for each share of Paracel common stock will vary, within limits, depending upon the 10- day average closing price of a share of Celera Genomics common stock ending on (and excluding) the second day prior to the closing date of the merger. The market price of Celera Genomics common stock has been very volatile. For example, during the period commencing May 6, 1999, (the effective date of the change of the then outstanding common stock into Celera Genomics common stock and PE
Biosystems common stock) and ending on        , 2000, the most recent date prior
to the mailing of this prospectus, the closing price of Celera Genomics common
stock (adjusted for a stock split) varied from a low of $          to a high of
$          and ended that period at $         . See "Summary--Recent Stock
Prices" on page 11 for more detailed Celera Genomics common stock share price information. These variations may be the result of various factors including:

      o changes in the business, operations or prospects of the Celera Genomics group;

      o     changes in the business, operations or prospects of PE Corporation;
            and

      o     general market and economic conditions.

At the time of the special meeting, Paracel stockholders will not know the exact number or the exact value of the Celera Genomics common stock that will be issued in connection with the merger. If the value of Celera Genomics common stock prior to the closing of the merger causes the exchange ratio to reach one of its outer limits, then the total value of the merger consideration to be paid by PE Corporation will be higher or lower than $283 million, the mutually agreed value of Paracel for purposes of calculating the exchange ratio. Stockholders of Paracel are urged to obtain current market quotations for Celera Genomics common stock.

      The Requirement for Regulatory Approvals May Delay Consummation of the Merger, Increasing the Risk that the Value of the Celera Genomics Common Stock Will Fluctuate over Time. Consummation of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods, and any extension of the waiting periods, under antitrust laws. PE Corporation and Paracel intend to vigorously pursue all required regulatory approvals. No assurance can be given, however, that these approvals will be obtained, or, if they are obtained, as to the terms, conditions and timing of these approvals. The requirement for these approvals could delay the consummation of the merger after Paracel stockholders have approved the proposals relating to the merger at the special meeting. See "The Merger--Conditions to the Merger" on page 50 for a discussion of the conditions to the consummation of the merger and "The Merger--Regulatory Approvals Required" on page 51 for a description of the regulatory approvals necessary in connection with the merger.

      The Interests of Management May Be Different From Those of Stockholders. Some members of Paracel's management and board of directors, including individuals who will be executive officers of the surviving corporation, have various interests in the merger that may be different from, or in addition to, the interests of Paracel stockholders. In addition, the merger will give rise to various entitlements and benefits to Paracel's chief executive officer under an employment agreement to be entered into in connection with the merger. See "The Merger--Interests of Certain Persons in the Merger" on page 56 for more information concerning matters relating to the employment and compensation of the directors and executive officers of Paracel.

      Celera Genomics May Encounter Difficulties in the Integration and Development of the Business of Paracel. Celera Genomics' strategy to integrate and develop the businesses of Celera Genomics and Paracel following the merger involves a number of elements that management may not be able to implement as expected. For example, Celera Genomics may encounter operational difficulties in the integration of facilities of the two companies such that expected cost savings may not be realized. In addition, technological advances resulting from the integration of technologies of Celera Genomics and Paracel may not be achieved as successfully or as rapidly as currently anticipated, if at all. The consolidation of operations, technologies and marketing and distribution methods present significant managerial challenges. There can be no assurance that these actions will be accomplished as successfully or as rapidly as currently anticipated.

Risks Related to the Celera Genomics Group

      Celera Genomics Has Incurred Net Losses to Date and May Not Achieve Profitability. The Celera Genomics group has accumulated net losses of $129.7 million as of December 31, 1999, and expects that it will continue to incur additional net losses for the foreseeable future. These losses may increase as Celera Genomics expands its investments in new technology and product development, including the development of its functional genomics and personalized health/medicine efforts. As an early stage business, the Celera Genomics group faces significant challenges in simultaneously expanding its operations, pursuing key scientific goals and attracting customers for its information products and services. As a result, there is a high degree of uncertainty that the Celera Genomics group will be able to achieve profitable operations.

      Celera Genomics' Business Plan Is Unique and Expanding. No organization has ever attempted to combine in one business organization all of the Celera Genomics group's businesses. In addition, as Celera Genomics nears completion of the sequencing of the human genome, it is expanding its business plan to enter into new markets: functional genomics and personalized health/medicine. The creation of a genomics database, and the offering of functional genomics and personalized health/medicine capabilities targeted at a wide variety of customers, from pharmaceutical companies to university researchers, has a number of risks, including pricing and volume issues, technology and access concerns, computer security, pursuit of key scientific goals and protection of intellectual property. The addition of the functional genomics and personalized health/medicine efforts will add further complexity and require additional management attention and resources as these new markets are addressed.

      Celera Genomics' Business Plan Depends Heavily on Timely Completion of the Sequencing and Assembly of the Human Genome. The Celera Genomics group's efforts to complete the sequencing and assembly of the human genome are not yet complete. Some genomic scientists have criticized the Celera Genomics group's sequencing strategy, known as "whole genome shotgun sequencing," as having limitations when applied on a large scale in sequencing the human genome. Others have stated that the human genome cannot be sequenced using whole genome shotgun sequencing. Although scientists at The Institute for Genomic Research have used the whole genome shotgun strategy to sequence the genomes of other organisms, the strategy has not been used to sequence a genome with the size and complexity of the human genome. Although the Celera Genomics group has been successful in sequencing and assembling the Drosophila genome, once the human genome has been fully sequenced, there can be no assurance that the Celera Genomics group will be successful in its assembly of the human genome. Celera Genomics group's ability to retain its existing customers and attract new customers is heavily dependent upon the completion of the sequencing and assembly of the human genome within the expected time frames. In addition, completion of the sequencing and assembly of the human genome is essential to the functional genomics and personalized health/medicine components of Celera Genomics' business strategy in which Celera Genomics intends to make substantial investments in the near future. As a result, failure to complete the sequencing and assembly effort in a timely manner may have a material adverse effect on the Celera Genomics group's business.

      Celera Genomics' Revenue Growth Depends on Retaining Existing and Adding New Customers. The Celera Genomics group has a small number of customers, the revenues from which will offset only a small portion of its expenses. In order to generate significant additional revenues, the Celera Genomics group must obtain additional customers and retain its existing customers. Celera Genomics' ability to retain existing and add new customers depends upon customers' continued belief that Celera Genomics' products can help accelerate their drug discovery and development efforts and fundamental discoveries in biology. Although customer agreements typically have multi-year terms, there can be no assurance that any will be renewed upon expiration. The Celera Genomics group's future revenues are also affected by the extent to which existing customers expand their agreements to include new services and database products. In some cases, the Celera Genomics group may accept milestone payments or future royalties on products developed by its customers as consideration for access to Celera Genomics' databases and products in lieu of a portion of subscription fees. Such arrangements are unlikely to produce revenue for the Celera Genomics group for a number of years, if ever, and depend heavily on the research and product development, sales and marketing and intellectual property protection abilities of the customer.

      Use of Genomics Information to Develop or Commercialize Products Is Unproven. The development of new drugs and the diagnosis of disease based on genomic information is unproven. Few therapeutic or diagnostic products based on genomic discoveries have been developed and commercialized and to date no one has developed or commercialized any therapeutic, diagnostic or agricultural products based on the Celera Genomics group's technologies. If the Celera Genomics group's customers are unsuccessful in developing and commercializing products based on the group's databases or other products or services, customers and the group may be unable to generate sufficient revenues and its business may suffer as a result. Development of such products will be subject to risks of failure, including that such products will be found to be toxic, be found to be ineffective, fail to receive regulatory approvals, fail to be developed prior to the successful marketing of similar products by competitors or infringe on proprietary rights of third parties.

      The Genomics Industry Is Intensely Competitive and Evolving. There is intense competition among entities attempting to sequence segments of the human genome and identify genes associated with specific diseases and develop products and services based on these discoveries. Celera Genomics faces competition in these areas from genomic, pharmaceutical, biotechnology and diagnostic companies, academic and research institutions and government or other publicly-funded agencies, both in the United States and abroad. A number of companies, other institutions and government-financed entities are engaged in gene sequencing, gene discovery, gene expression analysis, positional cloning, the study of genetic variation, and other genomic service businesses. Some of these competitors are developing databases containing gene sequence, gene-expression, genetic variation or other genomic information and are marketing or plan to market their data to pharmaceutical companies. Additional competitors may attempt to establish databases containing this information in the future. The Celera

Genomics group has licensed some of its key technology on a non-exclusive basis, including the Human Genome Index licensed from The Institute for Genomic Research, and therefore such technology may be available for license by PE Corporation's competitors.

      Competitors may also discover, characterize or develop important genes, drug targets or leads, drug discovery technologies or drugs in advance of Celera Genomics or its customers which are more effective than those developed by Celera Genomics or its customers, or may obtain regulatory approvals of their drugs more rapidly than Celera Genomics' customers do, any of which could have a material adverse effect on any of Celera Genomics' similar programs. Moreover, these competitors may obtain patent protection or other intellectual property rights that would limit Celera Genomics' rights or its customers' ability to use Celera Genomics' products to commercialize therapeutic, diagnostic or agricultural products. In addition, a customer may use the Celera Genomics group's services to develop products that compete with products separately developed by the group or its other customers.

      Future competition will come from existing competitors as well as other companies seeking to develop new technologies for drug discovery based on gene sequencing, target gene identification, bioinformatics and related technologies. In addition, certain pharmaceutical and biotechnology companies have significant needs for genomic information and may choose to develop or acquire competing technologies to meet such needs. Celera Genomics also faces competition from providers of software. A number of companies have announced their intent to develop and market software to assist pharmaceutical companies and academic researchers in managing and analyzing their own genomic data and publicly available data.

      Celera Genomics' Current and Potential Customers Are Primarily From, and Are Subject to Risks Faced By, the Pharmaceutical and Biotechnology Industries. The Celera Genomics group derives a substantial portion of its revenues from fees paid by pharmaceutical companies and larger biotechnology companies for its information products and services, including Amgen Inc., Novartis Pharma AG, Pharmacia & Upjohn and Pfizer Inc. The Celera Genomics group expects that pharmaceutical companies and larger biotechnology companies will continue to be the Celera Genomics group's primary source of revenues for the foreseeable future. As a result, the Celera Genomics group is subject to risks and uncertainties that affect the pharmaceutical and biotechnology industries and to reduction and delays in research and development expenditures by companies in these industries.

      In addition, the Celera Genomics group's future revenues may be adversely affected by mergers and consolidation in the pharmaceutical and biotechnology industries, which will reduce the number of the group's potential customers. Large pharmaceutical and biotechnology customers could also decide to conduct their own genomics programs or seek other providers instead of using Celera Genomics' products and services.

      Celera Genomics Relies Heavily on Its Strategic Relationship with PE Biosystems. The Celera Genomics group believes that its strategic relationship with the PE Biosystems group has provided it with a significant competitive advantage in its efforts to date to sequence the human genome. Celera Genomics' timely completion of that work and successful extension of its business into the functional genomics and personalized health/medicine arenas will depend heavily on the PE Biosystems group's ability to continue to provide leading edge, proprietary technology and products, including technologies relating to genetic analysis, protein analysis and high-throughput screening. If PE Biosystems is unable to supply these technologies, Celera Genomics will need to obtain access to alternative technologies, which may not be available, or may only be available on unfavorable terms. Any change in the relationship with the PE Biosystems group that adversely affects the Celera Genomics group's access to PE Biosystems' technology or failure by PE Biosystems to continue to develop new technologies or protect its proprietary technology could adversely affect Celera Genomics' business.

      Introduction of New Products May Expose Celera Genomics to Product Liability Claims. New products developed by Celera Genomics could expose Celera Genomics to potential product liability risks which are inherent in the testing, manufacturing and marketing of human therapeutic and diagnostic products. Product liability claims or product recalls, regardless of the ultimate outcome, could require Celera Genomics to spend significant time and money in litigation and to pay significant damages.

      Celera Genomics Could Incur Liabilities Relating to Hazardous Materials that It Uses in Its Research and Development Activities. Celera Genomics' research and development activities involve the controlled use of hazardous materials, chemicals and various radioactive materials. In the event of an accidental contamination or injury from these materials, Celera Genomics could be held liable for damages in excess of its resources.

      Celera Genomics' Sales Cycle Is Lengthy and It May Spend Considerable Resources on Unsuccessful Sales Efforts or May Not Be Able to Complete Deals on the Schedule Anticipated. The Celera Genomics group's ability to obtain new customers for genomic information products and value-added programs depends on its customers' belief that the group can help accelerate their drug discovery efforts. The Celera Genomics group's sales cycle is typically lengthy because the group needs to educate potential customers and sell the benefits of its products and services to a variety of constituencies within such companies. In addition, each agreement involves the negotiation of unique terms. Celera Genomics may expend substantial funds and management effort with no assurance that an agreement will be reached with a potential customer. Actual and proposed consolidations of pharmaceutical companies have affected and may in the future affect the timing and progress of the Celera Genomics group's sales efforts.

      Scientific and Management Staff Have Unique Expertise Which Is Key to Celera Genomics' Commercial Viability and Which Would Be Difficult to Replace. The Celera Genomics group is highly dependent on the principal members of its scientific and management staff, particularly J. Craig Venter, its President. For the sequencing and assembly of the human genome, the Celera Genomics group believes the following members of its staff are essential: Dr. Venter; Mark Adams, Vice President for Genome Programs; and Eugene Myers, who is responsible for the group assembling the genome. None of these individuals are party to employment agreements, non-competition agreements or non-solicitation agreements with the Celera Genomics group. Additional members of the Celera Genomics group's medical, scientific and bioinformatics staff are important to the development of information, tools and services required for implementation of its business plan. The loss of any of these persons' expertise would be difficult to replace and could have a material adverse effect on the Celera Genomics group's ability to achieve its goals.

      Celera Genomics' Competitive Position May Depend on Patent and Copyright Protection, Which May Not Be Sufficiently Available. The Celera Genomics group's ability to compete and to achieve profitability may be affected by its ability to protect its proprietary technology and other intellectual property. While Celera Genomics will be primarily dependent on revenues from access fees to its discovery and information system, obtaining patent protection may also be important to its business, in that Celera Genomics would be able to prevent competitors from making, using or selling any of its technology for which it obtains a patent. Patent law affecting Celera Genomics' business, particularly gene sequences and polymorphisms, is uncertain, and as a result, the Celera Genomics group is uncertain as to its ability to prevent competitors from developing similar subject matter. Patents may not issue from patent applications that the Celera Genomics group may own or license. In addition, because patent applications in the United States are maintained in secrecy until patents issue, third parties may have filed patent applications for technology used by Celera Genomics or covered by Celera Genomics' pending patent applications without Celera Genomics being aware of such applications.

      Moreover, the Celera Genomics group may be dependent on protecting, through copyright law or otherwise, its databases to prevent other organizations from taking information from such databases and copying and reselling it. Copyright law currently provides uncertain protection regarding the copying and resale of factual data. As such, Celera Genomics is uncertain whether it could prevent such copying or resale. Changes in copyright and patent law could either expand or reduce the extent to which the Celera Genomics group and its customers are able to protect their intellectual property.

      Celera Genomics' Position May Depend on Its Ability to Protect Trade Secrets. The Celera Genomics group relies on trade secret protection for its confidential and proprietary information and procedures, including procedures related to sequencing genes and to searching and identifying important regions of genetic information. The Celera Genomics group currently protects such information and procedures as trade secrets. The Celera Genomics group protects its trade secrets through recognized practices, including access control, confidentiality agreements with employees, consultants, collaborators, and customers, and other security measures. These confidentiality agreements may be breached, however, and the Celera Genomics group may not have adequate remedies for any such breach. In addition, the Celera Genomics group's trade secrets may otherwise become known or be independently developed by competitors.

      Public Disclosure of Genomics Sequence Data Could Jeopardize Celera Genomics' Intellectual Property Protection and Have an Adverse Effect on the Value of Its Products and Services. The Celera Genomics group, the federally funded Human Genome Project and others engaged in similar research have committed to make available to the public basic human sequence data. Such disclosures might limit the scope of the Celera Genomics group's claims or make subsequent discoveries related to full-length genes unpatentable. While the Celera Genomics group believes that the publication of sequence data will not preclude it or others from being granted patent protection on genes, there can be no assurance that such publication has not affected and will not affect the ability to obtain patent protection. Customers may conclude that uncertainties of such protection decrease the value of the Celera Genomics group's information products and services and as a result, it may be required to reduce the fees it charges for such products and services.

      Celera Genomics May Infringe the Intellectual Property Rights of Third Parties and May Become Involved in Expensive Intellectual Property Litigation. The intellectual property rights of biotechnology companies, including Celera Genomics, are generally uncertain and involve complex legal, scientific and factual questions. Celera Genomics' success in the functional genomics field may depend, in part, on its ability to operate without infringing on the intellectual property rights of others and to prevent others from infringing on its intellectual property rights.

      There has been substantial litigation regarding patents and other intellectual property rights in Celera Genomics' industry. The Celera Genomics group may become a party to patent litigation or proceedings at the U.S. Patent and Trademark Office to determine its patent rights with respect to third parties which may include subscribers to Celera Genomics' database information services. Interference proceedings may be necessary to establish which party was the first to discover such intellectual property. Celera Genomics may become involved in patent litigation against third parties to enforce the Celera Genomics group's patent rights, to invalidate patents held by such third parties, or to defend against such claims. The cost to Celera Genomics of any patent litigation or similar proceeding could be substantial, and it may absorb significant management time. If an infringement litigation against Celera Genomics is resolved unfavorably to Celera Genomics, Celera Genomics may be enjoined from manufacturing or selling certain of its products or services without a license from a third party. Celera Genomics may not be able to obtain such a license on commercially acceptable terms, or at all.

      The U.S. Patent and Trademark Office has issued at least one patent to a third party relating to a single nucleotide polymorphism (SNP). If other important SNPs receive patents, Celera Genomics will need to obtain rights to those important SNPs in order to develop, use and sell related assays. Such licenses may not be available to Celera Genomics on commercially acceptable terms, or at all.

      Celera Genomics' Business Is Dependent on the Continuous, Effective, Reliable and Secure Operation of Its Computer Hardware, Software and Internet Applications and Related Tools and Functions. Because the Celera Genomics group's business requires manipulating and analyzing large amounts of data, and communicating the results of such analysis to customers via the Internet, the Celera Genomics group depends on the continuous, effective, reliable and secure operation of its computer hardware, software, networks, Internet servers and related infrastructure. To the extent that the Celera Genomics group's hardware or software malfunctions or the Celera Genomics group's customers' access to products through the Internet is interrupted, its business could suffer. The Celera Genomics group's computer and communications hardware is protected through physical and software safeguards. However, it is still vulnerable to fire, storm, flood, power loss, earthquakes, telecommunications failures, physical or software break-ins and similar events. In addition, Celera Genomics' database products are complex and sophisticated, and as such, could contain data, design or software errors that could be difficult to detect and correct. Software defects could be found in current or future products. If the Celera Genomics group fails to maintain and further develop the necessary computer capacity and data to support its computational needs and its customers' drug discovery efforts, it could result in loss of or delay in revenues and market acceptance. In addition, any sustained disruption in Internet access provided by third parties could adversely impact the Celera Genomics group's business.

      Celera Genomics' Research and Product Development Depends on Access to Tissue Samples and Other Biological Materials. To continue to build its database products, Celera Genomics will need access to normal and diseased human and other tissue samples, other biological materials and related clinical and other information, which may be in limited supply. Celera Genomics may not be able to obtain or maintain access to these materials and information on acceptable terms. In addition, government regulation in the United States and foreign countries could result in restricted access to, or use of, human and other tissue samples. If Celera Genomics loses access to sufficient numbers or sources of tissue samples, or if tighter restrictions are imposed on its use of the information generated from tissue samples, its business may be harmed.

      Ethical, Legal and Social Issues Related to the Use of Genetic Information and Genetic Testing May Cause Less Demand for Celera Genomics' Products. Genetic testing has raised issues regarding confidentiality and the appropriate uses of the resulting information. For example, concerns have been expressed towards insurance carriers and employers using such tests to discriminate on the basis of such information, resulting in barriers to the acceptance of such tests by consumers. This could lead to governmental authorities calling for limits on or regulation of the use of genetic testing or prohibit testing for genetic predisposition to certain diseases, particularly those that have no known cure. Any of these scenarios could reduce the potential markets for PE Corporation's products.

      Expected Rapid Growth in the Number of Its Employees Could Absorb Valuable Management Resources and Be Disruptive to the Development of Celera Genomics' Business. The Celera Genomics group expects to grow significantly, from approximately 450 employees at December 31, 1999, to approximately 700 by June 30, 2000 (including Paracel employees). This growth will require substantial effort to hire new employees and train and integrate them in the Celera Genomics group's business and to develop and implement management information systems, financial controls and facility plans. In addition, the Celera Genomics group will be required to create a sales and marketing organization and expand customer support resources as sales of its information products increase. The Celera Genomics group's inability to manage growth effectively would have a material adverse effect on its future operating results.

      The Use of Celera Genomics' Products and Services By Its Customers May Be Subject to Government Regulation. Within the field of functional genomics, the use of Celera Genomics' database products by pharmaceutical and biotechnology customers may be subject to certain U.S. Food and Drug Administration or other regulatory approvals. For example, any new drug developed by the efforts of Celera Genomics' customers as a result of their use of Celera Genomics' databases must undergo an extensive regulatory review process. This process can take many years and require substantial expense.

      Within the field of personalized health/medicine, current and future patient privacy and health care laws and regulations issued by the FDA may limit the use of polymorphism data. To the extent that use of Celera Genomics' databases is limited or additional costs are imposed on Celera Genomics' customers due to regulation, Celera Genomics' business may be adversely affected.

      Furthermore, Celera Genomics may be directly subject to regulations as a provider of diagnostic information. To the extent that such regulations restrict the sale of Celera Genomics' products or impose other costs, Celera Genomics' business may be materially adversely affected.

      Future Acquisitions May Absorb Significant Resources and May Be Unsuccessful. As part of the Celera Genomics group's strategy, it expects to pursue acquisitions (in addition to the Paracel acquisition), investments and other relationships and alliances. Acquisitions may involve significant cash expenditures, debt incurrence, additional operating losses, dilutive issuances of equity securities, and expenses that could have a material adverse effect on the Celera Genomics group's financial condition and results of operations. For example, to the extent that it elects to pay the purchase price for such acquisitions in shares of Celera Genomics common stock, such issuance of additional shares of Celera Genomics common stock may be dilutive to holders of Celera Genomics common stock. Acquisitions involve numerous other risks, including:

      o difficulties integrating acquired technologies and personnel into the business of the Celera Genomics group;

      o     diversion of management from daily operations;

      o     inability to obtain required financing on favorable terms;

      o entry into new markets in which the Celera Genomics group has little previous experience;

      o     potential loss of key employees or customers of acquired companies;

      o assumption of the liabilities and exposure to unforseen liabilities of acquired companies; and

      o     amortization of the intangible assets of acquired companies.

It may be difficult for the Celera Genomics group to complete such transactions quickly and to integrate such businesses efficiently into its current business. Any such acquisitions or investments by the Celera Genomics group may ultimately have a negative impact on its business and financial condition.

      Celera Genomics Common Stock Price Is Highly Volatile. The market price of Celera Genomics common stock has been and may continue to be highly volatile due to the risks and uncertainties described in this section of the prospectus, as well as other factors, including:

      o conditions and publicity regarding the genomics or life sciences industries generally;

      o failure to complete the sequencing and assembly of the human genome within expected time frames;

      o price and volume fluctuations in the stock market at large which do not relate to the Celera Genomics group's operating performance; and

      o comments by securities analysts, or the Celera Genomics group's failure to meet market expectations.

      The stock market has from time to time experienced extreme price and volume fluctuations that are unrelated to the operating performance of particular companies. In the past, companies that have experienced volatility have sometimes been the subject of securities class action litigation. If litigation were instituted on this basis, it could result in substantial costs and a diversion of management's attention and resources.

Risks Related to a Capital Structure with Two Separate Classes of Common Stock

      You Will Be Stockholders of One Company and, Therefore, Financial Effects on One Group Could Adversely Affect the Other. The Celera Genomics group and the PE Biosystems group are not separate legal entities. As a result, stockholders will continue to be subject to all of the risks of an investment in PE Corporation, including the PE Biosystems group. The risks and uncertainties that may affect the operations, performance, development, and results of the PE Biosystems group's businesses include but are not limited to rapidly changing technology and dependence on new products, dependence of sales on customers' capital spending policies and government-sponsored research, claims for patent infringement, significant overseas operations, future growth strategy and earthquakes. The assets attributed to the Celera Genomics group could be subject to the liabilities of the PE Biosystems group, whether such liabilities arise from lawsuits, contracts or indebtedness that are attributed to the PE Biosystems group. If PE Corporation is unable to satisfy the PE Biosystems group's liabilities out of the assets attributed to it, PE Corporation may be required to satisfy those liabilities with assets attributed to the Celera Genomics group.

      Financial effects from the PE Biosystems group that affect PE Corporation's consolidated results of operations or financial condition could, if significant, affect the results of operations or financial condition of the Celera Genomics group and the market price of the Celera Genomics common stock. A portion of the Celera Genomics group's equity is represented by a $150 million demand note of the PE Biosystems group. In addition, net losses of the PE Biosystems group and dividends or distributions on, or repurchases of, PE Biosystems common stock or repurchases of certain preferred stock will reduce the funds PE Corporation can pay as dividends on the Celera Genomics common stock under Delaware law. For these reasons, you should read PE Corporation's consolidated financial information with the financial information it provides for each group.

      Holders of Celera Genomics Common Stock Will Have Limited Rights Related to the Celera Genomics Group. Holders of Celera Genomics common stock have only the rights customarily held by common stockholders. They will have only the following rights related to the Celera Genomics group:

      o     certain rights with regard to dividends and liquidation;

      o requirements for a mandatory dividend, redemption or conversion upon the disposition of all or substantially all of the assets of the Celera Genomics group; and

      o a right to vote on matters as a separate voting class in the limited circumstances provided under Delaware law, by stock exchange rules or as determined by PE Corporation's board of directors.

PE Corporation will not hold separate meetings for holders of Celera Genomics common stock and PE Biosystems common stock.

      Limits Exist on the Voting Power of Group Common Stock.

      o Celera Genomics Common Stock May Not Initially Have Any Influence on the Outcome of Stockholder Voting. PE Biosystems common stock currently has a substantial majority of the voting power of the common stock of PE Corporation. Except in limited circumstances requiring separate class voting, either class of common stock that is entitled to more than the number of votes required to approve any stockholder action could control the outcome of such vote-even if the matter involves a divergence or conflict of the interests of the holders of the Celera Genomics common stock and the PE Biosystems common stock. These matters may include mergers and other extraordinary transactions.

      o A Class of Group Common Stock with Less than Majority Voting Power Can Block Action if a Class Vote Is Required. If Delaware law, stock exchange rules or the PE Corporation board of directors requires a separate vote on a matter by the holders of either the Celera Genomics common stock or the PE Biosystems common stock, those holders could prevent approval of the matter-even if the holders of a majority of the total number of votes cast or entitled to cast, voting together as a class, were to vote in favor of it.

      o Holders of Celera Genomics Common Stock Cannot Ensure that Their Voting Power Will Be Sufficient to Protect Their Interests. Since the relative voting power per share of Celera Genomics common stock and PE Biosystems common stock will fluctuate based on the market values of the two classes of common stock, the relative voting power of Celera Genomics common stock could decrease. As a result, holders of shares of Celera Genomics common stock cannot ensure that their voting power will be sufficient to protect their interests.

      Stockholders May Not Have Any Remedies for Breach of Fiduciary Duties if Any Action By Directors and Officers Has a Disadvantageous Effect on Either Class of Common Stock. Stockholders may not have any remedies if any action or decision of PE Corporation's directors or officers has a disadvantageous effect on the Celera Genomics common stock or the PE Biosystems common stock compared to the other class of common stock.

      Recent cases in Delaware involving tracking stocks have established that decisions by directors or officers involving differing treatment of tracking stocks are judged under the principle known as "the business judgment rule" unless self-interest is shown. In addition, principles of Delaware law established in cases involving differing treatment of two classes of capital common stock or two groups of holders of the same class of capital common stock provide that a board of directors owes an equal duty to all stockholders regardless of class or series. Under these principles of Delaware law, absent abuse of discretion, a good faith business decision made by a disinterested and adequately informed board of directors, board of directors' committee or officer with respect to any matter having different effects on holders of Celera Genomics common stock and holders of PE Biosystems common stock would be a defense to any challenge to such determination made by or on behalf of the holders of either class of common stock.

      Stock Ownership Could Cause Directors and Officers to Favor One Group over the Other. As a policy, PE Corporation's board of directors periodically monitors the ownership of shares of Celera Genomics common stock and shares of PE Biosystems common stock by PE Corporation's directors and senior officers as well as their option holdings and other benefits so that their interests are not misaligned with the two classes of common stock and with their duty to act in the best interests of PE Corporation and its stockholders as a whole. However, because the actual value of their interests in the Celera Genomics common stock and PE Biosystems common stock is anticipated to vary significantly, it is possible that they could favor one group over the other as a result of their common stock holdings, options and other benefits.

      Numerous Potential Conflicts of Interest Exist Between the Classes of Common Stock Which May Be Difficult to Resolve By PE Corporation's Board or Which May Be Resolved Adversely to One of the Classes.

      o Allocation of Corporate Opportunities Could Favor One Group over the Other. PE Corporation's board of directors may be required to allocate corporate opportunities between the groups. In some cases, PE Corporation's directors could determine that a corporate opportunity, such as a business that it is acquiring or a new business, should be shared by the groups or be allocated to one group over the other. Any such decisions could favor one group to the detriment of the other.

      o The Groups May Compete with Each Other to the Detriment of Their Businesses. The existence of two separate classes of common stock will not prevent PE Biosystems group and the Celera Genomics group from competing with each other. Any competition between the groups could be detrimental to businesses of either or both of the groups. Under a board of directors' policy, groups will generally not engage in the principal businesses of the other, except for joint transactions with each other. However, PE Corporation's Chief Executive Officer or PE Corporation's board of directors will permit indirect competition between the groups, such as one group doing business with a competitor of the other group, based on his or its good faith business judgment that such competition is in the best interests of PE Corporation and all of PE Corporation's stockholders as a whole. In addition, the groups may compete in a business that is not a principal business of the other group.

      o PE Corporation's Board of Directors May Pay More or Less Dividends on Group Common Stock than if That Group Were a Separate Company. Subject to the limitations referred to below, PE Corporation's board of directors has the authority to declare and pay dividends on the Celera Genomics common stock and the PE Biosystems common stock in any amount and could, in its sole discretion, declare and pay dividends exclusively on the Celera Genomics common stock, exclusively on the PE Biosystems common stock, or on both, in equal or unequal amounts. PE Corporation's board of directors is not required to consider the amount of dividends previously declared on each class, the respective voting or liquidation rights of each class or any other factor. The performance of one group may cause PE Corporation's board of directors to pay more or less dividends on the common stock relating to the other group than if that other group was a stand-alone corporation. In addition, Delaware law and PE Corporation's certificate of incorporation impose limitations on the amount of dividends which may be paid on each class of common stock.

      o Proceeds of Mergers or Consolidations May Be Allocated Unfavorably. PE Corporation's board of directors will determine how consideration to be received by holders of common stock in connection with a merger or consolidation involving PE Corporation is to be allocated among holders of each class of common stock. Such percentage may be materially more or less than that which might have been allocated to such holders had PE Corporation's board of directors chosen a different method of allocation.

      o Holders of Either Class of Common Stock May Be Adversely Affected By a Conversion of Group Common Stock. PE Corporation's board of directors could, in its sole discretion and without stockholder approval, determine to convert shares of PE Biosystems common stock into shares of Celera Genomics common stock, or vice versa, at any time, including when either or both classes of common stock may be considered to be overvalued or undervalued. If PE Corporation's board of directors chose to issue Celera Genomics common stock in exchange for PE Biosystems common stock, such conversion would dilute the interests in PE Corporation of the holders of Celera Genomics common stock. If the board of directors were to choose to issue PE Biosystems common stock in exchange for Celera Genomics common stock, such conversion could give holders of shares of Celera Genomics common stock a greater or lesser premium than any premium that was paid or might be paid by a third-party buyer of all or substantially all of the assets of the Celera Genomics group.

      o Proceeds of Newly Issued Celera Genomics Common Stock in the Future Could Be Allocated to the PE Biosystems Group. If and to the extent the PE Biosystems group has an equity interest in the Celera Genomics group in the form of "Celera Genomics Designated Shares" at the time of any future sale of Celera Genomics common stock, PE Corporation's board of directors could allocate some or all of the proceeds of that sale to the PE Biosystems group. Any such decision could favor one group over the other group. For example, the decision to allocate the proceeds to the PE Biosystems group may adversely affect the Celera Genomics group's ability to obtain funds to finance its growth strategies. There are no Celera Genomics Designated Shares outstanding as of the date of this prospectus; however, the consummation of the Paracel merger will result in the PE Biosystems group owning Celera Genomics Designated Shares.

      PE Corporation's Board May Change Its Management and Allocation Policies Without Stockholder Approval to the Detriment of Either Group. PE Corporation's board of directors may modify or rescind PE Corporation's policies with respect to the allocation of corporate overhead, taxes, debt, interest and other matters, or may adopt additional policies, in its sole discretion without stockholder approval. A decision to modify or rescind these policies, or adopt additional policies, could have different effects on holders of Celera Genomics common stock and holders of PE Biosystems common stock or could result in a benefit or detriment to one class of stockholders compared to the other class. PE Corporation's board of directors will make any such decision in accordance with its good faith business judgment that the decision is in the best interests of PE Corporation and all of its stockholders as a whole.

      Either Group May Finance the Other Group on Terms Unfavorable to One of the Groups. From time to time, PE Corporation anticipates that it will transfer cash and other property between groups to finance their business activities. When this occurs the group providing the financing will be subject to the risks relating to the group receiving the financing. PE Corporation will account for those transfers in one of the following ways:

      o     as a reallocation of pooled debt or preferred common stock;

      o as a short-term or long-term loan between groups or as a repayment of a previous borrowing;

      o as an increase or decrease in the PE Biosystems group's equity interest, if any, in the Celera Genomics group; or

      o     as a sale of assets between groups.

      PE Corporation's board of directors has not adopted specific criteria for determining when it will transfer cash or other property as a loan or repayment, an increase or decrease in equity interest or a sale of assets. These determinations, including the terms of any transactions accounted for as debt, may be unfavorable to either the group transferring or receiving the cash or other property. PE Corporation's board of directors expects to make these determinations, either in specific instances or by setting generally applicable policies, after considering the financing requirements and objectives of the receiving group, the investment objectives of the transferring group and the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

      PE Corporation cannot assure you that any terms that it fixes for debt will approximate those that could have been obtained by the borrowing group if it were a stand-alone corporation.

      The Celera Genomics Group May Not Be Fully Reimbursed for the PE Biosystems Group's Use of Its Tax Benefits and Could Be Charged with Higher Future Taxes than if It Were a Stand-alone Taxpayer. PE Corporation's management and allocation policies provide that tax benefits generated but not used by the Celera Genomics group may be used by the PE Biosystems group. In accordance with management policy, the aggregate amount reimbursed to the Celera Genomics group for such use may not exceed $75 million. All subsequent tax benefits in excess of this amount will not be credited to the Celera Genomics group and the Celera Genomics group will not be reimbursed for those tax benefits, unless the Celera Genomics group can use those tax benefits. Accordingly, any tax benefits that cannot be used by the Celera Genomics group will not be carried forward to reduce its future taxes. This could result in the Celera Genomics group being charged a greater portion of the total corporate tax liability in the future than would have been the case if the Celera Genomics group had retained its tax benefits.

      Holders of Celera Genomics Common Stock May Receive Less Consideration upon a Sale of Assets than if the Celera Genomics Group Were a Separate Company. PE Corporation's certificate of incorporation provides that if a disposition of all or substantially all of the assets of the Celera Genomics group occurs, PE Corporation must, subject to certain exceptions:

      o distribute to holders of the Celera Genomics common stock an amount equal to the net proceeds of such disposition; or

      o convert at a 10% premium the Celera Genomics common stock into shares of PE Biosystems common stock.

      If the Celera Genomics group were a separate, independent company and its shares were acquired by another person, certain costs of that disposition, including corporate level taxes, might not be payable in connection with that acquisition. As a result, stockholders of the Celera Genomics group as a separate, independent company might receive a greater amount than the net proceeds that would be received by holders of Celera Genomics common stock if the assets of the Celera Genomics group were sold. In addition, PE Corporation can not assure you that the net proceeds per share of Celera Genomics common stock will be equal to or more than the market value per share of Celera Genomics common stock prior to or after announcement of a disposition.

      PE Corporation's Capital Structure and Variable Vote Per Share May Discourage Acquisitions of the Celera Genomics Group or Celera Genomics Common Stock. A potential acquiror could acquire control of PE Corporation by acquiring shares of common stock having a majority of the voting power of all shares of common stock outstanding. Such a majority could be obtained by acquiring a sufficient number of shares of both classes of common stock or, if one class of common stock has a majority of such voting power, only shares of that class. Currently, the PE Biosystems common stock has a substantial majority of the voting power. As a result, it might be possible for an acquiror to obtain control by purchasing only shares of PE Biosystems common stock.

      Decisions By Directors and Officers That Affect Market Values Could Adversely Affect Voting and Conversion Rights. The relative voting power per share of each class of common stock and the number of shares of one class of common stock issuable upon the conversion of the other class of common stock will vary depending upon the relative market values of the Celera Genomics common stock and the PE Biosystems common stock. The market value of either or both classes of common stock could be adversely affected by market reaction to decisions by PE Corporation's board of directors or PE Corporation's management that investors perceive as affecting differently one class of common stock compared to the other. These decisions could involve changes to PE Corporation's management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between groups and changes in dividend policies.

      Investors May Not Value Celera Genomics Common Stock Based on Celera Genomics Group's Financial Information and Policies. PE Corporation can not assure you that investors will value the Celera Genomics common stock based on the reported financial results and prospects of the Celera Genomics group or the dividend policies established by PE Corporation's board of directors with respect to the Celera Genomics group.

      A Recent Clinton Administration Proposal Could Have Adverse Tax Consequences for PE Corporation or for Holders of Celera Genomics Common Stock. The Clinton Administration recently proposed legislation dealing with tracking stock such as the Celera Genomics common stock. Such proposal would, among other things, grant authority to the Internal Revenue Service to treat tracking stock as something other than common stock or as common stock of another entity. If this proposal is enacted, it could have adverse tax consequences for PE Corporation or for holders of Celera Genomics common stock. A similar proposal was made in 1999. Congress did not act on the 1999 proposal, and it is impossible to predict whether Congress will act upon this proposal or any other proposal relating to tracking stock.

      If there are adverse U.S. federal income tax law developments, PE Corporation may convert the Celera Genomics common stock or the PE Biosystems common stock into shares of the other class without any premium. See "Description of PE Corporation Capital Stock--Conversion and Redemption--Conversion of Celera Genomics Common Stock at PE Corporation's Option at Any Time." The proposal of the Clinton Administration would be such an adverse development if it is implemented or receives certain legislative action.

      Provisions Governing Common Stock Could Discourage a Change of Control and the Payment of a Premium for Stockholders' Shares. PE Corporation's stockholder rights plan could prevent stockholders from profiting from an increase in the market value of their shares as a result of a change in control of PE Corporation by delaying or preventing such change in control. The existence of two classes of common stock could also present complexities and could, in certain circumstances, pose obstacles, financial and otherwise, to an acquiring person. In addition, certain provisions of Delaware law and PE Corporation's certificate of incorporation and bylaws may also deter hostile takeover attempts.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements contained in this prospectus are forward-looking and are subject to a variety of risks and uncertainties. These statements may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential," among others. These forward-looking statements are based on PE Corporation's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, PE Corporation notes that a variety of factors could cause PE Corporation's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of PE Corporation's businesses include, but are not limited to, those described under "Risk Factors."

                               THE SPECIAL MEETING

      We are furnishing this prospectus to stockholders of Paracel in connection with the solicitation of proxies by the board of directors of Paracel for use at the special meeting of its stockholders.

Date, Time and Place

      The special meeting will be held at the offices of Paracel, Inc., 80 South Lake Avenue, Suite 650, Pasadena, California 91101, at 10:00 a.m. Pacific Time,
on        , 2000.

Matters to Be Considered at the Special Meeting

      At the special meeting, holders of Paracel common stock will be asked to consider and vote upon the approval and adoption of the merger agreement, the merger, the form of escrow agreement, and the appointment of Joseph T. Kingsley as the representative of the Paracel stockholders under the escrow agreement, and such other matters as may properly be brought before the special meeting.

      Except for Michael W. Hunkapiller who was not present during the vote due to a potential conflict of interest, the Paracel board has, by unanimous vote, approved the merger agreement, the merger, the form of escrow agreement, and the transactions contemplated thereby, and recommends a vote FOR approval of the merger, such agreements, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement.

Record Date; Stock Entitled to Vote; Quorum

      Only holders of record of Paracel common stock at the close of business on
       ,   , 2000, the record date for Paracel's special meeting, are entitled to receive notice of and to vote at Paracel's special meeting. Paracel common stock constitutes the only issued and outstanding class of voting securities of Paracel.

      On the record date        shares of Paracel common stock were issued and
outstanding and were held by        holders of record. Holders of record of
shares of Paracel common stock on the record date are each entitled to one vote per share on each matter to be considered at Paracel's special meeting.

      A quorum is necessary to have a valid meeting of stockholders. A majority of the shares of Paracel common stock issued and outstanding and entitled to vote on the record date and represented in person or by proxy constitutes a quorum.

Vote Required

      As long as a quorum is present at the special meeting, the approval of the merger agreement, the merger and the form of escrow agreement, and the appointment of Joseph T. Kingsley as the stockholder representative under the escrow agreement, requires the affirmative vote or written consent of holders of a majority of the shares of Paracel common stock issued and outstanding at the time of the special meeting, represented in person or by proxy.

Share Ownership of Management and Others

      At the close of business on the record date, directors and executive officers of Paracel and their affiliates beneficially owned and were entitled to
vote approximately        shares of Paracel common stock, representing
approximately       % of the shares of Paracel common stock issued and
outstanding on the record date. Each of those directors and executive officers has indicated his present intention to vote, or cause to be voted, the Paracel common stock owned by him FOR the approval and adoption of the merger agreement, the merger and the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement. Kwang-I Yu, the Chairman of the Board, President and Chief Executive Officer of Paracel, and certain other stockholders of Paracel, are parties to a voting agreement with PE Corporation and Umbrella Acquisition Corp. and have agreed to vote in favor of such matters.

      At the close of business on the record date, the PE Biosystems group owned and was entitled to vote shares of Paracel common stock, representing
approximately     % of the shares of Paracel common stock issued and outstanding on the record date. These shares are not subject to the voting agreement among PE Corporation, Umbrella Acquisition Corp. and certain stockholders of Paracel, but PE Corporation has indicated its present intention to vote, or cause to be voted, such shares for the approval and adoption of the merger agreement, the merger and the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement.

Shares Subject to Voting Agreement

      As an incentive to PE Corporation to enter into the merger agreement, certain key stockholders of Paracel entered into a voting agreement with PE Corporation and Umbrella Acquisition Corp. to vote their shares of Paracel common stock in favor of the merger agreement, the merger, the form of escrow agreement, and the other related matters brought for a vote at the Paracel special meeting. Pursuant to the voting agreement, officers of Umbrella Acquisition Corp. hold proxies to vote 4,460,417 shares of Paracel common stock,
representing approximately     % of the shares of Paracel common stock issued
and outstanding on the record date. Accordingly, the officers of Umbrella Acquisition Corp. currently hold proxies to vote shares of Paracel common stock pursuant to the voting agreement sufficient to approve and adopt the merger agreement, the merger, the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement.

Voting of Proxies

      Shares represented by all properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders thereof. Properly executed proxies which do not contain voting instructions will be voted in favor of the merger agreement, the merger, the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement.

      Paracel intends to count shares of Paracel common stock present in person at the special meeting but not voting, and shares of Paracel common stock for which PE Corporation has received proxies but with respect to which holders of shares have abstained on any matter, as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of business.

      For voting purposes at the special meeting, only shares affirmatively voted in favor of approval and adoption of the merger agreement, the merger, the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement will be counted as favorable votes for such approval and adoption. The failure to submit a proxy (or to vote in person) or the abstention from voting with respect to such approval and adoption will have the same effect as a vote against approval and adoption of the merger agreement, the merger and the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement.

      It is not expected that any matter other than those referred to in this prospectus will be brought before the special meeting. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

      The persons named as proxies by a Paracel stockholder may propose and vote for one or more adjournments of the special meeting to permit further solicitations of proxies in favor of approval and adoption of the merger agreement, the merger and the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement; however, no proxy which is voted against the approval and adoption of the merger agreement will be voted in favor of such an adjournment.

Revoking Proxies

      Paracel stockholders of record may revoke their proxies at any time prior to the time their proxies are voted at the special meeting. Proxies may be revoked by written notice, including by telegram or facsimile, to the Chief Financial Officer of Paracel, by a later-dated proxy signed and returned by mail, or by attending the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. Any written notice of a revocation of a proxy must be sent so as to be delivered before the taking of the vote at the special meeting as follows:

      Paracel, Inc.
      80 South Lake Avenue, Suite 650
      Pasadena, California 91101
      Facsimile: (626) 744-2001
      Attention: Chief Financial Officer

      Proxies for shares held by stockholders who are party to the voting agreement with PE Corporation and Umbrella Acquisition Corp. may not be revoked at any time or under any circumstances.

Proxy Solicitation

      Paracel will bear the cost of the solicitation of proxies from its stockholders, except that PE Corporation and Paracel will share equally the cost of filing, printing and distributing the registration statement and this prospectus. In addition to solicitation by mail, the directors, officers and employees of Paracel may solicit proxies from stockholders of Paracel by telephone or telegram or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out- of-pocket expenses in connection with such solicitation.

      Do not send in any stock certificates with your proxy cards. PE Corporation will instruct its exchange agent to send transmittal forms with instructions for the surrender of certificates representing shares of Celera Genomics common stock to former Paracel stockholders shortly after the merger is completed.

                                  THE COMPANIES

PE Corporation

      PE Corporation was incorporated in 1998 under the laws of the state of Delaware and conducts its business through two groups: the Celera Genomics group and the PE Biosystems group. Each group has its own class of common stock. The Celera Genomics common stock and the PE Biosystems common stock are intended to provide stockholders of PE Corporation with separate securities reflecting the relative performance of each separate group. For a fuller description of the capital stock of PE Corporation, see "Description of PE Corporation Capital Stock" on page 64.

      The Celera Genomics group is engaged principally in the generation, sale and support of genomic information and related information management and analysis software; discovery, validation and licensing of proprietary gene products, genetic markers and information concerning genetic variability; and related consulting and contract research and development services.

      The Celera Genomics group was formed for the purpose of generating and commercializing genomic, proteomic and related biological and medical information to accelerate the understanding of biological processes and to assist pharmaceutical, biotechnology and life science research entities in areas of research, including new drugs and improved drug development processes, novel genes and factors that regulate and control gene expression, understanding basic biological processes, interrelationships between genetic variability, disease and drug response, and personalized health and medicine

      The PE Biosystems group is a world leader in the development, manufacture, sale and service of instrument systems and associated consumable products for life science research and related applications. Its products are used in various applications including the synthesis, amplification, purification, isolation, analysis and sequencing of nucleic acids, proteins and other biological molecules.

      PE Corporation's principal executive offices are located at 761 Main Avenue, Norwalk, Connecticut 06859 and its telephone number is (203) 762-1000.

Paracel, Inc.

      Paracel, a privately held California corporation, is a producer of advanced genomic and text analysis technologies. Its products include a hardware accelerator for sequence comparison (GeneMatcher(TM)), a hardware accelerator for text search (TextFinder(TM)), and sequence analysis software tools. Its customers include pharmaceutical, biotechnology and genomic companies; research centers; and government institutions worldwide.

      A GeneMatcher(TM) compares genetic sequences in the form of character strings using a particular class of string comparison algorithms. Each GeneMatcher(TM) application-specific integrated circuit (ASIC) chip contains 48 parallel processors designed to run certain "dynamic programming" algorithms in parallel. Since each GeneMatcher(TM) contains 144 ASIC chips, it is the equivalent of 6,912 parallel processors and can execute these algorithms up to a thousand times faster than an ordinary single-CPU Pentium(R).

      A TextFinder(TM) is nearly identical to a GeneMatcher(TM), but is used to search high quantities of text in English and foreign languages to find words and phrases. It uses different ASIC chips that execute a different class of string comparison algorithms (principally "regular expressions" and "booleans").

      Paracel's sequence analysis software tools focus on processing the output of sequencing instruments through a series of steps. These software applications improve the translation of sequencer signals into character strings suitable for comparison, filter out contaminants and repetitious regions, cluster fragments of sequences by their similarity with one another, and assemble fragments into longer contiguous sequences. Primarily, they "reconstruct" the DNA sequences from the fragments of a few hundred bases that are generated by sequencers and compare them against databases to determine what are known about these sequences.

      Paracel had revenues of $5.9 million for the fiscal year ended December 31, 1998, and revenues of $14.2 million for the fiscal year ended December 31, 1999. Approximately $8 million of fiscal year 1999 sales were derived from text analysis (sales of TextFinders(TM), large disk drives and maintenance contracts) and $6.2 million were from bioinformatics ($5.2 million from sales of GeneMatchers(TM) and $1 million from sales of sequence analysis and annotation software tools and contract engineering). Paracel currently has approximately 85 employees, including 55 engineers and scientists.

      Paracel's principal executive offices are located at 80 South Lake Avenue, Suite 650, Pasadena, California 91101 and its telephone number is (626) 744-2000.

Umbrella Acquisition Corp.--PE Corporation's Merger Subsidiary

      Umbrella Acquisition Corp. is a wholly owned subsidiary of PE Corporation which was incorporated in California for the sole purpose of effecting the merger by merging with and into Paracel. It engages in no other business. Its principal executive offices are c/o PE Corporation at 761 Main Avenue, Norwalk, Connecticut 06859 and its telephone number is (203) 762-1000.

                                   THE MERGER

      The following is a description of certain aspects of the proposed merger, including the material terms of the merger agreement, the voting agreement and the form of escrow agreement. The following summary is qualified in its entirety by reference to the complete merger agreement, voting agreement and form of escrow agreement, which are attached to this prospectus as Annex I, II and III, respectively, and are incorporated in this prospectus by reference. All stockholders of Paracel are urged to read the merger agreement, the voting agreement and the form of escrow agreement in their entirety.

Background of the Merger

      Relationship Between the Parties. Paracel has had a long-standing business relationship with PE Corporation through both its Celera Genomics group and its PE Biosystems group.

      o Between 1992 and 1994, Applied Biosystems Inc., a predecessor to the PE Biosystems group, distributed Paracel's Fast Data Finder technology in the field of genetic sequence similarity searching.

      o On June 10, 1996, The Perkin-Elmer Corporation, a wholly owned subsidiary of PE Corporation, purchased 1,200,000 shares of Paracel common stock (approximately 14% of the then- outstanding common stock) for $4.5 million. At that time, Michael W. Hunkapiller, President of the PE Biosystems group and Senior Vice President of PE Corporation, joined Paracel's board of directors and continues to serve as a director.

      o Mark Adams, Vice President of Genome Programs for the Celera Genomics group, has served on Paracel's Scientific Advisory Board since January 1999.

      o Paracel is currently developing certain instrument systems software, which Paracel and the PE Biosystems group intend to jointly market. The PE Biosystems group provides funding for the development of this software.

      o The Celera Genomics group has purchased an aggregate of approximately $1.9 million of products and services from Paracel since July 1, 1998.

      Events Leading to the Merger Agreement. Following is the sequence of events leading to the signing of the definitive merger documents.

      o     On or about December 9, 1999, J. Craig Venter, President and
            Chief Scientific Officer of the Celera Genomics group, invited Kwang-I Yu, Chairman of the Board, President and Chief Executive Officer of Paracel, to the headquarters of the Celera Genomics group in Rockville, Maryland, to discuss expanding the existing business relationship between the parties.

      o On December 14, 1999, Dr. Yu described Paracel's business in a presentation to members of the Celera Genomics group's senior management, including Dr. Venter and Peter Barrett, the Executive Vice President and Chief Business Officer of the Celera Genomics group. As a result of the meeting, the parties agreed to explore a possible strategic relationship.

      o On January 12, 2000, a Celera Genomics group management team led by Dr. Venter and Dr. Barrett met with Paracel's senior management team at Paracel's headquarters in Pasadena, California, to learn more about Paracel's business. The parties discussed a possible merger of the two entities, and Paracel agreed to provide additional information to enable the Celera Genomics group to better evaluate such a merger.

      o At Paracel's regularly scheduled meeting of its board of directors on January 18, 2000, Paracel's board approved the engagement of Thomas Weisel Partners LLC as the company's investment bankers to represent Paracel with respect to a possible business combination with PE Corporation. Dr. Hunkapiller did not attend the board meeting due to the potential conflict of interest.

      o On January 20, 2000, at a regularly scheduled meeting of PE Corporation's board of directors, the board reviewed the Celera Genomics group's strategic initiatives, including the Celera Genomics group's potential interest in acquiring Paracel. No action was taken by the board at this meeting.

      o On January 24, 2000, Paracel and representatives of Thomas Weisel met with representatives of Morgan Stanley Dean Witter, PE Corporation's investment banking firm, and a Celera Genomics management representative. At that meeting, Dr. Yu and Thomas Weisel presented information on Paracel's technology, strategy and financial condition. After the meeting, representatives of Thomas Weisel discussed with Dr. Yu a summary of Paracel's strategic alternatives.

      o On February 8, 2000, at the invitation of PE Corporation, Dr. Yu and Mr. Alden Munson, a Paracel board member, met with Tony White, Chairman and Chief Executive Officer of PE Corporation, Dr. Venter, Barrett and Dr. Hunkapiller. The parties discussed the possibility of a merger of Paracel and PE Corporation and reviewed a preliminary valuation analysis of Paracel prepared by Morgan Stanley.

      o On February 12, 2000, PE Corporation submitted to Paracel a non-binding proposal for the acquisition of Paracel by PE Corporation.

      o On February 13, 2000, Paracel convened a special meeting of its board of directors to consider the proposal submitted by PE Corporation on February 12, 2000. At that meeting, representatives of Thomas Weisel presented several possible strategic alternatives for Paracel, including a merger or sale of the company, a private placement and an initial public offering. Paracel's board determined that a combination with the Celera Genomics group offered the greatest potential strategic synergy and the best balance of risk versus return, assuming that an equitable price could be agreed upon. The board did not accept the PE Corporation proposal, but authorized Dr. Yu to proceed in his discussions with the Celera Genomics group while additional analysis and planning continued. Dr. Hunkapiller did not attend this board meeting.

      o Between February 13, 2000 and March 8, 2000, the parties continued to discuss a potential merger and other business relationships but were unable to reach agreement as to the merger consideration to be received by Paracel's stockholders in a merger.

      o On March 8, 2000, Dr. Barrett and Dr. Yu discussed a PE Corporation proposal pursuant to which PE Corporation would exchange 1.55 million shares of Celera Genomics common stock for all outstanding Paracel common stock and stock options.

      o Paracel convened a special meeting of its board of directors on March 11, 2000, to consider the proposal. Following a summary by Dr. Yu and presentations by representatives of Thomas Weisel, the board authorized Dr. Yu and Thomas Weisel to negotiate final transaction terms along the lines of PE Corporation's proposal, subject to satisfactory resolution of certain points and definitive documentation. Dr. Hunkapiller did not attend this board meeting.

      o Between March 13, 2000, and March 15, 2000, the price of Celera Genomics common stock declined from approximately $200 per share to approximately $140 per share at the close of business on March 15, 2000. On March 15, 2000, Dr. Yu held several discussions by phone with Mr. White, Dr. Venter and Dr. Barrett regarding this decline in price, equity valuations in the sector as a whole and implications of the recent price volatility of Celera Genomics common stock on the structure of the transaction. Dr. Yu also conferred with Paracel board members and representatives of Thomas Weisel regarding the reduction in implied Paracel valuation as a result of this change in circumstances.

      o On March 16, 2000, Paracel held a special meeting of its board of directors to reevaluate the PE Corporation proposal in light of the decline in the Celera Genomics common stock price. At that meeting, representatives of Thomas Weisel advised the board that in light of such decline, as well as the structure of the proposed transaction, it could not recommend the PE Corporation proposal. Dr. Hunkapiller did not attend the portion of the board meeting during which the board voted whether to continue negotiations. Following this meeting, Dr. Yu proposed to PE Corporation a merger pursuant to which all outstanding Paracel common stock and stock options would be exchanged for an aggregate number of shares equal to $283 million divided by the closing price of Celera Genomics common stock on March 17, 2000 (or approximately 2.26 million shares).

      o On March 17, 2000, at a regularly scheduled meeting of the board of directors of PE Corporation, the board discussed the status of negotiations with Paracel and the terms of the merger agreement, the voting agreement and the form of escrow agreement. At that meeting, Dr. Barrett presented Paracel's most recent proposal regarding the financial terms of the proposed merger. Members of the board discussed the proposal, and authorized Dr. Barrett to make a counteroffer to Dr. Yu pursuant to which PE Corporation would acquire Paracel for Celera Genomics common stock valued at $283 million (as proposed by Dr. Yu) subject to the following limitations: (i) the final number of shares issued would be calculated at closing based on a trailing 10-day average ending on the second day prior to closing and (ii) the number of shares issued by the Celera Genomics group would not be less than 1.55 million nor greater than 2.26 million. The PE Corporation board then unanimously approved all aspects of the merger with Paracel, subject to final resolution by management of all outstanding issues. Later on that same day, Dr. Barrett met with Dr. Yu and presented PE Corporation's counteroffer to Dr. Yu. Dr. Barrett and Dr. Yu discussed the counteroffer and Dr. Yu then agreed to present this counteroffer to the Paracel board of directors.

      o On March 18, 2000, Paracel held a special meeting of its board of directors. At that meeting, representatives of Thomas Weisel gave a presentation to the board describing the merger consideration to be received by Paracel stockholders (as of that date) from a financial point of view, and legal counsel described the terms of the transaction documents from a legal point of view. Members of the board deliberated on the merits of the proposed transaction at length. Except for Dr. Hunkapiller, who did not attend the meeting, the board unanimously voted to approve the proposed merger and authorize Dr. Yu to complete the final negotiations and to enter into an agreement of merger with PE Corporation.

      o On March 20, 2000, PE Corporation and Paracel executed a definitive merger agreement and issued a press release announcing the transaction.

Reasons for the Merger

      PE Corporation. In evaluating the proposed merger, the PE Corporation board of directors reviewed presentations from its management and advisors, including the advice of its financial advisor, Morgan Stanley Dean Witter. In reaching its determination to approve the merger agreement, the voting agreement, the form of escrow agreement and the transactions contemplated thereby, the PE Corporation board of directors considered a number of factors, including the factors listed below.

      o The board believes that the technology and expertise which would be acquired in the proposed acquisition of Paracel would assist the Celera Genomics group in achieving its strategic goal of becoming the definitive source of genomic and related medical information for drug discovery and development. Specifically, the board believes that combining Celera Genomics' data resources with Paracel's GeneMatcher(TM) and TextFinder(TM) technology could be a step towards providing users with powerful analytical and data mining tools to enable users to more rapidly discover therapeutic and diagnostic candidates from genetic sequence information.

      o The board believes that the complementary technology and products of the Celera Genomics group and Paracel could be combined in a manner that would expand the market for genomic information. Specifically, the board believes that Paracel's technology could be used by the Celera Genomics group to create and host an Internet-enabled genomics portal. This portal would facilitate business-to-business and business-to-consumer commerce related to genomic information and services.

      o The board believes that the combination of Paracel's products and technologies with Celera Genomics' databases and sequencing capabilities would provide increased opportunities for revenue growth through new and accelerated product development.

      o The board believes that a business combination with Paracel would provide opportunities beyond those reasonably available through internal growth by permitting the Celera Genomics group to acquire a portfolio of products and technologies that provide a base from which the combined business could accelerate development of advanced systems for the large scale analysis of genetic variation.

      o The board determined that the terms and conditions of the merger agreement, the voting agreement and the form of escrow agreement, including the form and amount of consideration and the representations, warranties, covenants and conditions contained in such agreements are in the best interests of PE Corporation.

      None of the foregoing factors or groups of factors had particular prominence in the decision of the PE Corporation board of directors to approve the merger agreement, the voting agreement, the form of escrow agreement and the other transactions contemplated thereby, and none was assigned any specific or relative weight.

      Paracel. The Paracel board of directors approved the terms and provisions of the merger agreement, the form of escrow agreement and the transactions contemplated thereby, including the merger, and the recommendation of Joseph T. Kingsley as stockholder representative under the escrow agreement, at a special meeting held on March 18, 2000. In evaluating the foregoing and arriving at its approval, the Paracel board of directors considered a number of factors, including the factors listed below:

      o The board's belief that the merger would result in the creation of a combined business with significantly greater resources, a more integrated multi-technology product offering and greater management, sales, service and marketing capabilities than those of Paracel alone.

      o The board's belief that the merger would provide increased access to capital needed for growth and technology development.

      o The board's determination that the combined business's financial and management resources would facilitate relationships and enhance credibility with existing and prospective customers.

      o The complementary nature of the product and technology offerings of Paracel and the Celera Genomics group, which the board believed would improve the combined business's competitive position by offering its customers a more fully integrated portfolio of products than either company could offer alone or than its competitors currently offer, thereby potentially enabling customers to compress the time and reduce the costs of genetic analysis in both the research and clinical markets.

      o The board's determination that the combination of the complementary technologies and research and development teams of Paracel and the Celera Genomics group could lead to more rapid product development cycles and to product development improvements.

      o The board's view that the combined business's greater financial stability and improved long-term prospects would enable it to attract and retain talented employees more easily than Paracel could alone.

      o The intent that the transaction qualify as a tax-free reorganization so that no taxable gain or loss would be recognized by the Paracel stockholders on the exchange of their shares of Paracel common stock for Celera Genomics common stock.

      o Current market conditions, historical market prices and trading information with respect to the Celera Genomics common stock.

      o The potential future appreciation in the value of the Celera Genomics common stock that Paracel stockholders would receive in exchange for their shares of Paracel common stock, although there can be no assurance that any such appreciation will materialize, or that the value of the Celera Genomics common stock would not decline.

      o Other long-term alternatives for Paracel, including the possibility of selling shares of Paracel common stock in a public offering or being acquired by another company.

      o The board's belief that PE Corporation is a highly attractive acquirer of Paracel, with the ability to complete the merger on a timely basis.

      o The extensive negotiation process undertaken before the signing of the merger agreement, as described above under "--Background of the Merger," and the board's belief, based on its assessment of the negotiations, that a higher exchange ratio or better terms could not be achieved through continued negotiations with PE Corporation.

      o The opinion of Thomas Weisel to the effect that, as of the date of such opinion, the merger consideration (as defined in the merger agreement) is fair, from a financial point of view, to the holders of Paracel common stock.

      o The merger consideration of approximately $283 million (based on the Celera Genomics common stock price as of the date of the board approval), which represents a substantial premium over the price paid by Paracel's stockholders for their shares of Paracel common stock.

      o The liquidity that the merger would provide to Paracel stockholders, who would receive registered securities for which an active trading market exists.

      o The terms and conditions of the merger agreement and the form of escrow agreement.

      None of the foregoing factors or groups of factors had particular prominence in the decision of the Paracel board of directors to approve the merger agreement, the merger, the form of escrow agreement and the other transactions contemplated thereby, and the recommendation of Joseph T. Kingsley as stockholder representative under the escrow agreement, and none was assigned any specific or relative weight.

      The Paracel board of directors also considered negative factors relating to the merger, including:

      o the risk that the benefits sought in the merger would not be fully achieved;

      o     the risk that the merger would not be consummated;

      o the risk that the value of the Celera Genomics common stock will not appreciate or that it will decline;

      o the effect of the public announcement of the merger on Paracel's sales, operating results and ability to enter into arrangements with certain third parties; and

      o     other risks described above under "Risk Factors" on page 12.

      The Paracel board of directors believes that these risks are outweighed by the potential benefits to be gained by the merger.

Recommendation of the Paracel Board of Directors

      The Paracel board of directors believes that the merger agreement, the merger, the form of escrow agreement and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement are fair to and in the best interests of Paracel and its stockholders and has approved and declared advisable the merger agreement, the merger, the form of escrow agreement and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement. The Paracel board of directors recommends that Paracel stockholders vote FOR the proposal to approve and adopt the merger agreement, the merger, the form of escrow agreement and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement.

Opinion of Financial Advisor to Paracel

      On January 18, 2000, Paracel's board of directors engaged Thomas Weisel Partners LLC to act as its exclusive financial advisor concerning the possible sale of Paracel. On March 18, 2000, Thomas Weisel delivered to the board of directors its verbal opinion that, as of that date, the consideration to be received by Paracel's stockholders was fair to the stockholders from a financial point of view. This opinion was confirmed in writing in an opinion letter dated March 18, 2000.

      Paracel's board of directors determined the consideration Paracel's stockholders would receive in the transaction through negotiations with PE Corporation. The board did not impose any limitations on Thomas Weisel with respect to the investigations made or procedures followed in rendering its opinion.

      The full text of the written opinion that Thomas Weisel delivered to Paracel's board of directors is attached as Annex IV. You should read this opinion carefully and in its entirety. However, a summary of the Thomas Weisel opinion is included below.

      Thomas Weisel directed its opinion to Paracel's board of directors. The opinion does not constitute a recommendation to you as to how you should vote with respect to the transaction. The opinion addresses only the financial fairness of the consideration to be received by Paracel's stockholders. It does not address the relative merits of the transaction or any alternatives to the transaction. Further, it does not address Paracel's underlying decision to proceed with or effect the transaction. In furnishing its opinion, Thomas Weisel did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor did it admit that its opinion constitutes a report or valuation within the meaning of the Securities Act. The Thomas Weisel opinion includes statements to this effect.

      In connection with its opinion, Thomas Weisel:

      o reviewed certain publicly available financial and other data with respect to Paracel and PE Corporation, including, with respect to Paracel, audited financial statements for the three years ended December 31, 1998, and preliminary unaudited financial statements for the year ended December 31, 1999, and, with respect to the Celera Genomics group, audited combined financial statements for the three years ended June 30, 1999, unaudited combined financial statements for the six months ended December 31, 1999, and PE Corporation's final prospectus relating to an offering of the Celera Genomics common stock dated February 29, 2000, certain other relevant financial and operating data relating to Paracel and PE Corporation made available to Thomas Weisel from published sources and from Paracel's internal records and those of PE Corporation, and certain materials prepared by PE Corporation and its investment bankers in connection with the March 2000 offering of Celera Genomics common stock;

      o     reviewed the financial terms and conditions of the merger agreement;

      o reviewed certain publicly available information concerning the trading of, and the trading market for, the Celera Genomics common stock;

      o compared Paracel and PE Corporation from a financial point of view with certain other companies in the life sciences and genomics industries that Thomas Weisel deemed to be relevant;

      o considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the life sciences and genomics industries which Thomas Weisel deemed to be comparable, in whole or in part, to the merger;

      o reviewed and discussed with representatives of Paracel's management certain information of a business and financial nature regarding Paracel and PE Corporation, furnished by Paracel's management, including financial forecasts and related assumptions prepared by Paracel and financial forecasts for the Celera Genomics group prepared by Thomas Weisel's research analyst as part of the analyst's normal research activities;

      o discussed with representatives of PE Corporation's management, including management of the Celera Genomics group, certain information regarding the Celera Genomics group's business;

      o reviewed and discussed the following financial forecasts and related assumptions of Paracel provided to Thomas Weisel by Paracel's management for the purposes of Paracel's discounted cash-flow analysis and pro forma contribution analysis:

            o     cash flow projections for Paracel through December 31, 2003;
                  and

            o income statement projections for Paracel through December 31, 2003;

      o made inquiries of management of PE Corporation concerning the future prospects of PE Corporation; and

      o made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with Paracel's counsel.

      In preparing its opinion, Thomas Weisel did not assume any responsibility to independently verify the information referred to above. Instead, with Paracel's consent, Thomas Weisel relied on the information being accurate and complete. Thomas Weisel also made the following assumptions, in each case with Paracel's consent:

      o with respect to the financial forecasts for Paracel provided to Thomas Weisel by Paracel's management and for PE Corporation as prepared by Thomas Weisel, Thomas Weisel assumed for purposes of its opinion, upon the advice of the respective managements, that (a) the forecasts for Paracel have been reasonably prepared on bases reflecting the best available estimates and judgments of Paracel's management at the time of preparation as to the future financial performance of Paracel, (b) with PE Corporation's consent, the estimates and assumptions used by Thomas Weisel formed a reasonable basis for Thomas Weisel's opinion and reflected the best available estimates and judgments as to the future financial performance of the Celera Genomics group, and (c) these forecasts provide a reasonable basis upon which Thomas Weisel could form its opinion;

      o that there have been no material changes in the assets, financial condition, results of operations, business or prospects of Paracel or the Celera Genomics group since the respective dates of the last financial statements made available to Thomas Weisel;

      o that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations; and

      o that the transaction will be consummated in accordance with the terms described in the March 18, 2000, draft of the merger agreement, without further amendment thereto, and without any waiver by Paracel of any of the conditions to any party's obligations thereunder.

      In addition, for purposes of their opinion:

      o Thomas Weisel acknowledged that Paracel does not publicly disclose internal management forecasts of the type provided to Thomas Weisel by Paracel's management in connection with the review by Thomas Weisel of the transaction. These forecasts were not prepared with a view toward public disclosure. In addition, these forecasts were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in these forecasts. Thomas Weisel did not assume any responsibility for these forecasts in rendering its opinion.

      o Thomas Weisel relied on advice of Paracel's counsel and independent accountants as to all legal and financial reporting matters with respect to Paracel, the transaction and the merger agreement.

      o Thomas Weisel did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of Paracel, nor was Thomas Weisel furnished with any of these appraisals.

      o Paracel informed Thomas Weisel, and Thomas Weisel assumed, that the transaction would be recorded as a purchase transaction under generally accepted accounting principles ("GAAP").

      o The Thomas Weisel opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Thomas Weisel as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel has not assumed any obligation to update, revise or reaffirm its opinion.

      The following represents a brief summary of the material financial analyses performed by Thomas Weisel in connection with providing its opinion to Paracel's board of directors. Some of the summaries of financial analyses performed by Thomas Weisel include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel.

      Comparable Company Analysis. Based on public and other available information, Thomas Weisel calculated the multiples of aggregate value, which Thomas Weisel defined as equity value plus debt less cash and cash equivalents to estimated revenues for 1999, 2000, and 2001 for companies in the drug discovery and high throughput screening industry. Thomas Weisel believes that the following nine companies listed below have operations similar to some of the operations of Paracel, but noted that none of these companies have the same management, composition, size or combination of businesses as Paracel:
Affymetrix Inc.; Aurora Biosciences Corp.; Caliper Technologies Corp.; Invitrogen Corp.; Molecular Devices Corporation; PE Corporation--PE Biosystems Group; Qiagen N.V.; Sequenom Inc.; Techne Corp.

      The following table sets forth the multiples indicated by this analysis:

      --------------------------------------------------------------------------
      Aggregate Value to:              Low        Median       Mean        High
      --------------------------------------------------------------------------
      1999 Estimated Revenues         14.5x        26.8x       48.8x       82.9x
      --------------------------------------------------------------------------
      2000 Estimated Revenues         11.6         21.5        32.5       109.0
      --------------------------------------------------------------------------
      2001 Estimated Revenues          8.1         19.1        23.6        52.0
      --------------------------------------------------------------------------

      While the comparable company analysis compared Paracel to nine public companies in the drug discovery/high throughput screening industry, Thomas Weisel did not include every company that could be deemed to be a participant in this same industry, or in the specific sectors of this industry.

      Thomas Weisel noted that the aggregate value of the consideration to be received by Paracel's stockholders in connection with the transaction implied multiples of 19.4x , 14.5x, and 7.4x Paracel's estimated total revenues for 1999, 2000, and 2001, and 42.4x, 18.1x, and 8.7x Paracel's estimated bioinformatics revenues for 1999, 2000 and 2001.

      Comparable Transactions Analysis. Based on public and other available information, Thomas Weisel calculated the multiples of aggregate value to LTM (defined as the estimated 12 months ended December 31, 1999) and NTM (defined as the estimated 12 months ended December 31, 2000) revenues, for Paracel implied in the following 13 comparable transactions of comparable life sciences industry companies that have been announced since July 1, 1996:

      --------------------------------------------------------------------------
      Announcement Date   Name of Acquiror               Name of Target Company
      --------------------------------------------------------------------------
      January 24, 2000    PE Corporation - PE            Third Wave Technologies
                          Biosystems Group
      --------------------------------------------------------------------------
      January 10, 2000    Qiagen N.V.                    Rapigene
      --------------------------------------------------------------------------
      October 5, 1999     E.I. Dupont de Nemours         CombiChem
                          Corp.
      --------------------------------------------------------------------------
      September 22, 1999  MedImmune                      U.S. Bioscience
      --------------------------------------------------------------------------
      September 13, 1999  Affymetrix                     Generic Microsystems
      --------------------------------------------------------------------------
      April 27, 1999      Becton-Dickinson               Clontech Laboratories
      --------------------------------------------------------------------------
      November 19, 1998   EM Industries                  CN Biosciences
      --------------------------------------------------------------------------
      August 10, 1998     Amersham Pharmacia             Molecular Dynamics
      --------------------------------------------------------------------------
      December 23, 1997   Incyte Pharmaceuticals         Sunteni
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Announcement Date   Name of Acquiror               Name of Target Company
      --------------------------------------------------------------------------
      November 24, 1997   PE Corporation - PE            Molecular Informatics
                          Biosystems Group
      --------------------------------------------------------------------------
      August 25, 1997     PE Corporation - PE            PerSeptive Biosystems
                          Biosystems Group
      --------------------------------------------------------------------------
      April 10, 1997      Becton Dickinson               Pharmingen
      --------------------------------------------------------------------------
      July 23, 1996       Incyte Pharmaceuticals         Genome Systems
      --------------------------------------------------------------------------

      The following table sets forth the multiples indicated by this analysis and the multiples implied by the proposed transaction. This information is presented for four relatively recent transactions that Thomas Weisel determined to be relatively more comparable than some of the other transactions listed in the preceding table:

-----------------------------------------------------------------------------------------------------------------
                                       PE
                                       Corporation's
                                       Transaction
                  PE Corporation's     Value to
                  Transaction Value    Paracel's        PE                                           Affymetrix/
Aggregate Value   to Paracel's Total   Bioinformatics   Biosystems/   E.I. duPont/   MedImmune/      Genetic
to:               Revenues             Revenues         Third Wave    CombiChem      US Bioscience   Microsystems
-----------------------------------------------------------------------------------------------------------------
1999 Estimated    19.4x                42.4x            33.1x         6.6x           14.5x           12.5
Revenues
-----------------------------------------------------------------------------------------------------------------
2000 Estimated    14.5                 18.1             NA            3.0            8.1             NA
Revenues
-----------------------------------------------------------------------------------------------------------------

      No company or transaction used in the comparable company or comparable transactions analyses is identical to Paracel or the Celera Genomics group or the transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Paracel, the Celera Genomics group and the transaction are being compared.

      Discounted Cash Flow Analysis. Thomas Weisel used financial cash flow forecasts of Paracel for calendar years 2000 through 2004, as estimated by Paracel's management to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel assumed that Paracel would perform in accordance with these forecasts. Thomas Weisel first estimated the terminal value of the projected cash flows by applying multiples to Paracel's estimated EBITDA, which multiples ranged from 5.0x to 9.0x. Thomas Weisel then discounted the cash flows projected through 2004 and the terminal values to present values using rates ranging from 25% to 35%. This analysis indicated a range of aggregate values from $180.9 million to $450.8 million. Thomas Weisel noted that the aggregate value of the stock consideration to be received by Paracel's stockholders and option holders was $283 million. (This amount does not take into account the "collars" on the amount of Celera Genomics common stock issuable described under "--Consideration to Be Received in the Merger; Treatment of Stock Options" on page 44.) This implies an aggregate value for Paracel of $280 million after accounting for debt less cash.

      Contribution Analysis. Thomas Weisel used the estimates and financial forecasts prepared by Paracel's management with respect to Paracel and by Thomas Weisel's research analysts with respect to the Celera Genomics group, as well as the forward-looking information provided by management of PE Corporation in their discussions with Thomas Weisel. On the basis of these estimates and financial forecasts, Thomas Weisel reviewed the estimated contribution of each of Paracel and the Celera Genomics group to estimated revenues for calendar years 1999 through 2003 for the combined business.

      This analysis indicated that Paracel and the Celera Genomics group would each contribute:

--------------------------------------------------------------------------------
                                                              PE Corporation-
                                     Paracel, Inc.         Celera Genomics Group
--------------------------------------------------------------------------------
Total Revenues
Calendar Year 2003 Estimated             10%                      90%
Calendar Year 2002 Estimated             12                       88
Calendar Year 2001 Estimated             19                       81
Calendar Year 2000 Estimated             26                       74
Calendar Year 1999 Estimated             38                       62
--------------------------------------------------------------------------------
Gross Profits
Calendar Year 2003 Estimated             9%                       91%
Calendar Year 2002 Estimated             11                       89
Calendar Year 2001 Estimated             19                       81
Calendar Year 2000 Estimated             27                       73
Calendar Year 1999 Estimated             27                       73
--------------------------------------------------------------------------------

      The foregoing description is only a summary of the analyses and examinations that Thomas Weisel deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to Paracel. In addition, Thomas Weisel may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel with respect to the actual value of Paracel.

      In performing its analyses, Thomas Weisel made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Paracel and PE Corporation. The analyses performed by Thomas Weisel are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel with respect to the financial fairness of the consideration to be received by Paracel's stockholders pursuant to the transaction, and were provided to Paracel in connection with the delivery of the Thomas Weisel opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

      As described above, Thomas Weisel's opinion and presentation were among the many factors that Paracel took into consideration in making Paracel's determination to approve, and to recommend that Paracel's stockholders approve, the merger.

      Paracel has agreed to pay Thomas Weisel a fee of $1.0 million plus 0.75% of the amount of the merger consideration in excess of $100 million, or $3.25 million plus 0.50% of the amount of the merger consideration in excess of $400 million, for its financial advisory services, including delivery of this opinion. Further, Paracel has agreed to indemnify Thomas Weisel, its affiliates, and their respective, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws.

      In the ordinary course of its business, Thomas Weisel actively trades the equity securities of PE Corporation for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

Structure of the Merger

      If all conditions to the merger are satisfied or waived in accordance with the merger agreement, Umbrella Acquisition Corp., a direct, wholly owned subsidiary of PE Corporation, will merge with and into Paracel, with Paracel continuing as the surviving corporation. Following the merger, Paracel will be a wholly owned subsidiary of PE Corporation.

Closing Matters

      Closing. The closing of the merger will take place on the second business day after all closing conditions have been satisfied or waived, unless the merger agreement has been terminated or another time or date is agreed to in writing by the parties. See "--Conditions to the Merger" on page 50 for a more complete description of the conditions that must be satisfied prior to closing.

      Effective Time. As soon as practicable after the satisfaction of the conditions to the merger, PE Corporation and Paracel will file a short-form merger agreement in accordance with the California Corporations Code (the "CCC") and make all other required filings or recordings. The merger will become effective when the short-form merger agreement is duly filed or at such later time as is permissible in accordance with the CCC and as Paracel and PE Corporation agree and specify in the short-form merger agreement.

Consideration to Be Received in the Merger; Treatment of Stock Options

      The merger agreement provides that, at the effective time of the merger:

      o each share of Paracel common stock issued and outstanding immediately prior to the effective time of the merger (excluding dissenters' shares and shares canceled in connection with the merger) will be converted into a fraction of a share of Celera Genomics common stock and associated rights. This number is referred to as the "exchange ratio." The exchange ratio will be derived by dividing $283 million (a mutually agreed dollar value of Paracel), by 10,533,349 (the total number of shares of Paracel common stock that would be outstanding if all Paracel stock options outstanding on March 20, 2000, were exercised), by the average of the closing sales prices of a share of Celera Genomics common stock on the NYSE Composite Transactions Tape on each of the 10 consecutive days immediately preceding (and excluding) the second trading day prior to the effective time of the merger, rounded to the nearest 1/10,000th, provided that the exchange ratio will not be less than .1472 nor more than .2146; and

      o each outstanding and unexercised option to purchase shares of Paracel common stock granted under the Paracel stock option plan will be assumed by PE Corporation and converted into an option to purchase shares of Celera Genomics common stock under the same terms and conditions as were applicable to the options as granted under the Paracel stock option plan (except that the vesting of options held by members of Paracel's Scientific Advisory Board will be accelerated in connection with the merger). The number of shares of Celera Genomics common stock that the converted options will be exercisable for, and the exercise price of the option, will be adjusted to reflect the exchange ratio.

Any shares of Paracel common stock owned by Umbrella Acquisition Corp. or any subsidiary of Paracel will be automatically canceled, and PE Corporation will not exchange those shares for any shares of Celera Genomics common stock or other consideration.

      As soon as practicable after the effective time of the merger, PE Corporation will deliver notices to the holders of Paracel stock options. Those notices will set forth each holder's rights pursuant to the Paracel stock option plan, including that, in connection with the merger and pursuant to the terms of the Paracel stock option plan, the agreement evidencing the grants of the Paracel stock options will continue in effect on the same terms and conditions, except that, as indicated above, the options will be converted into options to purchase shares of Celera Genomics common stock and, with respect to options held by members of Paracel's Scientific Advisory Board, the vesting will be accelerated. To the extent permitted by law, PE Corporation will comply with the terms of the Paracel stock option plan and will take reasonable steps to ensure that the stock options which qualified as incentive stock options prior to the effective time of the merger continue to qualify as incentive stock options after the merger.

      For a further discussion of the treatment of Paracel stock options and other employee benefit plans under the merger agreement, see "--Effect on Employee Benefits, Stock Plan and Stock Options" on page 53.

Exchange of Certificates in the Merger

      BankBoston, N.A., in its capacity as exchange agent, will handle the exchange of Paracel stock certificates for stock certificates of Celera Genomics common stock and the payment of cash for fractional shares. Soon after the closing of the merger, the exchange agent will send a letter of transmittal, which is to be used to exchange Paracel stock certificates for stock certificates of Celera Genomics common stock, to each former Paracel stockholder. The letter of transmittal will contain instructions explaining the procedure for surrendering Paracel stock certificates. You should not return certificates with the enclosed proxy card.

      Paracel stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, will receive stock certificates representing 95% of the shares of Celera Genomics common stock into which the shares of Paracel common stock were converted in the merger. Stock certificates representing the other 5% of the shares of Celera Genomics common stock will be withheld from the exchange amount and delivered to the escrow agent pursuant to the escrow agreement. See "--Escrow Agreement" on page 60.

      After the merger, except with respect to dissenting shares, each certificate that previously represented shares of Paracel common stock will only represent the right to receive the shares of Celera Genomics common stock into which those shares of Paracel common stock have been converted (and cash in lieu of fractional shares).

      PE Corporation will not pay dividends to holders of any Paracel stock certificates until the Paracel stock certificates are surrendered. However, once those certificates are surrendered, PE Corporation will pay to the holder, without interest, any dividends that have been declared after the effective time of the merger on the shares into which those Paracel shares have been converted.

      After the effective time of the merger, Paracel will not register any transfers of shares of Paracel common stock.

Fractional Shares

      No fractional shares of Celera Genomics common stock will be issued in the merger. Instead, PE Corporation will deposit with a designated bank or trust any cash payable in lieu of fractional shares of Celera Genomics common stock. From the deposited funds, the bank or trust will pay each of those stockholders who would have otherwise been entitled to a fractional share of Celera Genomics common stock an amount in cash determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the closing prices of a share of Celera Genomics common stock on the NYSE Composite Transactions Tape on each of the 10 consecutive trading days immediately preceding (and excluding) the second trading day prior to the effective time of the merger.

Representations and Warranties

      The merger agreement contains substantially reciprocal customary representations and warranties made by each of us to the other. These representations and warranties relate to, among other things:

      o due organization, qualification to conduct business and corporate standing and power;

      o     capital structure;

      o corporate authority to enter into, and carry out the obligations under, the merger agreement, and enforceability of the merger agreement;

      o absence of a breach of the charter, bylaws, law or material agreements as a result of the merger;

      o     accuracy of financial statements;

      o     absence of certain changes or events;

      o     litigation;

      o     compliance with laws;

      o     payment of fees to brokers in connection with the merger agreement;

      o     votes required for approval of the merger; and

      o     tax matters.

      The merger agreement also contains representations and warranties of Paracel relating to:

      o     ownership of subsidiaries;

      o     employee benefit plans and labor matters;

      o     real and personal property matters;

      o     insurance matters;

      o     environmental matters;

      o     maintaining private company status;

      o     material contracts with third parties;

      o     absence of affiliate transactions;

      o     opinion of financial advisor;

      o     board of directors recommendation;

      o     intellectual property matters; and

      o     powers of attorney.

      The merger agreement also contains representations and warranties of PE Corporation which relate to:

      o     filings with the SEC; and

      o     operations of Umbrella Acquisition Corp. prior to closing.

      The representations and warranties contained in the merger agreement do not survive the effective time of the merger, other than as set forth in, and for the purposes contemplated by, the escrow agreement.

Covenants

      We have each undertaken certain covenants in the merger agreement. The following summarizes the most significant of these covenants.

      Conduct of Business by Paracel Pending Closing. Paracel and its subsidiaries have undertaken a covenant that places restrictions on the conduct of their businesses until either the effective time of the merger or the termination of the merger agreement. In general, Paracel and its subsidiaries are required to carry on their businesses in the ordinary course of business consistent with past practice and use their reasonable best efforts to preserve intact their present lines of business and relationships with third parties. Paracel and its subsidiaries have agreed to some specific restrictions that prohibit them from:

      o declaring or paying dividends on, or making any other distributions in respect of, any of their capital stock;

      o making changes in their share capital, including, among other things, stock splits, combinations or reclassifications;

      o     repurchasing or redeeming any of their capital stock;

      o issuing, delivering or selling any shares of their capital stock or other equity interests, other than in connection with the exercise of stock options or the grant of up to 80,000 stock options at an exercise price equal to the fair market value on the date of grant to newly hired employees in the ordinary course of business and consistent with past practice;

      o amending their articles of incorporation or bylaws, other than as contemplated by the merger agreement;

      o     making acquisitions of other entities;

      o     disposing of properties or assets, beyond specified amounts;

      o     incurring debt, except short term borrowings in specified amounts;

      o making loans, advances or capital contributions to, or investments in, any other person;

      o     acquiring or leasing assets, beyond specified amounts;

      o     making any capital expenditures, beyond specified amounts;

      o paying, discharging or satisfying any claims, liabilities or obligations, except as specified by the merger agreement;

      o waiving, releasing or transferring any rights of material value in any existing license, lease, contract or other document;

      o adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

      o     entering into or amending any collective bargaining agreement;

      o changing any accounting principle used by them, except as required by generally accepted accounting principles;

      o settling or compromising any litigation or claim, other than those within specified amounts that do not provide for injunctive or similar relief;

      o engaging in any transaction with, or entering into any agreement with, any of Paracel's affiliates;

      o     selling, assigning or licensing any intellectual property;

      o entering into, terminating or amending any agreement under which a third party is granted exclusive rights with respect to any of their products or technology;

      o     making or changing any material tax election;

      o adopting or amending (except as required by law) any company benefit plan or increasing the compensation of directors and executive officers or increasing employee benefits other than in the ordinary course of business and consistent with past practice;

      o granting any new or modified severance or termination arrangement or increasing or accelerating any benefits payable under their severance or termination pay policies; and

      o effectuating a "plant closing" or "mass layoff", within the meaning of applicable law, affecting any site of employment, facility, operating unit or employee of Paracel without notifying PE Corporation and complying with regulatory requirements.

      Conduct of Business by PE Corporation Pending Closing. PE Corporation has undertaken a covenant that places restrictions on the conduct of its business until either the effective time of the merger or the termination of the merger agreement. PE Corporation has agreed to some specific restrictions that prohibit it from:

      o declaring or paying dividends on, or making any other distributions in respect of, its Celera Genomics common stock, other than stock splits in the form of a stock dividend;

      o combining or reclassifying Celera Genomics common stock or issuing or authorizing the issuance of any other securities in lieu of or in substitution of shares of Celera Genomics common stock; and

      o amending its certificate of incorporation or bylaws in a manner that would be materially adverse to the holders of Celera Genomics common stock.

      Additional Reciprocal Covenants Relating to Conduct of Business Pending the Merger. Both Paracel and PE Corporation have agreed to some specific restrictions that prohibit them from:

      o taking actions that would prevent or impede the merger from qualifying as a reorganization for tax purposes;

      o taking actions that, if taken on or prior to the date of the merger agreement, would have resulted in any of the representations and warranties set forth in the merger agreement being untrue;

      o taking actions that would or reasonably might be expected to result in any of the conditions to closing not being satisfied; and

      o taking actions that could reasonably be expected to materially delay or impair the ability of either party to consummate the transactions contemplated by the merger agreement.

      No Solicitation. Paracel has agreed that it will not (whether directly or indirectly through advisors, agents or other intermediaries), nor will it authorize or permit any of its officers, directors, agents, representatives, advisors or subsidiaries, to:

      o solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers with respect to a third party "transaction proposal" of the type described below;

      o     agree to or endorse any transaction proposal;

      o enter into or participate in any discussions or negotiations regarding a transaction proposal;

      o furnish to any third party any information with respect to its business, properties or assets in connection with any transaction proposal; or

      o otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any third party to do any of the foregoing.

      A "transaction proposal" is any proposal or offer with respect to:

      o any acquisition or purchase of 15% or more of the consolidated assets of Paracel or of over 15% of any class of equity securities of Paracel;

      o any tender offer, including a self tender offer, or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Paracel;

      o any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving Paracel's assets, individually or in the aggregate, constituting more than 15% of the consolidated assets of Paracel, other than the transactions contemplated by the merger agreement; or

      o any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger.

      Reasonable Best Efforts. PE Corporation and Paracel have agreed to cooperate with each other and to use their reasonable best efforts to take all actions and do all things advisable or necessary under applicable laws to complete the merger and the other transactions contemplated by the merger agreement. This cooperation may include obtaining all regulatory consents necessary to complete the merger and defending any lawsuits challenging the merger agreement.

      Stock Options. Paracel has agreed to provide the requisite notice of the merger to all holders of Paracel stock options under the terms of their respective stock option agreements. Paracel has also agreed not to accelerate vesting or exercisability of any Paracel stock options solely as a result of the merger. The foregoing restrictions will not apply to options held by members of Paracel's Scientific Advisory Board, the vesting of which will be accelerated prior to the effective time of the merger.

Conditions to the Merger

      Our respective obligations to complete the merger are subject to the satisfaction or, to the extent permissible, the waiver of various conditions which include, in addition to other customary closing conditions:

      o the adoption and approval of the merger agreement, the merger and the form of escrow agreement, and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement, by the Paracel stockholders;

      o the absence of any law, order, injunction or restraint prohibiting completion of the merger;

      o the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act;

      o the SEC having declared effective the PE Corporation registration statement, of which this prospectus forms a part, for the shares of Celera Genomics common stock being issued in the merger;

      o the approval for listing by the NYSE and the Pacific Stock Exchange of the Celera Genomics common stock to be issued in the merger, subject to official notice of issuance;

      o     the execution of the escrow agreement; and

      o the absence of litigation pending or threatened by any governmental entity relating to the merger.

      In addition, each party's obligation to complete the merger is subject to the satisfaction of the following conditions:

      o the representations and warranties of the other party contained in the merger agreement being true and correct in all material respects as of the closing date of the merger as if they were made on that date, except that any representation and warranty qualified as to materiality will be true and correct in all respects as of the closing date;

      o the other party having performed or complied in all material respects with its obligations contained in the merger agreement; and

      o the receipt of an opinion of counsel to the effect that the merger will qualify as a reorganization under the Internal Revenue Code and that each of PE Corporation, Paracel and Umbrella Acquisition Corp. will be a party to the reorganization.

      Additionally, PE Corporation's obligation to effect the merger and the other transactions contemplated by the merger agreement is conditioned upon:

      o the receipt of all other governmental and regulatory consents, approvals and authorizations necessary for the merger, except, in the case of certain such consents, approvals and authorizations, where failure to obtain those consents, approvals or authorizations would not reasonably be expected to have a material adverse effect on Paracel or prevent or materially delay the ability of Paracel to complete the transactions contemplated by the merger agreement;

      o the absence of any pending litigation or action which seeks to restrain or prohibit the merger or limit PE Corporation's operation of Paracel, as to which there is a reasonable possibility of success or that could reasonably be expected to have a material adverse effect with respect to Paracel;

      o the receipt of affiliate letters from all people considered affiliates of Paracel;

      o the exercise of dissenters rights under the CCC by holders of not more than 5% of Paracel common stock;

      o the execution of an employment agreement between Kwang-I Yu and PE Corporation; and

      o the amendment or waiver of Paracel's by-laws rendering Article VII thereof relating to stockholder rights of first refusal inapplicable to the merger (which condition was satisfied on March 31, 2000, pursuant to a written consent to amend the bylaws executed by stockholders of Paracel holding approximately 78% of the issued and outstanding shares of Paracel common stock as of such date).

Stock Exchange Listings

      PE Corporation has agreed to use reasonable best efforts to cause the shares of Celera Genomics common stock to be issued in the merger and the shares of Celera Genomics common stock to be reserved for issuance upon exercise of Paracel stock options to be authorized for listing on the NYSE and the PSE subject to official notice of issuance. Paracel is a privately owned company whose stock is not registered under the Securities Exchange Act of 1934 or listed on any stock exchange.

Regulatory Approvals Required

      The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits us from completing the merger until after we have filed the required notification and report forms and furnished additional information and materials to the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission, if requested, and the required waiting period has expired or terminated. The required notification and report forms were filed under the HSR Act with the FTC and the Antitrust Division on April 10, 2000. On
          , PE Corporation and Paracel were notified that the waiting period had been terminated. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, that it would not be successful. A challenge could be brought by governmental or private parties, and could seek to enjoin consummation of the merger or to compel the divestiture of businesses conducted by Paracel or PE Corporation.

Termination of the Merger Agreement

      Right to Terminate. We may mutually agree to terminate the merger agreement at any time. In addition, either of us may terminate the merger agreement if specified events do or do not occur. These include:

      o     if a court or government regulator permanently prohibits the merger;
            or

      o if the merger is not completed by June 30, 2000, except that a party may not terminate the merger agreement if the cause of the merger not being completed by that date is that party's failure to fulfill its obligations under the merger agreement. This deadline will be extended to July 31, 2000, if:

            o the SEC has declared effective the PE Corporation registration statement of which this prospectus is a part; and

            o completion of the merger is delayed because the Paracel special meeting of stockholders to approve the merger has not yet been held; and

            o neither PE Corporation nor Paracel is entitled to terminate the merger agreement under any other provision.

      The merger agreement may be also be terminated by PE Corporation if the Paracel stockholders fail to approve the merger agreement, the merger, the form of escrow agreement and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement.

      Effect of Termination. Pursuant to the terms of the merger agreement, if the merger agreement is terminated it will become void and have no effect, except for certain provisions which will survive on customary terms.

Amendment and Waiver of the Merger Agreement

      The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by Paracel's stockholders, but after Paracel's stockholder approval is obtained, no amendment of the merger agreement may be effected that legally requires further approval by Paracel's stockholders without their subsequent approval. All amendments to the merger agreement must be in a writing signed by PE Corporation, Umbrella Acquisition Corp. and Paracel.

      At any time prior to the effective time of the merger, the parties to the merger agreement may, to the extent legally allowed:

      o extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

      o waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

      o waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement (subject to the same conditions that apply to amendments).

All extensions and waivers must be in writing and signed by the party against whom the waiver is to be effective.

Expenses

      The parties to the merger agreement have agreed that all costs and expenses incurred in connection with the merger will be paid by the party incurring such expenses, including their respective brokers fees, except PE Corporation and Paracel will equally share the cost of filing, printing and distributing the registration statement and this prospectus.

Effect on Employee Benefits, Stock Plan and Stock Options

      Benefit Plans. PE Corporation has agreed, during the one-year period following the effective time of the merger, that employees of Paracel will participate in PE Corporation's employee benefit plans on a basis no less favorable, in the aggregate, than similarly situated employees of PE Corporation hired after July 1, 1999. PE Corporation has also agreed to waive limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation by Paracel's employees in applicable PE Corporation benefit plans following the effective time of the merger and to provide credit for amounts paid by Paracel employees prior to the effective time of the merger in satisfying co-payments and deductibles under PE Corporation's welfare plans. PE Corporation will give employees of Paracel at the effective time of the merger and who remain employees thereafter full credit for service under each comparable Paracel employee benefit plan maintained by Paracel immediately before the effective time of the merger for purposes of eligibility and vesting and entitlement to vacation and vacation pay, but not for purposes of benefit accrual, under each PE Corporation employee benefit plan in which the employee may participate.

      Stock Options. The merger agreement provides that, after the effective time of the merger, each outstanding option to purchase Paracel common stock granted prior to the effective time of the merger pursuant to Paracel's stock option plans, whether vested or unvested, will be deemed to constitute an option to acquire the same number of shares of Celera Genomics common stock as the holder of such option would have been entitled to receive pursuant to the merger had such holder exercised such option in full immediately prior to the effective time of the merger. Such options will be exercisable at a price per share equal to the aggregate exercise price for the shares of Paracel common stock otherwise purchasable pursuant to such option divided by the number of full shares of Celera Genomics common stock deemed purchasable pursuant to such option, except that in the case of incentive stock options, the option price, number of shares purchasable and other terms and conditions of such option will be determined in order to comply with applicable provisions of the Internal Revenue Code.

Material United States Federal Income Tax Consequences

      The following is a description of the material United States federal income tax consequences of the merger. This discussion is not a comprehensive description of all of the tax consequences that may be relevant to you. For example, we have not described tax consequences that arise from rules that apply generally to all taxpayers or to some classes of taxpayers. We have also not described tax consequences that we assume to be generally known by investors. This discussion is based upon the Internal Revenue Code, Treasury regulations and court and administrative rulings and decisions in effect on the date of this prospectus. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion. In particular, legislation was recently proposed by the Clinton Administration dealing with tracking stock such as the Celera Genomics common stock. Such proposal would, among other things, grant authority to the IRS to treat tracking stock as something other than stock or as stock of another entity. If this proposal is enacted, it could have adverse tax consequences for us or for holders of Celera Genomics common stock. A similar proposal was made in 1999. Congress did not act on the 1999 proposal, and it is impossible to predict whether Congress will act upon this proposal or any other proposal relating to tracking stock.

      PE Corporation may convert the Celera Genomics common stock or the PE Biosystems common stock into shares of the other class without any premium if, based on the legal opinion of its tax counsel, it is more likely than not as a result of the enactment of legislative changes or administrative proposals or changes that PE Corporation or its stockholders will be subject to tax upon issuance of Celera Genomics common stock or PE Biosystems common stock or that such stock will not be treated as stock of PE Corporation. See "Description of PE Corporation Capital Stock--Conversion and Redemption--Conversion of Celera Genomics Common Stock at PE Corporation's Option at Any Time."

      This discussion assumes that you hold your shares of Paracel common stock as a capital asset and does not address the tax consequences that may be relevant to you in light of your particular circumstances. In addition, it does not present a description of the United States federal income tax laws applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

      o     a bank;

      o     a tax-exempt organization;

      o     an S corporation or other pass-through entity;

      o     an insurance company;

      o     a dealer in securities or foreign currencies;

      o a Paracel stockholder who received your Paracel common stock through the exercise of employee stock options or otherwise as compensation;

      o     not a U.S. person; or

      o a Paracel stockholder who holds Paracel common stock as part of a hedge, straddle or conversion transaction.

      This discussion also does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. PE Corporation and Paracel have not and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger. The IRS has announced that it will not issue advance rulings on the classification of an instrument similar to the Celera Genomics common stock that has certain voting and liquidation rights in an issuing corporation but whose dividend rights are determined by reference to a segregated portion of the issuing corporation's assets, including assets held by a subsidiary. In addition, there are no court decisions or other authorities bearing directly on the classification of instruments with characteristics similar to those of Celera Genomics common stock.

      It is a condition to the merger that each of PE Corporation and Paracel receive an opinion from its tax counsel that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that PE Corporation, Umbrella Acquisition Corp. and Paracel will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. The opinions will be based on customary assumptions and factual representations and will assume that the merger will be completed according to the terms of the merger agreement. The following discussion of United States federal income tax consequences of the merger assumes that, if completed, the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that PE Corporation, Umbrella Acquisition Corp. and Paracel will each be a party to that reorganization within the meaning of
Section 368(b) of the Internal Revenue Code for United States federal income tax purposes. Accordingly, if we complete the merger:

      o     PE Corporation and Paracel will not recognize gain or loss;

      o you will not recognize gain or loss when you exchange your Paracel common stock solely for Celera Genomics common stock;

      o you will recognize capital gain or loss on any cash received in lieu of a fractional share of Celera Genomics common stock equal to the difference between the amount of cash received and the basis allocated to such fractional share;

      o the aggregate tax basis of Celera Genomics common stock you receive will be the same as the aggregate tax basis of the Paracel common stock you surrender in exchange, decreased by the tax basis allocated to any fractional share interest exchanged for cash;

      o the holding period of Celera Genomics common stock you receive will include the holding period of shares of Paracel common stock you surrender in the exchange; and

      o you must retain records and file with your United States federal income tax returns a statement setting forth certain facts relating to the merger.

      Backup Withholding. If you are a noncorporate holder of Paracel common stock you may be subject to backup withholding at a 31% rate on any cash payments received in lieu of a fractional share interest in Celera Genomics common stock. You will not be subject to backup withholding, however, if you:

      o furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger;

      o provide a certification of foreign status on Form W-8 or a successor form; or

      o     are otherwise exempt from backup withholding.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

      Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. We encourage you to consult your own tax advisors regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws.

Anticipated Accounting Treatment

      For accounting and financial reporting purposes, the merger will be treated as a purchase by PE Corporation under generally accepted accounting principles.

Interests of Certain Persons in the Merger

      Some members of the Paracel board of directors and management have interests in the merger in addition to their interests generally as stockholders of Paracel. The Paracel board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby.

      Employment Agreement. It is a condition to the merger that Kwang-I Yu, Chairman of the Board, President and Chief Executive Officer of Paracel, enter into an employment agreement with PE Corporation prior to the effective time of the merger.

      Pursuant to the terms of the employment agreement, Dr. Yu will serve as a Senior Vice President of the Celera Genomics group and a General Manager of the Paracel Business Unit of the Celera Genomics group. In such capacity, Dr. Yu will have such duties, consistent with his position, as may be assigned to him from time to time. Dr. Yu's base salary will be $240,000 per year, payable in regular installments and subject to increase in accordance with PE Corporation's usual payment practices. Additionally, Dr. Yu will be eligible to earn an annual bonus award of up to 40% of base salary, will be granted options to purchase shares of Celera Genomics common stock in an amount to be determined by the PE Corporation board of directors and to be priced at the fair market value of the stock on the date of grant, and will receive other benefits as are generally granted to senior employees of the Celera Genomics group. If Dr. Yu's employment is terminated without cause prior to the end of his term, he will be entitled to severance equal to one year's salary plus targeted bonus. During the term of the employment agreement and for the longer of

      o a period of three years following the date of commencement of the term; or

      o one year after the date that Dr. Yu ceases to be employed by PE Corporation for any reason,

Dr. Yu will also be subject to customary non-compete/non-solicitation restrictions and customary confidentiality restrictions.

      Indemnification and Directors' and Officers' Insurance. The merger agreement provides that the surviving corporation and PE Corporation will indemnify each person who is or was or who becomes eligible for indemnification pursuant to the Paracel articles of incorporation and bylaws pertaining to events occurring prior to the effective time of the merger or to liabilities arising out of the merger agreement, in each case to the extent that Paracel would have been permitted under the Paracel articles of incorporation and bylaws to provide such indemnification. PE Corporation has also agreed that, subject to certain dollar restrictions, the surviving corporation will maintain in effect for at least six years after the effective time of the merger, the current or comparable policies of directors and officers' liability insurance maintained by Paracel and its subsidiaries on March 20, 2000, providing coverage with respect to matters existing or occurring prior to the effective time of the merger.

      PE Corporation Management. Two members of PE Corporation's management have an interest in Paracel. Michael W. Hunkapiller, President of the PE Biosystems group and Senior Vice President of PE Corporation, has served as a member of the Paracel board of directors since 1996. All non-employee board members of Paracel are granted stock options in lieu of any director's fees. Dr. Hunkapiller was granted an option on August 5, 1996, to purchase 50,000 shares of Paracel common stock with an exercise price of $3.75 per share. See "--Background of the Merger" on page 29 for a discussion of Dr. Hunkapiller's role in the merger. Mark Adams, Vice President of Genome Programs for the Celera Genomics group, has served on Paracel's Scientific Advisory Board since January 1999. Dr. Adams has also been granted an option to purchase 5,000 shares of Paracel common stock with an exercise price of $3.75 per share. This grant is customary for all members of Paracel's Scientific Advisory Board. Dr. Adams also receives a fee of $1,500 for each Scientific Advisory Board meeting attended (which occurs twice a year). The vesting of Dr. Adams' options will be accelerated in connection with the merger along with the options of all other members of the Scientific Advisory Board. See "--Covenants--Stock Options" on page 50.

Resale of Celera Genomics Common Stock

      The shares of Celera Genomics common stock to be issued to stockholders of Paracel pursuant to the merger have been registered under the Securities Act, so these shares may generally be freely traded without restriction by people who will not be "affiliates" of PE Corporation after the merger and who were not "affiliates" of Paracel on the date of the Paracel special meeting for purposes of Rule 145 under the Securities Act. All directors and certain officers of Paracel may be deemed to have been "affiliates" of Paracel within the meaning of such rule. Those people may resell the Celera Genomics common stock received by them in the merger only if the shares are registered for resale under the Securities Act or an exemption from such registration under the Securities Act is available. Those people may be permitted to effect resales under the safe harbor provisions of Rule 145 under the Securities Act (or Rule 144 in the case of such persons who become "affiliates" of PE Corporation) or as otherwise permitted under the Securities Act. People who may be deemed to be affiliates of Paracel or PE Corporation generally include individuals or entities that control, are controlled by, or are under common control with, Paracel or PE Corporation, as applicable, and may include certain officers and directors of such party as well as principal stockholders of Paracel or PE Corporation, as applicable. It is recommended that any such person obtain advice of securities counsel prior to effecting any resales.

      The merger agreement provides that, not less than 40 days before the effective time of the merger, Paracel will deliver to PE Corporation a letter identifying all people who are "affiliates" of Paracel for purposes of Rule 145 under the Securities Act and that, Paracel will use all reasonable efforts to cause each of its "affiliates" to deliver a written agreement to PE Corporation not less than 30 days before the effective time of the merger, to the effect that such person will not offer or sell or otherwise dispose of any of the Celera Genomics common stock received in the merger in violation of the Securities Act or the rules and regulations thereunder.

      This prospectus does not cover resales of Celera Genomics common stock received by any person who may be deemed to be an affiliate of PE Corporation or Paracel.

Dissenters' Rights

      If you hold Paracel common stock and you do not wish to accept the merger consideration, as described in this prospectus, then Chapter 13 (Sections 1300 through 1312) of the CCC provides that you may elect instead to receive cash in the amount of the "fair market value" of your shares (exclusive of any appreciation or depreciation in connection with the proposed merger) determined as of the day before the first announcement of the terms of the proposed merger if dissenters' rights are available.

      Chapter 13 of the CCC is set forth in its entirety in Annex V to this prospectus. If you wish to exercise your dissenters' rights or to preserve the right to do so, you should carefully review Annex V. If dissenters' rights are available and you fail to comply with the procedures specified in Chapter 13 of the CCC in a timely manner, you may lose your dissenters' rights. Because of the complexity of these procedures, you should seek the advice of counsel if you are considering exercising your dissenters' rights. If you wish to exercise your dissenters' rights under Chapter 13 of the CCC, you must satisfy each of the conditions described below:

      o Demand for Purchase. You must deliver to Paracel a written demand for purchase of your shares of Paracel common stock, and it must be received not later than the date of Paracel's special meeting of stockholders. This written demand is in addition to and separate from any proxy or vote against the principal terms of the merger. Merely voting against the approval of the principal terms of the merger will not constitute a demand for purchase within the meaning of Chapter 13 of the CCC. The demand for purchase must be made in writing and must be mailed or delivered to: Paracel, Inc., 80 South Lake Avenue, Suite 650, Pasadena, California 91101, Attention: Chief Financial Officer. The demand must state the number and class of shares you hold of record that you demand to be purchased and the amount claimed to be the "fair market value" of those shares on March 19, 2000, the day prior to announcement of the merger (exclusive of any appreciation or depreciation in connection with the proposed merger). The statement of the fair market value will constitute an offer by you to sell such dissenting shares at that price. You may not withdraw your demand for purchase unless Paracel gives its consent.

      o Vote Your Dissenting Shares Against the Merger. You must vote your dissenting shares against the merger.

      o Submission of Stock Certificates. You must deliver your shares for endorsement (to be stamped or endorsed with a statement that the shares are dissenting shares) within 30 days after the date on which notice of stockholder approval of the merger is mailed to you by Paracel. The notice will be mailed by Paracel within 10 days after the approval of the merger and will contain a statement of the price which Paracel has determined to be the fair market value of Paracel common stock on the date prior to the first announcement of the merger. The statement of price will constitute an offer to purchase any dissenting shares at that price.

      o Purchase of Shares. If you properly exercise your dissenters' rights and you and Paracel agree that the shares are dissenting shares and agree upon the price of the shares, you will be entitled to receive the fair market value of your shares of Paracel common stock on the date prior to the first announcement of the merger, plus interest at the legal rate on judgments from the date on which the fair market value of shares of Paracel common stock has been determined. Paracel will pay that amount within 30 days after agreement on the price or within 30 days after the statutory or contractual conditions to the merger are satisfied, whichever is later.

      o Disagreement Regarding Dissenting Shares or Fair Market Value. If Paracel denies that the shares are dissenting shares or if you disagree with Paracel as to the calculation of "fair market value," you must file a petition in the Superior Court of the appropriate county demanding a determination of the fair market value of your shares of Paracel common stock. This petition must be filed by either you or Paracel within six months of the notice of approval of the merger described above. If a suit is filed to determine the fair market value of the shares of Paracel common stock, the costs of the action will be assessed or apportioned as the court concludes is equitable, provided that Paracel must pay all such costs if the value awarded by the court is more than 125% of the price offered by Paracel. You will continue to have all the rights and privileges incident to your shares until the fair market value of the shares is agreed upon or determined or you lose your dissenters' rights.

      If dissenters' rights are available and you properly demand appraisal of your shares of Paracel common stock under Chapter 13 of the CCC, but you fail to perfect or withdraw your right to appraisal, your shares of Paracel common stock will be converted as described in "--Consideration to Be Received in the Merger; Treatment of Stock Options" on page 44. You will lose your right to require Paracel to purchase your shares of Paracel common stock if:

      o     the merger agreement is terminated;

      o you transfer the dissenting shares prior to submitting them for endorsement as dissenting shares;

      o you and Paracel do not agree upon the status of the shares as dissenting shares or upon the purchase price, and neither files a complaint or intervenes in a pending action within six months after the date on which notice of approval of the merger was mailed to stockholders; or

      o     with the consent of Paracel, you withdraw your demand for purchase.

      Dissenters' rights cannot be validly exercised by persons other than stockholders of record regardless of the beneficial ownership of the shares. If you are a beneficial owner of shares that are held of record by another person, such as a broker, a bank or a nominee, and you want to dissent from approval of the merger, you should instruct the record holder to follow the procedures in Annex V for perfecting your dissenters' rights.

      If you are considering exercising your dissenters' rights, you should be aware that the fair market value of your shares of Paracel common stock as determined under Chapter 13 of the CCC could be greater than, the same as, or less than the merger consideration. The opinion delivered by Thomas Weisel is not an opinion as to fair market value under Chapter 13 of the CCC.

      The foregoing is a summary of the provisions of Chapter 13 of the California Corporations Code and is qualified in its entirety by reference to the full text of Chapter 13, which is included as Annex V.

Voting Agreement

      In connection with the merger agreement, PE Corporation, Umbrella Acquisition Corp. and the holders of record of 4,460,417 shares of Paracel common stock have entered into a voting agreement dated March 20, 2000, pursuant to which those stockholders have agreed to vote their shares in favor of the merger agreement, the merger, the form of escrow agreement and the appointment of Joseph T. Kingsley as the stockholder representative under the escrow agreement, and have granted irrevocable proxies to the officers of Umbrella Acquisition Corp. to vote their shares for this purpose. Such stockholders have also agreed not to directly or indirectly solicit or encourage any offer from any other party concerning the possible disposition of any portion of Paracel's business, assets or capital stock; to waive certain rights in connection with the merger with respect to their shares under agreements they entered into with Paracel; to terminate those agreements upon consummation of the merger; not to demand their appraisal rights under applicable California law in connection with the merger; and not to transfer their shares or grant any other proxies except as contemplated by the merger agreement. Accordingly, the officers of Umbrella Acquisition Corp. currently hold proxies sufficient to approve and adopt the merger agreement, the merger, the form of escrow agreement and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement.

      The voting agreement will remain in effect until the termination of the merger agreement or the closing of the merger.

Escrow Agreement

      Before the effective time of the merger, PE Corporation, Joseph T. Kingsley, as representative for the Paracel stockholders, and an escrow agent will enter into an escrow agreement providing for 5% of the total Celera Genomics common stock issued as merger consideration for Paracel common stock in the merger to be delivered to the escrow agent upon the closing of the merger. The escrowed shares of Celera Genomics common stock will be held in an escrow account established as the exclusive source of indemnification to PE Corporation for any losses arising from any breach by Paracel of its representations and warranties in the merger agreement or any failure by Paracel to perform its obligations under the merger agreement. None of the shares held in the escrow account will be delivered to PE Corporation unless the aggregate amount of claims from the escrow account exceeds $300,000, and then only to the extent of such excess. Under the escrow agreement, the Paracel stockholders will grant PE Corporation a first priority security interest in the shares of Celera Genomics common stock held in the escrow account to secure the performance of the obligations under the escrow agreement.

      Holders of Celera Genomics common stock held in the escrow account:

      o will receive payment of all cash dividends and other taxable distributions made on such shares; and

      o will be entitled to exercise all voting rights with respect to such shares.

With the exception of shares reserved for claims still pending or used to settle any claims, the escrowed shares will be released from escrow no later than one year from the date of closing of the merger.

      The escrow agreement is an integral part of the merger agreement and will be terminated when the last share of Celera Genomics common stock held in the escrow account is distributed to the stockholders.

Stockholder Representative

      Joseph T. Kingsley, Chief Financial Officer of Paracel, has been recommended by the Paracel board of directors to serve as the stockholder representative under the escrow agreement. Mr. Kingsley has more than 20 years of senior management experience in commercial, international and defense-related industries. Prior to joining Paracel, Mr. Kingsley was Chief Financial Officer and Senior Vice President of Operations for Pico Products Inc. Mr. Kingsley also held similar positions with Kaiser Marquardt Inc. and Science Applications International Corp. Mr. Kingsley is a certified public accountant and received a B.A. in Economics from Ohio Wesleyan University and an M.B.A. from Northwestern University. Mr. Kingsley is expected to continue as an employee of the combined business following the merger, which could lead to a conflict of interest.

      As stockholder representative, Mr. Kingsley would act on behalf of the Paracel stockholders on all matters under the escrow agreement. These matters include the power to:

      o     settle all claims against the escrow fund;

      o     waive any conditions of the escrow agreement;

      o     amend the escrow agreement under specified circumstances;

      o     receive notices or other communications;

      o     deliver any notices, certificates or other documents required; and

      o retain professional advisors in connection with the performance of his duties under the escrow agreement.

The stockholder representative will not have the power to vote on behalf of the Paracel stockholders on matters that require a vote of the stockholders of PE Corporation, and the stockholder representative's powers will be limited to those necessary for the purposes of administering the escrow agreement.

      PE Corporation and the escrow agent will have the right to rely upon the acts taken or omitted to be taken by the stockholder representative on behalf of the Paracel stockholders. By voting in favor of the merger agreement, the form of escrow agreement, the merger and the appointment of Joseph T. Kingsley as stockholder representative under the escrow agreement, each of the stockholders of Paracel is agreeing that:

      o any act or omission by the stockholder representative will be deemed an act or omission by such stockholder;

      o all deliveries to the stockholder representative will be deemed deliveries to such stockholder;

      o PE Corporation and the escrow agent will not have any liability with respect to any aspect of the distribution or communication of the deliveries between the stockholder representative and any stockholder or among stockholders; and

      o any disclosure made to the stockholder representative by or on behalf of PE Corporation will be deemed to be a disclosure made to such stockholder.

All expenses of the stockholder representative will be paid out of the escrow account.

          SELECTED CONSOLIDATED FINANCIAL INFORMATION OF PE CORPORATION

      The following selected consolidated financial information has been derived from the consolidated financial statements of PE Corporation for each of the five fiscal years in the period ended June 30, 1999, and the six month periods ended December 31, 1998 and 1999. The information set forth below should be read in conjunction with the PE Corporation consolidated financial statements and notes thereto contained in the PE Corporation Annual Report to Stockholders for the year ended June 30, 1999, and in the PE Corporation Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999, each incorporated herein by reference. The data for the six month periods ended December 31, 1998 and 1999 have been derived from unaudited financial statements which, in the opinion of management, reflect all adjustments necessary for a fair presentation of results for the periods covered.

      On May 6, 1999, PE Corporation recapitalized its former common stock into PE Corporation--Celera Genomics Group Common Stock and PE Corporation--PE Biosystems Group Common Stock. Therefore, neither the Celera Genomics common stock nor the PE Biosystems common stock was issued or outstanding for the periods prior to May 6, 1999.

      On June 17, 1999, the board of directors announced a two-for-one split of PE Biosystems common stock. The two-for-one stock split was effected in the form of a 100% stock dividend paid to stockholders of record as of the close of business on July 12, 1999. All PE Biosystems group share and per share data reflect this split.

      On January 20, 2000, the board of directors announced a two-for-one split of PE Biosystems common stock and Celera Genomics common stock. The two-for-one stock splits were effected in the form of 100% stock dividends distributed on February 18, 2000, to stockholders of record as of the close of business on February 4, 2000. All PE Biosystems group and Celera Genomics group share and per share data reflect these splits.

      A number of items affect the comparability of this information. Before-tax amounts include:

      o Restructuring and other special charges of $15.5 million for fiscal 1995, $17.5 million for fiscal 1996, $48.1 million for fiscal 1998, $6.1 million for fiscal 1999, and $2.0 million for the six months ended December 31, 1998 (unaudited);

      o A restructuring reserve adjustment of $9.2 million for fiscal 1999 relating to excess fiscal 1998 restructuring liabilities;

      o Gains on investments of $20.8 million for fiscal 1995, $11.7 million for fiscal 1996, $64.9 million for fiscal 1997, $1.6 million for fiscal 1998, $6.1 million for fiscal 1999, and $25.8 million for the six months ended December 31, 1999 (unaudited);

      o Acquired research and development charges of $33.9 million for fiscal 1996, $26.8 million for fiscal 1997, and $28.9 million for fiscal 1998;

      o Charges for the impairment of assets of $9.9 million for fiscal 1996, $.7 million for fiscal 1997, and $14.5 million for fiscal 1999;

      o Tax benefit and valuation allowance reductions of $22.2 million for fiscal 1999;

      o A charge of $3.5 million for a donation to PE Corporation's charitable foundation for fiscal 1999;

      o Charges of $9.2 million relating to the recapitalization of PE Corporation for fiscal 1999 and $1.2 million for the six months ended December 31, 1998 (unaudited); and

      o Charges relating to the acceleration of certain long-term compensation programs as a result of the attainment of performance targets of $10.1 million for fiscal 1999 and $21.6 million for the six months ended December 31, 1999 (unaudited).

                                                                                                                   FOR THE SIX
                                                                                                                   MONTHS ENDED
                                                             FOR THE FISCAL YEARS ENDED JUNE 30,                   DECEMBER 31,
                                            --------------------------------------------------------------     ---------------------
(DOLLAR AMOUNTS IN
THOUSANDS EXCEPT PER
SHARE AMOUNTS)                                1995         1996         1997          1998         1999          1998         1999
                                            --------     --------     --------      --------    ----------     --------     --------
                                                                                                                    (UNAUDITED)
SUMMARY OF OPERATIONS
Net revenues...........................     $543,945     $642,218     $768,368      $944,306    $1,216,897     $543,238     $616,207
Income from continuing operations......       38,569        1,310      102,492        15,694        96,797       36,095       29,254
      Per share of common stock
          Basic........................          .87          .03         2.16           .32                        .73
          Diluted......................          .85          .03         2.07           .31                        .71
Income (loss) from discontinued
      operations (net of income
      taxes)...........................        7,738     (37,833)       27,906        40,694        79,058      (4,037)           --
Net income (loss)......................       46,307     (36,523)      130,398        56,388       175,855       32,058       29,254
      Per share of common stock
         Basic.........................         1.04        (.80)         2.74          1.16                        .65
         Diluted.......................         1.02        (.77)         2.63          1.12                        .63
Dividends per share....................          .68          .68          .68           .68           .51          .34

PE BIOSYSTEMS GROUP
Income from continuing operations......                                                           $148,365                   $73,541
      Per share of common stock
         Basic.........................                                                                .74                       .36
         Diluted.......................                                                                .72                       .34
Income from discontinued
      operations (net of income
      taxes)...........................                                                             79,058                        --
Net income.............................                                                            227,423                    73,541
      Per share of common stock
         Basic.........................                                                               1.13                       .36
         Diluted.......................                                                               1.10                       .34
Dividends per share....................                                                              .0425                      .085

CELERA GENOMICS GROUP
Net loss...............................                                                          $(44,894)                 $(43,676)
      Per share of common stock
         Basic and Diluted.............                                                              (.89)                     (.84)

OTHER INFORMATION
Cash and short-term investments........     $103,826     $121,145     $217,222       $84,091      $308,021      $75,479     $349,481
Working capital........................      256,607      229,639      354,742       287,991       471,350      330,015      467,966
Capital expenditures...................       33,891       28,198       58,057        71,820       176,035       49,984       51,107
Total assets...........................      797,970      809,856    1,006,793     1,135,276     1,519,307    1,241,051    1,681,244
Long-term debt.........................       64,524       33,694       59,152        33,726        31,452       35,548       37,102
Total debt.............................      123,224       89,801       89,068        45,825        35,363       66,839      118,351
Stockholders' equity...................      369,807      373,727      504,270       564,248       821,525      622,229      906,264

                   DESCRIPTION OF PE CORPORATION CAPITAL STOCK

      The following is a description of the terms of the capital stock of PE Corporation. This description does not purport to be complete and is qualified in its entirety by reference to PE Corporation's certificate of incorporation which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

      PE Corporation's certificate of incorporation authorizes it to issue 735,000,000 shares of stock as follows: 500,000,000 shares of a class of common stock, designated as PE Corporation-PE Biosystems Group Common Stock, 225,000,000 shares of a class of common stock, designated as PE Corporation-Celera Genomics Group Common Stock, and 10,000,000 shares of preferred stock. Shares of each class of stock have a par value of $.01 per share. PE Corporation will be able to issue shares of preferred stock in series, without stockholder approval. Of the 10,000,000 authorized shares of preferred stock, PE Corporation's board of directors has designated a total of 80,000 shares of two series of participating junior preferred stock for use in connection with PE Corporation's stockholder rights plan. See "-Rights Agreement."

      As of April 17, 2000, there were no shares of preferred stock, 57,028,204 shares of Celera Genomics common stock and 208,110,655 shares of PE Biosystems common stock issued and outstanding.

Celera Genomics Common Stock

Dividends

      Dividends on the Celera Genomics common stock will be limited to an amount not greater than the Available Dividend Amount for the Celera Genomics group. The Available Dividend Amount for the Celera Genomics group is intended to be similar to the amount that would be legally available for the payment of dividends on the Celera Genomics common stock if the group were a separate company. In calculating the Available Dividend Amount for the Celera Genomics group, the amount of net income or loss of PE Corporation that is attributed to the Celera Genomics group in accordance with generally accepted accounting principles will be reduced by federal tax benefits in excess of $75 million generated by the Celera Genomics group from July 1, 1998 and used by the PE Biosystems group.

      Delaware law limits the amount of distributions on PE Corporation's capital stock to its legally available funds, which are determined on the basis of the entire company, and not only the respective groups. As a result, the amount of legally available funds will reflect the amount of any net losses of each group, any distributions on Celera Genomics common stock, PE Biosystems common stock or any preferred stock and any repurchases of Celera Genomics common stock, PE Biosystems common stock or certain preferred stock. Dividend payments on the Celera Genomics common stock could be precluded because legally available funds of PE Corporation are not available under Delaware law, even though the Available Dividend Amount test for the Celera Genomics group was met. PE Corporation can not assure you that there will be an Available Dividend Amount for the Celera Genomics group or, if met, that PE Corporation will have available funds to pay such a dividend.

      Subject to the prior payment of dividends on any outstanding shares of preferred stock and the limitations described above, PE Corporation's board of directors will be able, in its sole discretion, to declare and pay dividends exclusively on the PE Biosystems common stock, exclusively on the Celera Genomics common stock or on both, in equal or unequal amounts. In making its dividend decisions, PE Corporation's board of directors will not be required to take into account the relative available dividend amounts for the two groups, the amount of prior dividends declared on either class, the respective voting or liquidation rights of either class or any other factor.

Conversion and Redemption

      Mandatory Dividend, Redemption or Conversion of Common Stock if Disposition of Celera Genomics Group Assets Occurs. If PE Corporation sells, transfers, assigns or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the properties and assets attributed to the Celera Genomics group (a "disposition"), PE Corporation is required, except as described below, to:

      o pay a dividend in cash and/or securities or other property to the holders of shares of Celera Genomics common stock having a fair value equal to the net proceeds of the disposition;

      o if the disposition involves all, but not merely substantially all, of such properties and assets, redeem all outstanding shares of Celera Genomics common stock in exchange for cash and/or securities or other property having a fair value equal to the net proceeds of the disposition;

      o if the disposition involves substantially all, but not all, of such properties and assets, redeem that number of whole shares of Celera Genomics common stock as have in the aggregate an average market value, during the period of ten consecutive trading days beginning on the 26th trading day immediately succeeding the consummation date, closest to the net proceeds of the disposition; and the redemption price will be cash and/or securities or other property having a fair value equal to such net proceeds; or

      o convert each outstanding share of Celera Genomics common stock into a number of shares of PE Biosystems common stock equal to 110% of the ratio of the average market value of one share of Celera Genomics common stock to the average market value of one share of PE Biosystems common stock during the 10-trading day period beginning on the 26th trading day following the disposition date.

      PE Corporation may only pay a dividend or redeem shares of Celera Genomics common stock as set forth above if it has legally available funds under Delaware law and the amount to be paid to holders is less than or equal to the Available Dividend Amount for the Celera Genomics group. PE Corporation is required to pay such dividend or complete such redemption or conversion on or prior to the 95th trading day following the disposition.

      For purposes of determining whether a disposition has occurred, "substantially all of the properties and assets" attributed to the Celera Genomics group means a portion of such properties and assets:

      o that represents at least 80% of the then fair value of the properties and assets attributed to the Celera Genomics group; or

      o from which were derived at least 80% of the aggregate revenues of the Celera Genomics group for the immediately preceding twelve fiscal quarterly periods.

      The "net proceeds" of a disposition means an amount equal to what remains of the gross proceeds of the disposition after any payment of, or reasonable provision is made as determined by PE Corporation's board of directors for:

      o any taxes payable by PE Corporation, or which would have been payable but for the utilization of tax benefits attributable to the PE Biosystems group, in respect of the disposition or in respect of any resulting dividend or redemption;

      o any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

      o any liabilities of or attributed to the Celera Genomics group, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations incurred in connection with the disposition or otherwise, any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to the Celera Genomics group.

      PE Corporation may elect to pay the dividend or redemption price in connection with a disposition either in the same form as the proceeds of the disposition were received or in any other combination of cash, securities or other property that PE Corporation's board of directors or, in the case of securities that have not been publicly traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the fair value of the net proceeds.

                        The Following Illustration Demonstrates the Provisions Requiring a Mandatory Dividend, Redemption or Conversion if a Disposition Occurs. If:

      o 50 million shares of Celera Genomics common stock and 200 million shares of PE Biosystems common stock were outstanding,

      o the net proceeds of the disposition of substantially all, but not all, of the assets of the Celera Genomics group equals $500 million, and

      o the average market values of the Celera Genomics common stock and the PE Biosystems common stock during the 10-trading day valuation period were $100 and $75 per share, respectively, then PE Corporation could do any of the following:

(1) pay a dividend to the holders of shares of Celera Genomics common stock equal to:

                 net proceeds
      ----------------------------------     =
        number of outstanding shares of
         Celera Genomics common stock

                 $500 million
      ----------------------------------     = $10 per share
               50 million shares

(2) redeem for $100 per share a number of shares of Celera Genomics common stock equal to:

                 net proceeds
      ----------------------------------     =
             average market value
        of Celera Genomics common stock

                 $500 million
      ----------------------------------     = 5,000,000 shares
                $100 per share

(3) convert each outstanding share of Celera Genomics common stock into a number of shares of PE Biosystems common stock equal to:

                 average market value of Celera
                     Genomics common stock
      1.1x     ----------------------------------     =
                   average market value of PE
                    Biosystems common stock

                         $100 per share
      1.1x     ----------------------------------     = 1.46667 shares
                          $75 per share

      Exceptions to the Dividend, Redemption or Conversion Requirement if a Disposition Occurs. PE Corporation is not required to take any of the above actions for any disposition of all or substantially all of the properties and assets attributed to the Celera Genomics group in a transaction or series of related transactions that results in PE Corporation's receiving for such properties and assets primarily equity securities of any entity which:

      o acquires such properties or assets or succeeds to the business conducted with such properties or assets or controls such acquirer or successor; and

      o is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Celera Genomics group prior to the disposition, as determined by PE Corporation's board of directors.

      The purpose of this exception is to enable PE Corporation technically to "dispose" of properties or assets of the Celera Genomics group to other entities engaged or proposing to engage in businesses similar or complementary to those of the Celera Genomics group without requiring a dividend on, or a conversion or redemption of, the Celera Genomics common stock, so long as PE Corporation holds an equity interest in that entity. A joint venture in which PE Corporation owns a direct or indirect equity interest is an example of such an acquirer. PE Corporation is not required to control that entity, whether by ownership or contract provisions.

      PE Corporation is also not required to effect a dividend, redemption or conversion if the disposition is:

      o of all or substantially all of PE Corporation's properties and assets in one transaction or a series of related transactions in connection with its dissolution, liquidation or winding up and the distribution of its assets to stockholders;

      o on a pro rata basis, such as in a spin-off, to the holders of all outstanding shares of the Celera Genomics common stock; or

      o made to any person or entity controlled by PE Corporation, as determined by PE Corporation's board of directors.

      Notices if Disposition of Celera Genomics Group or PE Biosystems Group Assets Occurs. Not later than the 20th trading day after the consummation of a disposition, PE Corporation will announce publicly by press release:

      o     the estimated net proceeds of the disposition;

      o     the number of shares outstanding of Celera Genomics common stock;
            and

      o the number of shares of Celera Genomics common stock into or for which convertible securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof.

      Not earlier than the 36th trading day and not later than the 40th trading day after the consummation of the disposition, PE Corporation will announce publicly by press release whether it will pay a dividend or redeem shares of common stock with the net proceeds of the disposition or convert the shares of Celera Genomics common stock into PE Biosystems common stock.

      PE Corporation is required to cause to be mailed to each holder of shares of Celera Genomics common stock the additional notices and other information required by PE Corporation's certificate of incorporation.

      Conversion of Celera Genomics Common Stock at PE Corporation's Option at Any Time. PE Corporation's board of directors may at any time convert each share of Celera Genomics common stock into a number of shares of PE Biosystems common stock equal to 110% of the ratio of the average market values of the Celera Genomics common stock to the PE Biosystems common stock over a 20-trading day period. PE Corporation will calculate the ratio as of the fifth trading day prior to the date it mails the conversion notice to holders. However, if a Tax Event occurs at any time, a factor of 100% rather than 110% will be applied to the ratio of the average market values. This means that the holders of Celera Genomics common stock will not receive any premium in such conversion.

      "Tax Event" means the receipt by PE Corporation of an opinion of its tax counsel that, as a result of:

      o any amendment to, or change in, the laws or regulations interpreting such laws of the United States or any political subdivision or taxing authority, including any announced proposed change by an applicable legislative committee or its chair in such laws or by an administrative agency in such regulations, or

      o any official or administrative pronouncement, action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes:

      o PE Corporation or its stockholders are, or, at any time in the future, will be subject to tax upon the issuance of shares of either Celera Genomics common stock or PE Biosystems common stock, or

      o either Celera Genomics common stock or PE Biosystems common stock is not or, at any time in the future, will not be treated solely as stock of PE Corporation.

For purposes of rendering such an opinion, tax counsel will assume that any legislative or administrative proposals will be adopted or enacted as proposed.

      These provisions allow PE Corporation the flexibility to recapitalize the two classes of common stock into one class of common stock that would, after such recapitalization, represent an equity interest in all of PE Corporation's businesses. The optional conversion or redemption could be exercised at any future time if PE Corporation's board of directors determines that, under the facts and circumstances then existing, an equity structure consisting of two classes of common stock was no longer in the best interests of all of PE Corporation's stockholders. Such exchange could be exercised, however, at a time that is disadvantageous to the holders of one of the classes of common stock. See "Risk Factors-Stockholders May Not Have Any Remedies for Breach of Fiduciary Duties if Any Action By Directors and Officers Has a Disadvantageous Effect on Either Class of Common Stock" and "-Numerous Potential Conflicts of Interest Exist Between the Classes of Common Stock Which May Be Difficult to Resolve By PE Corporation's Board or Which May Be Resolved Adversely to One of the Classes."

      Many factors could affect the market values of the Celera Genomics common stock or the PE Biosystems common stock, including PE Corporation's results of operations and those of each of the groups, trading volume and general economic and market conditions. Market values could also be affected by decisions by PE Corporation's board of directors or its management that investors perceive to affect differently one class of common stock compared to the other. These decisions could include changes to PE Corporation's management and allocation policies, transfers of assets between groups, allocations of corporate opportunities and financing resources between the groups and changes in dividend policies.

      The Following Illustration Demonstrates the Calculation of the Number of Shares Issuable upon Conversion of Celera Genomics Common Stock into Shares of PE Biosystems Common Stock at PE Corporation's Option. If:

      o     a Tax Event has not occurred,

      o 50 million shares of Celera Genomics common stock and 200 million shares of PE Biosystems common stock were outstanding immediately prior to a conversion, and

      o the average market value of one share of Celera Genomics common stock and of one share of PE Biosystems common stock over the 20-trading day valuation period was $100 and $75, respectively,

then each share of Celera Genomics common stock could be converted into 1.46667 shares of PE Biosystems common stock based on the following calculation:

      1.1x

                $100 per share
      1.1x    ------------------     = 1.46667 shares
                 $75 per share

      Redemption in Exchange for Stock of Subsidiary. PE Corporation's board of directors may redeem on a pro rata basis all of the outstanding shares of Celera Genomics common stock for shares of the common stock of one or more of PE Corporation's wholly owned subsidiaries which own all of the assets and liabilities attributed to the Celera Genomics group. PE Corporation may redeem shares of common stock for subsidiary stock only if it has legally available funds under Delaware law.

      These provisions are intended to give PE Corporation increased flexibility with respect to spinning- off the assets of the Celera Genomics group by transferring the assets of that group to one or more wholly owned subsidiaries and redeeming the shares of Celera Genomics common stock in exchange for stock of such subsidiary or subsidiaries. As a result of any such redemption, or a redemption of the PE Biosystems common stock under a similar provision for that stock, holders of each class of common stock would hold securities of separate legal entities operating in distinct lines of business. Such a redemption could be authorized by PE Corporation's board of directors at any time in the future if it determines that, under the facts and circumstances then existing, an equity structure comprised of the Celera Genomics common stock and the PE Biosystems common stock is no longer in the best interests of all of PE Corporation's stockholders as a whole.

      Selection of Shares for Redemption. If less than all of the outstanding shares of Celera Genomics common stock are to be redeemed, PE Corporation will redeem such shares proportionately from among the holders of outstanding shares of Celera Genomics common stock or by such method as may be determined by PE Corporation's board of directors to be equitable.

      Fractional Interests; Transfer Taxes. PE Corporation will not be required to issue fractional shares of any capital stock or any fractional securities to any holder of Celera Genomics common stock upon any conversion, redemption, dividend or other distribution described above. If a fraction is not issued to a holder, PE Corporation will pay cash instead of such fraction.

      PE Corporation will pay all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares.

Voting Rights

      The entire voting power of PE Corporation's stockholders will be vested in the holders of common stock, who will be entitled to vote on any matter on which PE Corporation's stockholders are entitled to vote, except as otherwise required by PE Corporation's board of directors or provided by law or stock exchange rules, by the terms of any outstanding preferred stock or by any provision PE Corporation's certificate of incorporation restricting the power to vote on a specified matter to other stockholders.

      Holders of Celera Genomics common stock and PE Biosystems common stock will vote as a single class on each matter on which holders of common stock are generally entitled to vote.

      On all matters as to which both Celera Genomics common stock and PE Biosystems common stock will vote together as a single class, each share of Celera Genomics common stock will have a number of votes equal to the quotient of the average market value of a share of Celera Genomics common stock over the 20-trading day period ending on the 10th trading day prior to the record date for determining the holders of


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

common stock entitled to vote, divided by the average market value of a share of PE Biosystems common stock over the same period, while each share of PE Biosystems common stock will have one vote.

      Accordingly, the relative per share voting rights of the PE Biosystems common stock and the Celera Genomics common stock will fluctuate depending on changes in the relative market values of shares of such classes of common stock. The PE Biosystems common stock currently has a substantial majority of the voting power because the aggregate market value of the outstanding shares of PE Biosystems common stock is substantially greater than the aggregate market value of the outstanding shares of Celera Genomics common stock.

      PE Corporation will set forth the number of outstanding shares of PE Biosystems common stock and Celera Genomics common stock in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed under the Securities Exchange Act of 1934. PE Corporation will disclose in any proxy statement for a stockholders' meeting the number of outstanding shares and per share voting rights of the Celera Genomics common stock.

      If shares of only Celera Genomics common stock are outstanding, each share will have one vote. If Celera Genomics common stock is entitled to vote as a separate class with respect to any matter, each share will, for purpose of such vote, have one vote on such matter.

      Fluctuations in the relative voting rights of the Celera Genomics common stock and the PE Biosystems common stock could influence an investor interested in acquiring and maintaining a fixed percentage of the voting power of PE Corporation's stock to acquire such percentage of both classes of common stock, and would limit the ability of investors in one class to acquire for the same consideration relatively more or less votes per share than investors in the other class.

      The holders of Celera Genomics common stock and PE Biosystems common stock will not have any rights to vote separately as a class on any matter coming before PE Corporation's stockholders, except for certain limited class voting rights provided under Delaware law. In addition to the approval of the holders of a majority of the voting power of all shares of common stock voting together as a single class, the approval of a majority of the outstanding shares of the Celera Genomics common stock or the PE Biosystems common stock, voting as a separate class, would be required under Delaware law to approve any amendment to PE Corporation's certificate of incorporation that would change the par value of the shares of the class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. As permitted by Delaware law, PE Corporation's certificate of incorporation provides that an amendment to PE Corporation's certificate of incorporation that increases or decreases the number of authorized shares of Celera Genomics common stock or PE Biosystems common stock will only require the approval of the holders of a majority of the voting power of all shares of common stock, voting together as a single class, and will not require the approval of the holders of the class of common stock affected by such amendment, voting as a separate class.

      The Following Illustration Demonstrates the Calculation of the Number of Votes Each Share of Celera Genomics Common Stock Would Be Entitled on All Matters on Which Holders of Celera Genomics Common Stock and PE Biosystems Common Stock Vote as a Single Class. If the average market value for the 20-trading day valuation period was $100 for the Celera Genomics common stock and $75 for the PE Biosystems common stock, each share of PE Biosystems common stock would have one vote and each share of Celera Genomics common stock would have 1.333 votes based on the following calculation:


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

                     $100
      ------------------------------------     =  1.333 votes
                      $75

Assuming 200 million shares of PE Biosystems common stock and 50 million shares of Celera Genomics common stock were outstanding, the shares of PE Biosystems common stock would represent approximately 75% of PE Corporation's total voting power and the shares of Celera Genomics common stock would represent approximately 25% of PE Corporation's total voting power.

Liquidation

      Under PE Corporation's certificate of incorporation, in the event of its dissolution, liquidation or winding up, after payment or provision for payment of the debts and other liabilities and full preferential amounts to which holders of any preferred stock are entitled, regardless of the group to which such shares of preferred stock were attributed, the holders of Celera Genomics common stock and PE Biosystems common stock will be entitled to receive PE Corporation's assets remaining for distribution to holders of common stock on a per share basis in proportion to the liquidation units per share of such class. Each share of Celera Genomics common stock has .0725 liquidation units and each share of PE Biosystems common stock has 0.25 liquidation units.

      The number of liquidation units to which each share of Celera Genomics common stock is entitled will not be changed without the approval of holders of the class of common stock adversely affected except as described below. As a result, the liquidation rights of the holders of the respective classes of common stock may not bear any relationship to the relative market values or the relative voting rights of the two classes.

      No holder of PE Biosystems common stock will have any special right to receive specific assets of the PE Biosystems group and no holder of Celera Genomics common stock will have any special right to receive specific assets of the Celera Genomics group in the case of PE Corporation's dissolution, liquidation or winding up.

      Neither a merger nor consolidation of PE Corporation into or with any other corporation, nor any sale, transfer or lease of all or any part of PE Corporation's assets, will, alone, be deemed a liquidation or winding up of PE Corporation, or cause the dissolution of PE Corporation, for purposes of these liquidation provisions.

Determinations By the Board of Directors

      Any determinations made in good faith by PE Corporation's board of directors under any provision described above and any determinations with respect to any group or the rights of holders of shares of Celera Genomics common stock or PE Biosystems common stock, will be final and binding on all of PE Corporation's stockholders, subject to the rights of stockholders under applicable Delaware law and under the federal securities laws.

Preemptive Rights

      The holders of the Celera Genomics common stock will not have any preemptive rights or any rights to convert their shares into any other securities of PE Corporation.


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

Celera Genomics Designated Shares

      The PE Biosystems group may hold in the future an equity interest in the Celera Genomics group in the form of "Celera Genomics Designated Shares" as a result of future contributions of cash or property to the Celera Genomics group described below. PE Corporation's board of directors could create Celera Genomics Designated Shares if it determines that, among other things,

      o the Celera Genomics group requires additional equity capital to finance its business and

      o     the PE Biosystems group should supply that capital.

      Celera Genomics Designated Shares are authorized shares of Celera Genomics common stock that are not issued and outstanding, but which PE Corporation's board of directors, pursuant to the management and allocation policies, may from time to time issue without allocating the proceeds or other benefits of such issuance to the Celera Genomics group. The Celera Genomics Designated Shares are not eligible to receive dividends and can not be voted.

      The number of Celera Genomics Designated Shares are currently zero but from time to time will be:

      o     increased by a number equal to the quotient obtained by dividing

            o the fair value of all cash or other property that the PE Biosystems group contributes to the Celera Genomics group by

            o the average market value of Celera Genomics common stock over the 20-trading day period immediately prior to the date of contribution;

      o     decreased by a number equal to the quotient obtained by dividing

            o the fair value of all cash or other property that the Celera Genomics group transfers to the PE Biosystems group to reduce the number of Celera Genomics Designated Shares by

            o the average market value of Celera Genomics common stock over the 20-trading day period immediately prior to the date of transfer;

      o decreased by the number of newly issued shares of Celera Genomics common stock, the proceeds of which have been allocated to the PE Biosystems group, or issued as a dividend or distribution or by reclassification, exchange or otherwise to holders of PE Biosystems common stock; and

      o adjusted as appropriate to reflect subdivisions and combinations of the Celera Genomics common stock and dividends or distributions of shares of Celera Genomics common stock to holders of Celera Genomics common stock and other reclassifications of Celera Genomics common stock.

Although there are no Celera Genomics Designated Shares outstanding as of the date of this prospectus, upon consummation of the Paracel merger, the PE Biosystems group will own Celera Genomics Designated Shares. The number of Celera Genomics Designated Shares owned by the PE Biosystems group will initially be equal to the number of shares of Celera Genomics common stock received by it in the merger.


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

PE Biosystems Common Stock

Dividends

      Dividends on the PE Biosystems common stock are limited to an amount not greater than the Available Dividend Amount for the PE Biosystems group. The Available Dividend Amount for the PE Biosystems group is intended to be similar to the amount that would be legally available for the payment of dividends on the PE Biosystems common stock if the group were a separate company. In calculating the Available Dividend Amount for the PE Biosystems group, the amount of net income or loss of PE Corporation that is attributed to the PE Biosystems group in accordance with generally accepted accounting principals will be increased by any federal tax benefits in excess of $75 million generated but not used by the Celera Genomics group from July 1, 1998 and used by the PE Biosystems group.

Conversion and Redemption

      The holders of shares of PE Biosystems common stock will have conversion and redemption rights similar to those described above under "-Celera Genomics Common Stock-Conversion and Redemption," except as noted below.

      Redemption for Stock of a Subsidiary. As discussed above, PE Corporation's board of directors may redeem on a pro rata basis all of the outstanding shares of PE Biosystems common stock or Celera Genomics common stock for shares of common stock of one or more of PE Corporation's wholly owned subsidiaries which own all of the assets or liabilities attributed to the relevant group. If at the time of any such redemption of PE Biosystems common stock, the PE Biosystems group is entitled to Celera Genomics Designated Shares, PE Corporation will also issue an equal number of shares of Celera Genomics common stock either to

      o     the holders of PE Biosystems common stock or

      o     one or more of those PE Biosystems group subsidiaries.

Voting Rights

      The holders of shares of PE Biosystems common stock have the voting rights described above under the caption "-Celera Genomics Common Stock-Voting Rights," except that each share of PE Biosystems common stock will have one vote on all matters as to which both classes of common stock vote together as a simple class.

Liquidation

      In the event of PE Corporation's liquidation, dissolution or termination, the holders of shares of PE Biosystems common stock are entitled to receive funds in the amounts described above under "-Celera Genomics Common Stock-Liquidation," except that each share of PE Biosystems common stock will have 0.25 liquidation units.


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

Rights Agreement

      PE Corporation has issued participating preferred stock purchase rights (the "existing rights") to all holders of Celera Genomics common stock under PE Corporation's rights agreement dated as of April 28, 1999, with PE Corporation's rights agent, BankBoston, N.A. Each existing right entitles the holder to purchase shares of participating junior preferred stock as follows:

      o one right for every four shares of PE Biosystems common stock (a "PE Biosystems Right"), which will allow holders to purchase shares of a newly designated Series A participating junior preferred stock of PE Corporation if a "distribution date" occurs; and

      o one right for every two shares of Celera Genomics common stock (a "Celera Genomics Right"), which will allow holders to purchase shares of a newly designated Series B participating junior preferred stock of PE Corporation if a "distribution date" occurs.

      PE Corporation refers to the PE Biosystems Rights and the Celera Genomics Rights as the "Rights."

      A "distribution date" will occur upon the earlier of:

      o the tenth day after a public announcement that a person or group of affiliated or associated persons other than PE Corporation or PE Corporation's employee benefit plans (an "acquiring person") has acquired beneficial ownership of

            o 15% or more of the shares of PE Biosystems common stock then outstanding or

            o 15% or more of the shares of Celera Genomics common stock then outstanding; or

      o the tenth business day or a later day determined by PE Corporation's board of directors following the commencement of a tender or exchange offer that would result in such person or group beneficially owning such number of shares.

Until the distribution date, the Rights will be transferred only with the common stock.

      Following the distribution date, holders of Rights will be entitled to purchase from PE Corporation:

      o in the case of a PE Biosystems Right, one one-thousandth of a share of Series A participating junior preferred stock at a purchase price of $425, subject to adjustment (the "Series A Purchase Price"); and

      o in the case of a Celera Genomics Right, one one-thousandth of a share of Series B participating junior preferred stock at a purchase price of $125, subject to adjustment (the "Series B Purchase Price").

      If any person or group becomes an acquiring person:

      o a PE Biosystems Right will entitle its holder to purchase, at the Series A Purchase Price, a number of shares of PE Biosystems common stock with a market value equal to twice the Series A Purchase Price; and


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

      o a Celera Genomics Right will entitle its holder to purchase, at the Series B Purchase Price, a number of shares of Celera Genomics common stock with a market value equal to twice the Series B Purchase Price.

      In certain circumstances after the Rights have been triggered, PE Corporation may exchange the Rights, other than Rights owned by an acquiring person, at an exchange ratio of one share of PE Biosystems common stock per PE Biosystems Right and one share of Celera Genomics common stock per Celera Genomics Right.

      If, following the time a person becomes an acquiring person:

      o PE Corporation is acquired in a merger or other business combination transaction and PE Corporation is not the surviving corporation;

      o any person consolidates or merges with PE Corporation and all or part of the common stock is converted or exchanged for securities, cash or property of any other person; or

      o 50% or more of PE Corporation's assets or earnings power is sold or transferred,

then each PE Biosystems Right and each Celera Genomics Right will entitle its holder to purchase, for the Series A Purchase Price or Series B Purchase Price, as applicable, a number of shares of common stock of the surviving entity in any such merger, consolidation or other business combination or the purchaser in any such sale or transfer with a market value equal to twice the Series A Purchase Price or Series B Purchase Price, as applicable.

      The Rights will expire on April 28, 2009 unless extended or terminated as described below.

      At any time until a person becomes an acquiring person, PE Corporation's board of directors may redeem all of the Rights at a price of $.01 per Right. On the redemption date, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive this price.

      A holder of a Right will not have any rights as a stockholder of PE Corporation, including the right to vote or to receive dividends, until a Right is exercised.

      At any time prior to the time that any person becomes an acquiring person, PE Corporation may, without the approval of any holders of Rights, supplement or amend any provision of the rights agreement in any manner, whether or not such supplement or amendment is adverse to any holders of the Rights. From and after the time a person becomes an acquiring person, PE Corporation may, without the approval of any holders of Rights, supplement or amend the rights agreement:

      o     to cure any ambiguity;

      o to correct or supplement any provision that may be defective or inconsistent; or

      o in any manner that PE Corporation may deem necessary or desirable and which does not adversely affect the interests of the holders of Rights, other than an acquiring person.

      PE Corporation's rights agreement contains provisions designed to prevent the inadvertent triggering of the Rights. For example, it gives a person who has inadvertently acquired 15% or more of the outstanding


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

shares of a class of common stock and does not have any intention of changing or influencing the control of PE Corporation the opportunity to sell a sufficient number of shares so that such acquisition would not trigger the Rights. In addition, the Rights will not be triggered and a divestiture of shares will not be required by PE Corporation's repurchase of shares of common stock outstanding which could raise the proportion of shares held by a person to over the applicable 15% threshold. However, any person who exceeds such threshold as a result of PE Corporation's stock repurchases will trigger the Rights if such person subsequently acquires any additional shares of common stock.


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

                        COMPARISON OF STOCKHOLDER RIGHTS

      If the merger is completed, all holders of Paracel common stock will become holders of shares of Celera Genomics common stock. The rights of a holder of Celera Genomics common stock are similar in some respects and different in other respects from the rights of a holder of Paracel common stock. The rights of PE Corporation stockholders are currently governed by the Delaware General Corporation Law and the certificate of incorporation and bylaws of PE Corporation. The rights of Paracel stockholders are currently governed by the California Corporations Code and the articles of incorporation and bylaws of Paracel. The following are summaries of the material differences between the current rights of Paracel stockholders and the rights they will have as holders of Celera Genomics common stock following the merger.

      The following comparison of stockholders' rights is necessarily a summary, is not intended to be complete or to identify all differences that may, under given situations, be material to stockholders and is subject, in all respects, and is qualified by reference, to the Delaware General Corporation Law, the PE Corporation certificate of incorporation, the PE Corporation bylaws, the California Corporations Code, the Paracel articles of incorporation and the Paracel bylaws.

Authorized Shares

      PE Corporation. The total number of authorized shares of capital stock of PE Corporation is 735,000,000, consisting of 500,000,000 shares of PE Biosystems common stock, 225,000,000 shares of Celera Genomics common stock and 10,000,000 shares of PE Corporation preferred stock, each having a par value of $.01 per share. PE Corporation's certificate of incorporation authorizes the PE Corporation board of directors to issue shares of preferred stock in one or more series, the terms of which will be determined by the board, as well as PE Biosystems common stock and Celera Genomics common stock.

      Paracel. The total number of authorized shares of capital stock of Paracel is 20,060,000, consisting of 20,000,000 shares of common stock, and 60,000 shares of preferred stock, each having no par value. Paracel's certificate of incorporation authorizes the Paracel board of directors to issue shares of preferred stock in one or more series, the terms of which will be determined by the board as well as Paracel common stock.

Directors

      Number of Directors. The PE Corporation certificate of incorporation provides that the number of directors on the PE Corporation board will be fixed by the board of directors but will not be less than three and not more than thirteen. The Paracel articles of incorporation provide that the number of directors on the Paracel board will not be less than five and not more than nine, and Paracel's bylaws currently set the number of directors at seven, until changed by amendment of the bylaws by the affirmative vote of 75% of the stockholders.

      Classification of Board of Directors. The PE Corporation board of directors is not divided into separate classes but consists of a single class elected annually. The Paracel board of directors also consists of a single class elected annually.

      Number of Directors Necessary to Constitute a Quorum. Under the PE Corporation bylaws, a majority of the entire board of directors then in office constitutes a quorum for the transaction of business by


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

the PE Corporation board. Under the Paracel bylaws, the presence of a majority of the total authorized number of directors constitutes a quorum for the transaction of business by the Paracel board.

      Removal of Directors. Under Delaware law and the PE Corporation bylaws, stockholders may remove any director with or without cause by the vote of the holders entitled to cast a majority of the votes entitled to be cast by all outstanding shares entitled to vote at an election of directors. Under California law and the Paracel bylaws, any director or the entire board of directors may be removed, with or without cause, by approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting.

      Filling Newly Created Directorships and Vacancies. Under Delaware law and the PE Corporation bylaws, a majority of the directors then in office, even if less than a quorum, may fill vacancies and newly created directorships. Under California law and the Paracel bylaws, vacancies on the board of directors, including those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A majority of the stockholders may elect a director at any time to fill any vacancy not filled by the directors.

      Cumulative Voting. Cumulative voting rights in the election of directors entitle a stockholder to give one nominee as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or to distribute such votes among two or more nominees, as the stockholder sees fit. In the absence of cumulative voting, the holder or holders of a majority of the shares present or represented at a meeting has the power to elect each director to be elected at such meeting.

      Delaware law provides that a corporation's certificate of incorporation may provide for cumulative voting. However, PE Corporation's stockholders may not cumulatively vote their shares for the election of directors, because PE Corporation's certificate of incorporation does not provide for cumulative voting. California law requires corporations to provide for cumulative voting in the election of directors unless the articles of incorporation specifically provide that cumulative voting will not apply in the election of directors. Paracel's stockholders may cumulatively vote their shares for the election of directors, because the articles of incorporation do not provide otherwise.

Charter and Bylaw Amendments

      Amendments to Certificate of Incorporation. Under Delaware law, the board of directors must propose an amendment to the certificate of incorporation and then a majority of all outstanding shares entitled to vote must approve it. Under Delaware law and the PE Corporation certificate of incorporation, amendments which make changes regarding the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of a class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

      Amendments to Articles of Incorporation. Under California law, amendments to a corporation's articles of incorporation generally require approval by vote of the directors and the holders of a majority of outstanding shares entitled to vote thereon, and where their rights are affected, by the holders of a majority of the outstanding shares of a class, whether or not such class is entitled to vote thereon by the provision of the articles of incorporation.


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

      Amendment of Bylaws. Under Delaware law and the PE Corporation certificate of incorporation and bylaws, the PE Corporation bylaws can be amended or repealed by the affirmative vote of either

      o holders of a majority of the outstanding shares of capital stock entitled to vote and present in person or by proxy at the meeting, or

      o     a majority of the members of the PE Corporation board of directors.

      Under California law, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares or by the approval of the board of directors except:

      o if the number of directors is set forth in the charter, in which case this number may be changed only by an amendment to the charter, and

      o if, after the issuance of shares, a bylaw is proposed specifying or changing a fixed number of directors, a maximum or minimum number of directors, or changing from a fixed to a variable board or vice versa, in which case such bylaw may only be adopted by approval of the outstanding shares.

The Paracel bylaws provide that the bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Paracel board; however, certain sections may be changed only by the vote of at least 75% of the shares entitled to vote.

Stockholder Meeting Procedures

      Special Meetings of Stockholders. Under Delaware law, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws. Under the PE Corporation certificate of incorporation and bylaws, only the PE Corporation board of directors or its chairman, president or secretary may call a special meeting of the stockholders.

      California law and Paracel's articles of incorporation and bylaws provide that a special meeting of stockholders may be called by the board of directors, the chairman of the board, the president or the holders of shares entitled to cast not less than 10% of the votes at the meeting.

      Provisions for Notices. Under the PE Corporation bylaws, PE Corporation must give personally or by mail, not less than ten and not more than sixty days before the date of any meeting of stockholders, to each stockholder entitled to vote at such meeting, written notice stating the place, date, hour and purpose or purposes of the meeting. Any and all notices of a meeting may be waived by a stockholder by submitting a signed waiver either before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, will constitute a waiver of notice.

      Under the Paracel bylaws, Paracel must give personally or by mail, not less than ten and not more than sixty days before the date of any meeting of stockholders, to each stockholder entitled to vote at such meeting, written notice stating the place, date, hour and purpose or purposes of the meeting. Any and all notices of a meeting may be waived by a stockholder by submitting a signed waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof, either before or after the meeting. The


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

attendance of any stockholder at a meeting, in person or by proxy, without protesting at the beginning of the meeting the lack of notice of such meeting, will constitute a waiver of notice.

      Stockholders Necessary to Constitute a Quorum. Under the PE Corporation bylaws, the holders of record of a majority of the outstanding shares of Celera Genomics common stock and PE Biosystems common stock entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding shares of capital stock entitled to vote at such meeting, whether present in person or represented by proxy, constitutes a quorum for the purposes of transacting business at any stockholder meeting. Under the Paracel bylaws, the presence in person or by proxy of the holders of record of a majority of shares entitled to vote at a meeting of stockholders constitutes a quorum for the transaction of business at such meeting.

      Stockholder Action Without a Meeting. Under Delaware law, unless a corporation's certificate of incorporation states otherwise, stockholders may take action without a meeting if such action is authorized by the written consents of stockholders having not less than the minimum number of votes necessary to take such action at a meeting at which all shares were present and voting. Under PE Corporation's certificate of incorporation, the written consent of all stockholders entitled to vote on an action must be obtained for the consent to be effective.

      Under California law, unless otherwise provided in the articles of incorporation, any action which may be taken at a meeting of stockholders may also be taken by the written consent of the holders of at least the same number of outstanding shares as would be necessary to take such action at a meeting at which all shares entitled to vote were present and voted. Neither Paracel's bylaws nor its articles of incorporation prevent action by written consent of the stockholders.

Transaction of Business

      Combinations and Certain Other Transactions. Under Delaware law, the affirmative vote of a majority of the outstanding shares entitled to vote is required to approve mergers, consolidations, dissolutions and sales of all or substantially all of a corporation's assets. Under California law, a majority of all of the votes entitled to be cast on the transaction by each voting group of outstanding shares entitled to vote thereon is generally required for certain significant corporate actions, including a merger or share exchange with another corporation, sale of all or substantially all of the corporate property and assets or voluntary liquidation. Special voting requirements apply to certain business combinations.

      Issuance of Rights or Options to Directors. Under both Delaware law and California law, the issuance by a corporation to its directors, officers or employees of rights or options to purchase from the corporation any of its shares, as an incentive to service or continued service with the corporation, or the adoption of a plan providing for such issuance, does not require authorization by vote of its stockholders.

      Loans to Directors. Under Delaware law, a corporation may make loans to or guarantees on behalf of, or otherwise assist officers and employees of a Delaware corporation, including those officers and employees who are also directors of the corporation, without the authorization by vote of its stockholders, if the board determines that the loan, guarantee or assistance may reasonably be expected to benefit the corporation. Under California law, a corporation may make loans to, or guarantees for the benefit of, directors and officers if such loans or guarantees are approved by a majority of the corporation's stockholders or, for corporations with 100 or more stockholders of record, by its board of directors acting under a stockholder-approved bylaw.

Business Combinations with Interested Persons

      PE Corporation. Under Section 203 of the Delaware General Corporation Law, an "interested stockholder" is defined as a holder of 15% or more of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with PE Corporation only if:

      o PE Corporation's board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

      o the interested stockholder acquired at least 85% of the voting stock in the transaction in which it became an interested stockholder; or

      o PE Corporation's board of directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

      Paracel. California law provides generally that if a tender offer or a written proposal for certain business combinations is made to some or all of a corporation's stockholders by an "interested party," an affirmative written opinion as to the fairness of the consideration to such stockholders must be delivered. An "interested party" is generally a control person of the target corporation, an entity directly or indirectly controlled by an officer or director of such corporation or an entity in which a material financial interest is held by any director or executive officer of such corporation.

Limitation on Directors' Liability

      As permitted by Delaware law, PE Corporation's certificate of incorporation eliminates or limits the personal liability of a director of PE Corporation to PE Corporation or its stockholders for money damages based upon his or her breach of fiduciary duty. However, a director's liability is not eliminated or limited for:

      o any breach of the director's duty of loyalty to PE Corporation or its stockholders;

      o     any acts or omissions made not in good faith;

      o any acts which involve intentional misconduct or a knowing violation of law;

      o any transactions from which the director derived an improper personal benefit; or

      o any liability arising under Delaware law relating to unlawful payment of dividends or unlawful stock purchase or redemption.

      Under California law and Paracel's articles of incorporation and bylaws, a director is not liable to the corporation or its stockholders for monetary damages or liabilities arising from a breach of any duty resulting solely from his or her status as a director, unless the breach constitutes:

      o     intentional misconduct or knowing and culpable violation of law;

      o acts or omissions that a director believes to be contrary to the best interests of Paracel or its stockholders or that involve the absence of good faith;

      o     receipt of an improper personal benefit;

      o acts or omissions that show reckless disregard for the director's duty to Paracel or its stockholders;

      o acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Paracel and its stockholders;

      o transactions between Paracel and a director who has a material financial interest in such transaction; or

      o     liability for improper distributions, loans or guarantees.

Indemnification of Directors and Officers

      Delaware law permits a company's board of directors to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Delaware law provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

      PE Corporation's certificate of incorporation and bylaws provide for indemnification of PE Corporation's directors and officers to the fullest extent permitted by law. The directors and officers of PE Corporation are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities and against which they cannot be indemnified by PE Corporation.

      Under California law, a corporation has the power to indemnify, with certain exceptions, any agent who is a party to any action, other than an action by or in the right of the corporation to procure a judgment in its favor, against expenses, judgments, fines and settlements if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation has the power to indemnify, with certain exceptions, any agent who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if that person acted in good faith and in a manner that person believed to be in the best interests of the corporation and its stockholders. An agent of a corporation for purposes of California law includes directors, officers and employees of such corporation. The indemnification authorized by California law is not exclusive and a corporation may grant its directors certain additional rights to indemnification.

      The Paracel articles of incorporation and bylaws provide that Paracel may indemnify to the maximum extent of the law each of its directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with a proceeding arising by reason that such person is a director of Paracel. The indemnification rights are not exclusive of other indemnification rights to which a director or officer may be entitled.

Dissenters' Rights

      PE Corporation. Generally, stockholders of a Delaware corporation who object to certain mergers or a consolidation of the corporation are entitled to appraisal rights, requiring the surviving corporation to pay the fair value of the dissenting shares. There are, however, no statutory rights of appraisal with respect to stockholders of a Delaware corporation whose shares of stock are either:

      o listed on a national securities exchange or designated as a national market system by the National Association of Securities Dealers, Inc.; or

      o     held of record by more than 2,000 stockholders.

However, appraisal rights will be available to holders of shares if they are required by the merger terms to accept anything other than shares of the survivor, listed or quoted shares or cash in lieu of fractional shares.

      In addition, no appraisal rights are available for any shares of stock of a surviving corporation in a merger if the merger did not require the approval of the stockholders of such corporation. Further, Delaware law does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of the corporation's assets unless the certificate of incorporation provides otherwise. PE Corporation's certificate of incorporation does not provide for appraisal rights upon the sale of all or substantially all of its assets.

Under Delaware law, the meaning of "fair value" in payment for shares upon exercise of dissenters' rights does not include any element of value arising from the completion or expectation of the transaction.

      Paracel. Stockholders of a California corporation whose shares are not listed on a national securities exchange generally have appraisal rights if the holders of at least 5% of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are not available if the stockholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than 831/3% (or five-sixths) of the voting power of the surviving or acquiring corporation or its parent entity.

      Pursuant to California law, appraisal rights are available to stockholders of Paracel with respect to the merger. California law relating to dissenters' rights of appraisal are described in more detail under the caption "The Merger--Dissenters' Rights" on page 57.

Right to Examine Stockholder List; Right to Inspect Corporate Records

      Under Delaware law, each stockholder has the right:

      o during normal business hours, for a period of at least ten days prior to any stockholder meeting and during such meeting, to examine an alphabetical list of stockholders for any purpose germane to the meeting. The list will show the address of each stockholder and the number of shares held by each stockholder; and

      o following a written request, to inspect for any proper purpose a corporation's books and records, including the stockholder list, during usual business hours.

      Under California law, each stockholder has the right:

      o to inspect and copy the record of stockholders at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such stockholder's interests as a stockholder; and

      o to inspect the accounting books and records and minutes of proceedings of the stockholders and the board and committees thereof, upon the written demand on the corporation of any stockholder at any reasonable time during usual business hours, for a purpose reasonably related to a stockholder's interest as a stockholder.

Interested Director Transactions

      Under Delaware law, certain contracts or transactions in which a director has an interest are not void or voidable solely by reason of that interest if the contract or transaction:

      o is approved by the stockholders or by a majority of the disinterested directors if the material facts are disclosed in good faith or known; or

      o     was fair and reasonable to the corporation at the time of approval.

      Similarly, under California law, certain contracts or transactions in which a director has an interest are not void or voidable solely by reason of that interest if the contract or transaction:

      o is approved in good faith by the stockholders if the material facts of the transaction and the director's interest are fully disclosed or known to the stockholders; or

      o is approved in good faith by a majority of the board if the material facts of the transaction and the director's interest are fully disclosed or known to the board and the contract or transaction is just and reasonable to the corporation at the time of approval; or

      o was not approved by the stockholders or the board, but the person asserting the validity of the contract or transaction proves it was just and reasonable to the corporation at the time of approval.

Sources of Dividends and Repurchases of Shares

      Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired (meaning that the value of the assets of the corporation is less than the amount represented by the aggregate outstanding shares of the capital stock of the corporation) and such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, may be valued at their fair market value as determined by the board of directors, regardless of their historical book value. See "Description of PE Corporation Capital Stock--Celera Genomics Common Stock--Dividends", for a discussion of how the Celera Genomics group values its assets for purposes of dividends.

      California law dispenses with the concepts of par value of shares as well as statutory definitions of capital and surplus. Generally, a California corporation may pay dividends or repurchase shares out of retained earnings. Dividends or repurchases of shares may also be made if, immediately after giving effect thereto, the sum of

      o the assets (excluding goodwill and certain other assets) of the corporation are at least equal to 1.25 times its liabilities (excluding certain deferred credits) and

      o the current assets of the corporation are at least equal to its current liabilities or, if the average of the earnings of the corporation before taxes and interest expense for the two preceding fiscal years were less than the average of the interest expense of such corporation for such fiscal years, at least equal to 1.25 times its current liabilities. There are exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions or pursuant to certain employee stock plans.

Application of the California Corporations Code to Delaware Corporations

      Under Section 2115 of the California Corporations Code, certain foreign corporations (that is, corporations not organized under California law) which have significant contacts with California are subject to a number of key provisions of the California Corporations Code. However, an exemption from
Section 2115 is provided for a corporation whose shares are listed on the New York Stock Exchange.

                                     EXPERTS

      The consolidated financial statements of PE Corporation, the combined financial statements of the PE Biosystems group and the combined financial statements of the Celera Genomics group as of June 30, 1999, and 1998 and for each of the three years in the period ended June 30, 1999, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL OPINIONS

      The legality of the shares of Celera Genomics common stock to be issued to holders of shares of Paracel common stock pursuant to the merger will be passed upon for PE Corporation by Simpson Thacher & Bartlett, New York, New York.

      Certain federal income tax matters related to the merger will be passed upon for PE Corporation by Simpson Thacher & Bartlett, New York, New York, and for Paracel by O'Melveny & Myers LLP, Los Angeles, California.

                       WHERE YOU CAN FIND MORE INFORMATION

      PE Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information PE Corporation files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PE Corporation's SEC filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at http://www.sec.gov.

      PE Corporation has filed a Form S-4 to register with the SEC the Celera Genomics common stock to be issued to Paracel stockholders in the merger. This document is a part of the Form S-4 and constitutes a prospectus of PE Corporation in addition to being a proxy statement for the Paracel special meeting. As allowed by SEC rules, this document does not contain all the information you can find in the Form S-4 or the exhibits to the Form S-4.

      The SEC allows PE Corporation to "incorporate by reference" information into this document, which means that PE Corporation can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. PE Corporation incorporates by reference its documents listed below and any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering:

      (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

      (b) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, and December 31, 1999;

      (c) the descriptions of PE Corporation's common stock and rights to purchase participating junior preferred stock set forth in its registration statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any of those descriptions.

      If you are a stockholder of Paracel, PE Corporation may have sent you some of the documents incorporated by reference, but you can obtain any of them through PE Corporation or the SEC. Documents incorporated by reference are available from PE Corporation without charge, excluding all exhibits unless PE Corporation has specifically incorporated by reference an exhibit in this document. Stockholders of Paracel may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from PE Corporation at the following address:

      PE Corporation
      761 Main Avenue
      Norwalk, Connecticut 06897
      Attention: Secretary
      (203) 762-1000

      If you would like to request documents from PE Corporation, please do so
by        , 2000, to receive them prior to the special meeting.

      You should rely only on the information contained or incorporated by reference in this document to vote on the proposals included in this document. PE Corporation has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated
          , 2000. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to stockholders of Paracel nor the issuance of Celera Genomics common stock in the merger will create any implication to the contrary.

                                 PE CORPORATION

                                       AND

                                  PARACEL, INC.

                            Annexes to the Prospectus

                         I. Agreement and Plan of Merger

                              II. Voting Agreement

                          III. Form of Escrow Agreement

                          IV. Opinion of Thomas Weisel

                            V. Chapter 13 of the CCC

                                                                         Annex I

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                           Dated as of March 20, 2000

                                      Among

                                 PE Corporation
                           Umbrella Acquisition Corp.
                                       and
                                  Paracel, Inc.

================================================================================

                                TABLE OF CONTENTS

ARTICLE I

     The Merger ...........................................................  I-6
     SECTION 1.01.  The Merger ............................................  I-6
     SECTION 1.02.  Closing ...............................................  I-6
     SECTION 1.03.  Effective Time of the Merger ..........................  I-7
     SECTION 1.04.  Effects of the Merger .................................  I-7
     SECTION 1.05.  Articles of Incorporation; Bylaws .....................  I-7
     SECTION 1.06.  Directors .............................................  I-7
     SECTION 1.07.  Officers ..............................................  I-7

ARTICLE II

     Effect of the Merger on the Capital Stock of the
     Constituent Corporations .............................................  I-7
     SECTION 2.01.  Effect on Capital Stock ...............................  I-7
     SECTION 2.02.  Exchange of Certificates ..............................  I-9
     SECTION 2.03.  Treatment of Options .................................. I-11

ARTICLE III

     Representations and Warranties ....................................... I-12
     SECTION 3.01.  Representations and Warranties of the Company ......... I-12
     SECTION 3.02.  Representations and Warranties of Parent and Sub ...... I-23

ARTICLE IV

     Covenants Relating to Conduct of Business Prior to Merger ............ I-27
     SECTION 4.01.  Conduct of Business ................................... I-27

ARTICLE V

     Additional Agreements ................................................ I-30
     SECTION 5.01.  Preparation of Form S-4; Stockholder Meeting .......... I-30
     SECTION 5.02.  Access to Information; Confidentiality ................ I-31
     SECTION 5.03.  Reasonable Best Efforts ............................... I-31
     SECTION 5.04.  Indemnification ....................................... I-31
     SECTION 5.05.  Directorships ......................................... I-32
     SECTION 5.06.  Public Announcements .................................. I-32
     SECTION 5.07.  Affiliates ............................................ I-33
     SECTION 5.08.  No Solicitation ....................................... I-33
     SECTION 5.09.  Benefit Matters ....................................... I-33
     SECTION 5.10.  Stock Exchange Listing ................................ I-34
     SECTION 5.11.  Stock Options ......................................... I-34

ARTICLE VI

     Conditions Precedent ................................................. I-34
     SECTION 6.01.  Conditions to Each Party's Obligation to Effect the
                    Merger ................................................ I-34
     SECTION 6.02.  Conditions to Obligations of Parent and Sub ........... I-35

     SECTION 6.03.  Conditions to Obligation of the Company ............... I-36

ARTICLE VII

     Termination, Amendment and Waiver .................................... I-37
     SECTION 7.01.  Termination ........................................... I-37
     SECTION 7.02.  Effect of Termination ................................. I-37
     SECTION 7.03.  Amendment ............................................. I-38
     SECTION 7.04.  Extension; Waiver ..................................... I-38
     SECTION 7.05.  Procedure for Termination, Amendment, Extension or
                    Waiver ................................................ I-38

ARTICLE VIII

     General Provisions ................................................... I-38
     SECTION 8.01.  Survival .............................................. I-38
     SECTION 8.02.  Expenses .............................................. I-38
     SECTION 8.03.  Notices ............................................... I-39
     SECTION 8.04.  Definitions ........................................... I-40
     SECTION 8.05.  Interpretation ........................................ I-42
     SECTION 8.06.  Counterparts .......................................... I-42
     SECTION 8.07.  Entire Agreement; No Third-Party Beneficiaries ........ I-42
     SECTION 8.08.  GOVERNING LAW ......................................... I-42
     SECTION 8.09.  Assignment ............................................ I-42
     SECTION 8.10.  Enforcement ........................................... I-42
     SECTION 8.11  Severability of Provisions ............................. I-42
     SECTION 8.12  Exclusive Jurisdiction ................................. I-42
     SECTION 8.13  Waiver of Jury Trial ................................... I-43
     SECTION 8.14  Affiliate .............................................. I-43
     SECTION 8.15  No Recourse ............................................ I-43

SCHEDULES

Company Disclosure Schedule

EXHIBITS

Exhibit A        Voting Agreement
Exhibit B        Escrow Agreement
Exhibit C        Form of Company Affiliate Letter
Exhibit D-1      Form of Opinion of Counsel to the Company
Exhibit D-2      Form of Opinion of Counsel to Parent and Sub
Exhibit E        Short-Form Merger Agreement

                      GLOSSARY OF DEFINED TERMS

affiliate ...........................................................ss. 8.04(a)
By-laws .............................................................ss. 3.01(a)
CCC ....................................................................ss. 1.01
Certificates ........................................................ss. 2.01(d)
Closing ................................................................ss. 1.02
Closing Date ...........................................................ss. 1.02
Code ...................................................................Preamble
Company ................................................................Preamble
Company Common Stock ...................................................Preamble
Company Disclosure Schedule ............................................ss. 3.01
Company IP .......................................................ss. 3.01(u)(i)
Company Real Property Lease Agreements ...........................ss. 3.01(j)(i)
Company Owned Real Property ......................................ss. 3.01(j)(i)
Company Permits ................................................ss. 3.01(g)(iii)
Company Plans ....................................................ss. 3.01(h)(i)
Company Preferred Stock ..........................................ss. 3.01(c)(i)
Company Stock Option ................................................ss. 2.03(a)
Company Stock Plan ..................................................ss. 2.03(a)
Company Stockholder Approval ...........................................Preamble
Confidentiality Agreements ..........................................ss. 5.02(a)
Controlled Group ...............................................ss. 3.01(h)(iii)
Dissenting Shares ................................................ss. 2.01(e)(i)
Effective Time of the Merger ...........................................ss. 1.03
Environmental Claim .................................................ss. 8.04(b)
Environmental Laws ..................................................ss. 8.04(c)
Environmental Permits ...............................................ss. 8.04(d)
ERISA ............................................................ss. 3.01(h)(i)
Escrow Agent ........................................................ss. 2.02(i)
Escrow Agreement ....................................................ss. 2.02(i)
Exchange Act ....................................................ss. 3.02(c)(ii)
Exchange Agent ......................................................ss. 2.02(a)
Exchange Fund .......................................................ss. 2.02(a)
Exchange Ratio ......................................................ss. 8.04(e)
Financial Statements .............................................ss. 3.01(e)(i)
Form S-4 ........................................................ss. 3.01(d)(ii)
GAAP .............................................................ss. 3.01(e)(i)
Governmental Entity .............................................ss. 3.01(d)(ii)
Hazardous Materials .................................................ss. 8.04(f)
HSR Act .........................................................ss. 3.01(d)(ii)
incentive stock options .............................................ss. 2.03(a)
indebtedness ........................................................ss. 8.04(g)
Indemnified Liabilities ................................................ss. 5.04
Indemnitees ............................................................ss. 5.04

Intellectual Property ...............................................ss. 8.04(h)
IP Agreements .................................................ss. 3.01(n)(i)(I)
knowledge ...........................................................ss. 8.04(i)
Liens ...............................................................ss. 3.01(b)
Litigation .......................................................ss. 3.01(g)(i)
Material Adverse Change .............................................ss. 8.04(j)
Material Adverse Effect .............................................ss. 8.04(j)
Material Contract ................................................ss. 3.01(n)(i)
Merger .................................................................Preamble
Merger Consideration ................................................ss. 2.01(c)
NYSE ............................................................ss. 3.02(c)(ii)
Order ...........................................................ss. 3.01(d)(ii)
Parent .................................................................Preamble
Parent Common Stock .................................................ss. 2.01(c)
Parent Common Stock Price ...........................................ss. 8.04(k)
Parent Common Stock Warrants .....................................ss. 3.02(b)(i)
Parent Preferred Stock ...........................................ss. 3.02(b)(i)
Parent SEC Reports ...............................................ss. 3.02(d)(i)
Parent Stock Plans ...............................................ss. 3.02(b)(i)
Parent Subsidiaries .................................................ss. 3.02(a)
PE Biosystems Stock ..............................................ss. 3.02(b)(i)
Permitted Liens .....................................................ss. 8.04(l)
person ..............................................................ss. 8.04(m)
Reference Balance Sheet .........................................ss. 3.01(e)(ii)
SEC .............................................................ss. 3.01(d)(ii)
Securities Act .................................................ss. 3.01(c)(iii)
Short-Form Merger Agreement ............................................ss. 1.03
Stockholders Meeting ................................................ss. 5.01(c)
Sub ....................................................................Preamble
Subsidiaries ........................................................ss. 3.01(b)
subsidiary ..........................................................ss. 8.04(n)
Surviving Corporation ..................................................ss. 1.04
Taxes ...............................................................ss. 3.01(i)
Tax Return ..........................................................ss. 3.01(i)
Thomas Weisel .......................................................ss. 3.01(p)
Transaction Proposals ..................................................ss. 5.08
Voting Agreement .......................................................Preamble
Voting Debt ....................................................ss. 3.01(c)(iii)
WARN ............................................................ss. 3.01(g)(ii)

            AGREEMENT AND PLAN OF MERGER, dated as of March 20, 2000, among PE Corporation, a Delaware corporation ("Parent"), Umbrella Acquisition Corp., a California corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Paracel, Inc., a California corporation (the "Company").

            WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective stockholders;

            WHEREAS, such Boards of Directors have approved the Merger, pursuant to which each share of Common Stock, no par value, of the Company (the "Company Common Stock"), other than shares owned, directly or indirectly, by any Subsidiary of the Company or by Sub, will be converted into the right to receive the Merger Consideration;

            WHEREAS, approval of the Merger and this Agreement require the vote of the holders of a majority of the outstanding shares of the Company Common Stock (the "Company Stockholder Approval");

            WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition of, and inducement to, Parent's willingness to enter into this Agreement, Parent and holders of Company Common Stock sufficient in amount to provide the Company Stockholder Approval are entering into a voting agreement, dated as of the date hereof, in the form of Exhibit A hereto (the "Voting Agreement"), pursuant to which such holders of Company Common Stock are agreeing, among other things, to vote their shares of Company Common Stock in favor of the Merger;

            WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   The Merger

            SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the California Corporations Code (the "CCC"), Sub shall be merged with and into the Company at the Effective Time of the Merger. At the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation.

            SECTION 1.02. Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. Pacific Time on the second business day after satisfaction of the conditions set forth in Section
6.01 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 6.02 and 6.03) (the "Closing Date"), at the offices of O'Melveny & Myers LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California 90067, unless another date, time or place is agreed to in writing by the parties hereto.

            SECTION 1.03. Effective Time of the Merger. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a short form merger agreement in the form of Exhibit E hereto (the "Short-Form Merger Agreement") together with an officer's certificate of each of Sub and the Company, with the Secretary of State of the State of California, in such form as required by and executed in accordance with the relevant provisions of the CCC (the date and time of the filing of such Agreement and such officers' certificates with the Secretary of State of the State of California being the "Effective Time of the Merger").

            SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CCC. As used herein, "Surviving Corporation" shall mean and refer to the Company, at and after the Effective Time of the Merger, as the surviving corporation in the Merger.

            SECTION 1.05. Articles of Incorporation; Bylaws. (a) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the articles of incorporation of the Company as in effect at the Effective Time of the Merger, shall be the articles of incorporation of the Surviving Corporation; provided, that immediately following the Effective Time of the Merger, the articles of incorporation of the Surviving Corporation shall be amended and restated to be the same in substance as the articles of incorporation of Sub immediately before the Effective Time of the Merger.

            (b) At the Effective Time of the Merger, and without any further action on the part of the Company or Sub, the bylaws of Sub as in effect at the Effective Time of the Merger shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            SECTION 1.06. Directors. The directors of Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            SECTION 1.07. Officers. The officers of the Company at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their death, respective successors are duly elected or appointed and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                            Constituent Corporations

            SECTION 2.01. Effect on Capital Stock. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the Company, Sub or any holder of any shares of Company Common Stock or any shares of capital stock of Sub:

            (a) Common Stock of Sub. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of the common stock, par value $0.01 per share, of the Surviving Corporation.

            (b) Cancellation of Parent-Owned Company Common Stock. Each share of Company Common Stock that is owned by any Subsidiary of the Company, and each share of Company Common Stock that is owned by Sub shall automatically be canceled and retired and shall cease to exist, and no cash, Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

            (c) Conversion of Company Common Stock. Subject to Sections 2.02(c), 2.02(e) and 2.02(g), each issued and outstanding share of Company Common Stock (other than shares canceled pursuant to Section 2.01(b) or Dissenting Shares), including shares owned by any subsidiary of Parent other than Sub, shall be converted into the right to receive a fraction equal to the Exchange Ratio of a share of PE Corporation--Celera Genomics Common Stock, par value $0.01 per share (including the rights associated with such shares pursuant to Parent's Shareholder Protection Rights Plan and as adjusted for stock splits in the form of stock dividends as contemplated by Section 4.01(b)(i), the "Parent Common Stock") (the amount of Parent Common Stock into which each such share of Company Common Stock is converted being referred to herein as the "Merger Consideration").

            (d) Cancellation and Retirement of Company Common Stock. At the Effective Time of the Merger, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (collectively, the "Certificates") shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration (and cash in lieu of fractional shares of Parent Common Stock) to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with
Section 2.02, other than as provided in Section 2.01(e) or by law.

            (e) Dissenting Shares. (i) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which were outstanding on the date for the determination of stockholders entitled to vote on the Merger, and which were not voted in favor of or were voted against the Merger, and the holders of which have demanded that the Company purchase such shares at their fair market value in accordance with Section 1301 of the CCC and submitted such shares for endorsement in accordance with Section 1302 of the CCC, and the holders of which shall not have otherwise failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the CCC (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, but, instead, the holders thereof shall be entitled to have their shares purchased by the Company for cash at the fair market value of such Dissenting Shares as agreed upon or determined in accordance with the provisions of Section 1300 et seq. of the CCC; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the CCC, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time of the Merger, into the right to receive the Merger Consideration set forth in Section 2.01(c) of this Agreement, without any interest thereon. If a holder of any shares of Company Common Stock shall become entitled to receive payment for such shares pursuant to Section 1300 et seq. of the CCC, then such payment shall be made by the Surviving Corporation.

                  (ii) The Company shall give Parent (A) prompt notice of any demands pursuant to Section 1300 et seq. of the CCC received by the Company, withdrawals of such demands and any other instruments served pursuant to the CCC and received by the Company and (B) the opportunity to direct all negotiations and proceedings with respect to demands under Section 1300 et seq. of the CCC. The Company shall not, except with the prior written consent of Parent or as otherwise required by applicable law, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

            SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. At the Effective Time of the Merger, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent (the "Exchange Agent") which shall provide that Parent shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this
Article II, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, and any cash payable in lieu of any fractional shares of Parent Common Stock (such shares and cash being hereinafter referred to as the "Exchange Fund"); provided, however, that Parent shall withhold from the Exchange Fund the amount of Parent Common Stock delivered to the Escrow Agent pursuant to the Escrow Agreement.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of Certificates immediately prior to the Effective Time of the Merger whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01(c) (other than any holder of Dissenting Shares),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Company Common Stock then held by such holder), certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled; provided, however, that the holders shall not receive from the Exchange Agent the pro rata amount of Parent Common Stock delivered to the Escrow Agent on behalf of such holder pursuant to the Escrow Agreement. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02 each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the Parent Common Stock into which the shares of Company Common Stock represented by such Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.02, other than as provided in Section 2.01(e) or by law.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be distributed to any such holder (i) the certificate or certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest, (ii) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of any dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Parent Common Stock, and (iii) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof, and all cash paid pursuant to Sections 2.01(e), 2.02(c) and 2.02(e), shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

            (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of such issuance of fractional shares, the Exchange Agent shall pay from the Exchange Fund each holder of Certificates an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held immediately prior to the Effective Time of the Merger by such holder) would otherwise be entitled by (b) the Parent Common Stock Price.

                  (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates, subject to and in accordance with the terms of Section 2.02(c).

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund deposited with the Exchange Agent pursuant to this Section 2.02 which remains undistributed to the holders of the Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of Certificates prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which such holders may be entitled.

            (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to three years after the Effective Time of the Merger, or immediately prior to such earlier date on which any Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock would otherwise escheat to or become the property of any

Governmental Entity, any such Merger Consideration or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                  (i) Merger Consideration Held in Escrow. Prior to the Closing Date, Parent and Joseph T. Kingsley, as representative for the holders of Company Common Stock, shall enter into an escrow agreement (the "Escrow Agreement"), a form of which is attached hereto as Exhibit B and the terms of which shall be deemed to be part of and shall be read in conjunction with this Agreement, with a qualified escrow agent (the "Escrow Agent") reasonably acceptable to Parent providing for 5% of the aggregate Merger Consideration to be delivered by the Exchange Agent into escrow at the Closing and held for disbursement as provided in the Escrow Agreement.

            SECTION 2.03. Treatment of Options. (a) At the Effective Time of the Merger, each outstanding option to purchase Company Common Stock (a "Company Stock Option") issued pursuant to the Paracel, Inc. Stock Option Plan (the "Company Stock Plan"), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

            (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Stock Plan and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to adjustments required by this Section 2.03 after giving effect to the Merger and the provisions set forth above and until otherwise determined). If necessary, Parent shall comply with the terms of the Company Stock Plan and ensure, to the extent required by, and subject to the provisions of, the Company Stock Plan, that Company Stock Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after the Effective Time of the Merger.

            (c) Prior to the Effective Time of the Merger, Parent shall have taken all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options. As soon as practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form, with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                                   ARTICLE III

                         Representations and Warranties

            SECTION 3.01. Representations and Warranties of the Company. Except as set forth in the disclosure schedule of the Company dated as of the date hereof and delivered herewith to Parent (the "Company Disclosure Schedule"), which identifies the section and subsection to which each disclosure therein relates, the Company represents and warrants to Parent and Sub as follows:

            (a) Organization, Standing and Corporate Power. Each of the Company and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect with respect to the Company. Complete and correct copies of the Articles, as amended, and the Company's By-laws, as amended (the "By-laws"), as currently in effect have previously been provided to Parent and Sub. The Company has made available to Parent and Sub complete and correct copies of the articles of incorporation and bylaws (or other organizational documents) of each Subsidiary, in each case as amended to the date of this Agreement.

            (b) Subsidiaries. The only direct or indirect subsidiaries of the Company are those listed in Section 3.01(b) of the Company Disclosure Schedule (the "Subsidiaries"). All of the outstanding shares of capital stock of each Subsidiary have been validly issued and are fully paid and nonassessable and, are owned (of record and beneficially) by the Company, by another wholly owned Subsidiary or by the Company and another such wholly owned Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") other than Permitted Liens. The Company does not own, directly or indirectly, any capital stock or other ownership interest or any indebtedness in any corporation, limited liability company, partnership, business association, joint venture or other entity.

            (c) Capital Structure. (i) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, and 60,000 shares of Preferred Stock, no par value (the "Company Preferred Stock"). As of the date hereof, there are: (A) 8,426,516 shares of Company Common Stock issued and outstanding; (B) 2,106,833 shares of Company Common Stock reserved for issuance upon exercise of outstanding Company Stock Options (which Company Stock Options have exercise prices as specified in Section 3.01(c) of the Company Disclosure Schedule), and 347,001 shares of Company Common Stock reserved for issuance pursuant to the Company Stock Plan upon the exercise of authorized but unissued Company Stock Options; and (C) no shares of Company Preferred Stock issued and outstanding. Except as set forth above, as of the date hereof, there are no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding.

                  (ii) All outstanding shares of capital stock of the Company were not issued in violation of preemptive rights, and all shares of Company Common Stock which may be issued pursuant to the Company Stock Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. All securities issued by the Company were issued in compliance in all material respects with all applicable federal and state securities laws and all applicable rules and regulations promulgated thereunder. No shares of Company Common Stock are owned by any Subsidiary.

                  (iii) There are no outstanding bonds, debentures, notes or other indebtedness or debt securities of the Company or any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote (collectively, "Voting Debt"). Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Subsidiary is a party or by which any of them is bound obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any Subsidiary or obligating the Company or any Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any Subsidiary, and to the knowledge of the Company, there are no proxies with respect to shares of capital stock of the Company or any Subsidiary, except as contemplated by the Voting Agreement. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), or other agreements or arrangements with or, to the knowledge of the Company, among any securityholders of the Company with respect to the Company, or its Subsidiaries, or their business or their securities.

                  (iv) Since December 31, 1999, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company or any Subsidiary, other than (x) the grant of any employee stock options prior to the date of this Agreement pursuant to the Company Stock Plan, (y) the issuance of Company Common Stock upon exercise of the options granted pursuant to the Company Stock Plan prior to the date of this Agreement; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Subsidiaries, any shares of capital stock of the Company or any Subsidiary; or
(C) declared, set aside, made or paid to the stockholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company.

            (d) Authority; Noncontravention. (i) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Sub) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (ii) The execution and delivery of this Agreement do not, and the consummation by the Company of the transactions contemplated by this Agreement and compliance by the Company with the provisions hereof will not, conflict with, or result in any breach or violation of, or any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary under, (A) the Articles or By-laws or the comparable charter or organizational documents of any Subsidiary, (B) any loan or credit agreement, note, note purchase agreement, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any Subsidiary or their respective properties or assets or any Material Contract or (C) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation, settlement or arbitration award ("Order") applicable to the Company or any Subsidiary or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations hereunder, except for (x) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (y) the filing of the registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") and (z) the filing of the Short-Form Merger Agreement, together with an officer's certificate of each of Sub and the Company, with the Secretary of State of the State of California and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

            (e) Financial Statements; Undisclosed Liabilities. (i) Set forth in
Section 3.01(e) of the Company Disclosure Schedule are complete, true and correct copies of: (A) the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1998, including the notes thereto, (B) the audited consolidated statement of income and cash flows of the Company and the Subsidiaries for the fiscal year ended December 31, 1998, including the notes thereto, (C) the unaudited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1999, and (D) the unaudited consolidated statement of income and cash flows of the Company and the Subsidiaries for the fiscal year ended December 31, 1999 (collectively, the "Financial Statements"). Except as set forth in the notes thereto and except, in the case of the unaudited Financial Statements, which do not contain footnotes, for normal year-end audit adjustments and disclosures (none of which is material), the audited Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), as in effect on the date of such audited Financial Statements, and the unaudited Financial Statements have been prepared on a basis consistent with the audited Financial Statements, and the Financial Statements fairly present, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and the Subsidiaries, in each case as of the dates indicated and for the periods covered, as the case may be.

                  (ii) Other than the liabilities set forth in the unaudited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1999, included in the Financial Statements (the "Reference Balance Sheet"), neither the Company nor any Subsidiary has liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) that are of a nature required to be set forth on a balance sheet (or in the notes thereto) in accordance with GAAP as in effect on the date of this Agreement, except liabilities or obligations incurred subsequent to the date of the Reference Balance Sheet in the ordinary course of business consistent with past practice, none of which has had or could reasonably be expected to have a Material Adverse Effect with respect to the Company.

            (f) Absence of Certain Changes or Events. Since December 31, 1999, the Company and each Subsidiary has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (1) any Material Adverse Change with respect to the Company; (2) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to the Company; (3) any action which, if it had been taken or occurred after the execution of this Agreement, would have required the consent of Parent pursuant to this Agreement; or (4) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder. Neither the Company nor any Subsidiary has since December 31, 1999:

                  (i) encumbered, transferred, leased, licensed or otherwise disposed of, or authorized or committed to the sale, encumbrance, transfer, lease, license or other disposition of any material assets other than in the ordinary course of business;

                  (ii) (A) acquired (by merger, consolidation or acquisition of stock or assets) any corporation, limited liability company, partnership or other business organization or division thereof or substantially all of the assets thereof or (B) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed, or otherwise become responsible for, the obligations of any person, or made any loans, advances or capital contributions to, or investments in, any other person;

                  (iii) increased the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or any Subsidiary who are not executive officers of the Company in the ordinary course of business consistent with past practice, or entered into, or amended, any employment, severance, or consulting agreement or arrangement with any present or former director, officer or other employee of the Company or any Subsidiary; or

                  (iv) changed, in any material respect, any of the accounting practices or principles used by it.

            (g) Litigation; Labor Matters; Compliance with Laws. (i) There is
(A) no suit, action, claim, arbitration, inquiry, complaint, charge or other proceeding ("Litigation") pending before any court, governmental agency, administrative agency or commission, and (B) to the knowledge of the Company, no Litigation threatened against or investigation or inquiry pending with respect to the Company or any Subsidiary that in either case, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary which, individually or in the aggregate, has or could reasonably be expected to have, any such effect.

                  (ii) (A) Neither the Company nor any Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization nor is any such contract or agreement presently being negotiated; (B) neither the Company nor any Subsidiary is the subject of any proceeding asserting that the Company or any Subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is any such proceeding threatened; (C) there is no strike, work stoppage, slowdown or other similar labor dispute involving it or any Subsidiary pending or, to the Company's knowledge, threatened; (D) no grievance is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary; (E) no representation question exists or has been raised respecting any of the Company's employees within the past five years, nor to the knowledge of the Company are there any campaigns being conducted to authorize representation by any labor organization; (F) the Company and each Subsidiary is in compliance with all applicable laws, agreements, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment except for failures so to comply, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company; (G) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any government agency relating to employees or employment practices; (H) the Company has complied in all material respects with its payment obligations to all employees of the Company and each Subsidiary in respect of all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees under any Company policy, practice, agreement, plan, program or any statute or other law; (I) the Company is not liable for any severance pay or other payments to any employee or former employee arising from the termination of employment under any benefit or severance policy, practice, agreement, plan, or program of the Company, nor will the Company have any liability which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company of any persons employed by the Company or any Subsidiary on or prior to the Effective Time of the Merger; (J) the Company has not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past five years, nor has the Company planned or announced any such action or program for the future; and (K) the Company is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), to the extent applicable, and all other employee notification and bargaining obligations arising under any collective bargaining agreement or statute.

                  (iii) The Company and each Subsidiary holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of the Company and each Subsidiary, taken as a whole (the "Company Permits"). The Company and each Subsidiary is in compliance in all material respects with the terms of the Company Permits. The business of the Company and each Subsidiary is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for any such violation, if any, that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

            (h) Employee Benefit Plans. (i) Section 3.01(h) of the Company Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements relating to employment, benefits or entitlements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not under which any employee or former employee of the Company or any Subsidiary has any present or future right to benefits or under which the Company or any Subsidiary has any present or future liability. All such plans, agreements, programs, policies and arrangements are herein collectively referred to as the "Company Plans".

                  (ii) With respect to each Company Plan, the Company has delivered to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement, annuity contract or other funding instrument; (B) the most recent determination letter; (C) the current summary plan description and other written communications (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (D) for the three most recent years
(w) the Form 5500 and attached schedules; (x) audited financial statements; (y) actuarial valuation reports; and (z) attorney's responses to auditors' requests for information.

                  (iii) (A) Each Company Plan has been established and administered in compliance with its terms and with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations, in each case, in all material respects; (B) each Company Plan which is intended to be qualified within the meaning of Code Section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened; to the knowledge of the Company no facts or circumstances exist which could give rise to any such actions, suits or claims and the Company will promptly notify Parent in writing of any pending claims or, to the knowledge of the Company, any threatened claims arising between the date hereof and the Effective Time of the Merger; (D) neither the Company nor, to the knowledge of the Company, any other party has engaged in a prohibited transaction, as such term is defined under Code Section 4975 or ERISA Section 406, which would subject the Company or Parent or their respective subsidiaries to any material taxes, penalties or other liabilities under the Code or ERISA; (E) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)), to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (F) all insurance premiums required to be paid and all contributions required to be made under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations as of the Effective Time of the Merger have been or will be timely paid or made prior thereto and adequate reserves have been provided for on the Company's balance sheet for any premiums (or portions thereof) and for all benefits attributable to service on or prior to the Effective Time of the Merger; (G) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof, except for changes in plan participants or plan assets in the ordinary course of operation of such Company Plans; (H) no Company Plan provides for an increase in benefits at or after the Effective Time of the Merger; (I) neither the Company nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA; and (J) neither the Company nor any Subsidiary has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required to avoid excise tax under Section 4980B of the Code.

                  (iv) No Company Plan is subject to Title IV of ERISA, and no Company Plan is a multiemployer plan as defined in Section 4001(A)(3) of ERISA. Neither the Company nor any member of its Controlled Group has ever contributed to or sponsored any multiemployer plan or any plan subject to Title IV of ERISA.

                  (v) The Company has no unfunded Company Plan that must be accounted for in accordance with SFAS No. 87 or 112.

                  (vi) No Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transaction contemplated by this Agreement. There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

            (i) Taxes. (i) the Company and each Subsidiary has timely filed all Tax Returns required to be filed by it and all such Tax Returns are true, complete and correct, or, requests for extensions to file such Tax Returns have been timely filed, granted and have not expired;

                  (ii) the Company and each Subsidiary has timely paid all Taxes due whether or not shown on such Tax Returns, and has provided adequate reserves in its financial statements (to the extent required by, and in accordance with, GAAP) for any Taxes that have not been paid, whether or not shown on such Tax Returns;

                  (iii) no claim for unpaid Taxes has been asserted by a tax authority or has become a Lien against the property of the Company or any Subsidiary;

                  (iv) there are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any Subsidiary for any taxable period, and no power of attorney granted relating to Taxes by or with respect to the Company or any Subsidiary is currently in force;

                  (v) no audit or other proceeding by any Governmental Entity has commenced and no notification has been given to the Company or any Subsidiary that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Subsidiary or any Tax Return filed by or with respect to the Company or any Subsidiary; no assessment of Tax has been proposed in writing to the Company or any Subsidiary or against any of their assets or properties;

                  (vi) neither the Company nor any Subsidiary is a party to, is bound by or has any obligation under, any Tax sharing agreement or similar contract or arrangement;

                  (vii) neither the Company nor any Subsidiary (A) is currently or has ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income tax return, and (B) has any liability for the Taxes of any person under Treasury Regulations
Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise;

                  (viii) no consent under Section 341(f) of the Code has been filed with respect to the Company or any Subsidiary;

                  (ix) all Taxes required to be withheld, collected or deposited by or with respect to the Company and each Subsidiary have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority;

                  (x) neither the Company nor any Subsidiary has agreed to make or is required to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise, except as might be required as a result of any transaction contemplated by this Agreement;

                  (xi) no closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to the Company or any Subsidiary;

                  (xii) the Company and each Subsidiary has collected substantially all sales and use taxes required to be collected, and has remitted on a timely basis such amounts to the appropriate taxing authorities, or has been furnished properly completed exemption certificates;

                  (xiii) neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code. None of the assets of the Company or any Subsidiary constitutes "United States real property interests" within the meaning of Section 897(c)(1)(A) of the Code;

                  (xiv) none of the assets or properties of the Company or any Subsidiary is an asset or property that is or will be required to be treated as described in Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and as in effect immediately before the enactment of the Tax Reform Act of 1986, or tax-exempt use property within the meaning of Section 168(h)(1) of the Code; and

                  (xv) neither the Company nor any Subsidiary has been a party to any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

            As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority. As used herein, "Tax Return" shall mean any return, declaration, report or similar statement required to be filed with any governmental authority with respect to Taxes (including any attached schedules) including, without limitation, any information return, notice, form, claim for refund, amended return and declaration of estimated Tax.

            (j) Real Property. Section 3.01(j) of the Company Disclosure Schedule lists all material real property leases to which the Company or any Subsidiary is a party as a lessee (the "Company Real Property Lease Agreements"). Neither the Company nor any Subsidiary owns any real property. Each of the Company and each Subsidiary has a valid and binding leasehold interest in, the property that is the subject of the Company Real Property Lease Agreements free and clear of all Liens, except for Permitted Liens. The Company has made available to Parent true, correct and complete copies of each Company Real Property Lease Agreement.

            (k) Personal Property. (i) The Company and each Subsidiary has good title to, or in the case of leased property and assets has valid leasehold interests in, all of their respective personal property and assets (whether real (immovable), personal (movable), tangible or intangible). None of such property or assets (whether real (immovable) or personal (movable)) is subject to any Liens, except for Permitted Liens.

                  (ii) The equipment owned or used by the Company or any Subsidiary is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for its present and intended uses.

            (l) Insurance. Section 3.01(l) of the Company Disclosure Schedule contains a summary, as of the date hereof, of all insurance policies and fidelity bonds maintained by or for the benefit of the Company or any Subsidiary. There is no material claim by the Company or any Subsidiary pending under any of such policies or bonds relating to the assets, business, operations, employees, officers or directors of the Company or any Subsidiary as to which coverage has been questioned, denied or disputed by the underwriters of such policy or bond or in respect of which such underwriters have reserved their rights. To the knowledge of the Company, there has been no occurrence that may form the basis for a material claim by or on behalf of the Company or any Subsidiary under any such policy or bond. All premiums payable under all such policies and bonds have been paid timely in all material respects, and the Company and each Subsidiary has otherwise complied in all material respects with the terms and conditions of all such policies and bonds.

            (m) Environmental Matters. Except as could not reasonably be expected to result in any liability or obligation under Environmental Laws to the Company or any Subsidiary:

                  (i) the Company and each Subsidiary holds and is in compliance with all Environmental Permits, and the Company and each Subsidiary is, and has been, otherwise in compliance with all Environmental Laws and, to the knowledge of the Company, there are no conditions that might prevent or interfere with such compliance in the future;

                  (ii) neither the Company nor any Subsidiary has received any written Environmental Claim or has knowledge of any other Environmental Claim or threatened Environmental Claim;

                  (iii) neither the Company nor any Subsidiary has entered into any consent decree, order or agreement under any Environmental Law;

                  (iv) there are no (A) underground storage tanks, (B) polychlorinated biphenyls, (C) asbestos or asbestos-containing materials, (D) sumps, (E) surface impoundments, (F) landfills or (G) sewers or septic systems present at any facility currently or formerly owned, leased, operated or otherwise used by the Company or any Subsidiary;

                  (v) no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or any Subsidiary following such consummation; and

                  (vi) Hazardous Materials have not been generated, transported, treated, stored, disposed of, arranged to be disposed of, released or threatened to be released at, on, from or under any of the properties or facilities currently or formerly owned, leased or otherwise used by the Company or any Subsidiary, in violation of, or so as could result in liability under, any Environmental Laws.

Neither the Company nor any Subsidiary has contractually assumed any liabilities or obligations under any Environmental Laws.

            (n) Material Contracts. (i) There have been made available for reasonable review by Parent correct and complete copies of each of the written contracts (or a written description of oral contracts) fitting a description below to which the Company or any Subsidiary is a party or by which any of them or their properties or assets is bound as of the date hereof (each such contract, a "Material Contract"):

            (A) leases of personal property providing for annual rentals of $5000 or more and all Company Real Property Lease Agreements;

            (B) agreements (or series of related agreements) for the purchase of materials, supplies, goods, services, equipment or other assets pursuant to which (x) the Company and each Subsidiary has made aggregate annual payments of $50,000 or more in the preceding twelve months, other than purchase orders entered into in the ordinary course consistent with past practice, (y) the Company and each Subsidiary has made aggregate payments of $50,000 or more that continue to be agreements that require payment or the furnishing of goods or services, or (z) which by their terms currently require annual payments of $50,000 or more;

            (C) agreements providing for the sale by the Company or any Subsidiary of services, equipment or other assets pursuant to which (x) the Company and the Subsidiaries have received $50,000 or more in the aggregate during the preceding twelve calendar months, (y) the Company and the Subsidiaries have received in the aggregate payments of $50,000 or more, or (z) which by their terms provide for annual payments of $50,000 or more;

            (D) partnership, limited partnership, limited liability company, joint venture or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any corporation, company, partnership or joint venture;

            (E) agreements relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

            (F) contracts for joint development of products, services or other assets;

            (G) agreements to market, promote, sell or distribute the Company's products;

            (H) agreements relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) or the guarantee of indebtedness of any other person;

            (I) any agreements concerning Intellectual Property ("IP
      Agreements")

            (J) material licenses, franchise or similar agreements which relate to the Company or any Subsidiary or are necessary for the Company or any Subsidiary to conduct their respective businesses;

            (K) any agreement that limits the freedom of the Company or any Subsidiary to compete in any line of business or with any person or in any area or which would so limit the freedom of the Company, Parent or any of their respective subsidiaries after the Effective Time of the Merger;

            (L) employment, severance or consulting agreements; and

            (M) any other contract or agreement, written or oral, which is material to the business of the Company and not otherwise described in this Section 3.01(n)(i), other than those with vendors, suppliers and customers entered into in the ordinary course of business consistent with past practice.

Section 3.01(n) of the Company Disclosure Schedule sets forth a list of each of the Material Contracts.

                  (ii) Neither the Company nor any Subsidiary is, or has received any notice or has any knowledge that any other party is or is alleged to be, in breach or default in any material respect under any Material Contract, or any other agreement, commitment, arrangement, lease, policy or other instrument to which it or any Subsidiary is a party or by which it or any such Subsidiary is bound; and, to the knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. (A) Each Material Contract constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, (B) the Company is not in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Company or any Subsidiary or permit termination, modification or acceleration by any third party thereunder, and (C) no person has the right to terminate or repudiate on less than 30 days notice or, to the knowledge of the Company, has repudiated (except for the termination rights set forth in the contract) any provision thereof.

            (o) Private Company. On the date of this Agreement and at all times prior to the effective Time of the Merger, the Company did not and will not have a class of voting stock registered or traded on a national securities exchange or registered under Section 12(g) of the Exchange Act.

            (p) Brokers. No broker, investment banker, financial advisor or other person, other than Thomas Weisel Partners LLC ("Thomas Weisel"), the fees and expenses of which will be paid by the Company (pursuant to fee agreements, copies of which have been provided to Parent), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its affiliates.

            (q) Affiliate Transactions. There are no contracts, commitments, agreements, arrangements or other transactions between the Company or any Subsidiary, on the one hand, and any (i) officer or director of the Company (other than employment, severance or consulting contracts, commitments, agreements, or arrangements disclosed on Section 3.01(n) of the Company Disclosure Schedule) or any Subsidiary, (ii) record or beneficial owner of 5% or more of any of the voting securities of the Company or (iii) other affiliate of the Company or any such officer, director or beneficial owner (or any family member thereof), on the other hand.

            (r) Opinion of Financial Advisor. The Company has received as of the date of this Agreement the opinion of Thomas Weisel to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent and its affiliates).

            (s) Board Recommendation; State Antitakeover Law. The Board of Directors of the Company, at a meeting duly called and held, has by majority vote of a quorum of directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company and has taken all actions necessary on the part of the Company to comply with, or render inapplicable to this Agreement and the Merger the restrictions on business combinations contained in Section 1203 of the CCC, and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

            (t) Required Company Vote. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

            (u) Intellectual Property. (i) Section 3.01(u) of the Company Disclosure Schedule sets forth, with respect to all Intellectual Property owned, licensed or otherwise controlled or used by the Company or any Subsidiary (including, but not limited to, any Intellectual Property embodied within any products or services of the Company or any Subsidiary) ("Company IP"), any and all Company IP that is registered or filed with any Governmental Entity (including any Company IP subject to pending applications) and all material unregistered Company IP.

                  (ii) The Company or a Subsidiary owns or has the valid right to use all Intellectual Property necessary for the Company and each Subsidiary to conduct their business substantially as it is currently conducted and consistent with past practice.

                  (iii) (A) All of the Company IP is subsisting and unexpired, has not been abandoned and, to the knowledge of the Company, does not infringe, dilute or otherwise impair the Intellectual Property rights of any third party;
(B) none of the Company IP is the subject of any license, security interest, Lien (other than Permitted Liens) or other agreement granting rights therein to any third party; (C) to the knowledge of the Company, the Company has not misappropriated the Intellectual Property of any third party; (D) no Litigation or Order is pending or outstanding, or to the knowledge of the Company, threatened or imminent which would limit, cancel or question the validity, enforceability, ownership or use of any Company IP, and to the Company's knowledge, there is no valid basis for the same; and (E) the Company and each Subsidiary has taken all reasonable steps to protect, maintain and safeguard the Company IP (including any confidential Intellectual Property), and has executed all appropriate assignments or nondisclosure agreements, made all appropriate filings and registrations (including disclosures to the U.S. Patent and Trademark Office with regard to all material prior art) and taken all appropriate actions in connection with the foregoing, except for any failure that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to the Company.

            (v) Tax Matters. To the Company's knowledge, neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (w) Powers of Attorney. There are no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from the Company.

            SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub jointly and severally represent and warrant to the Company as follows:

            (a) Organization, Standing and Corporate Power. Each of Parent, Sub and each of Parent's "significant subsidiaries" (within the meaning of Rule 1-02 of Regulation S-X of the SEC) (collectively, the "Parent Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and the Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction (domestic or foreign) in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect with respect to Parent. Parent has made available to the Company complete and correct copies of its certificate of incorporation and bylaws and the articles of incorporation and bylaws of Sub.

            (b) Capital Structure. (i) As of the date of this Agreement, the authorized capital stock of Parent consists of 725,000,000 shares of common stock of Parent (consisting of 500,000,000 shares of PE Corporation--PE Biosystems Group Common Stock, par value $0.01 per share (the "PE Biosystems Stock"), and 225,000,000 shares of Parent Common Stock) and 10,000,000 shares of preferred stock of Parent, par value $0.01 per share (the "Parent Preferred Stock"). As of March 17, 2000, there were: (A) 207,879,066 shares of PE Biosystems Stock issued and outstanding; (B) no shares of PE Biosystems Stock held in the treasury of Parent; (C) 34,963,822 shares of PE Biosystems Stock reserved for issuance pursuant to Parent's stock option plans, Parent's employee stock purchase plans and Parent's Director Stock Purchase and Deferred Compensation Plan (such plans, the "Parent Stock Plans"); (D) 23,310,263 shares of PE Biosystems Stock issuable upon exercise of awarded but unexercised stock options; (E) 220,597 shares of PE Biosystems Stock issuable upon exercise of currently outstanding warrants to purchase PE Biosystems Stock; (F) 56,932,142 shares of Parent Common Stock issued and outstanding; (G) 99 shares of Parent Common Stock held in the treasury of Parent; (H) 15,754,464 shares of Parent Common Stock reserved for issuance pursuant to the Parent Stock Plans; (I) 11,597,337 shares of Parent Common Stock issuable upon exercise of awarded but unexercised stock options; (J) 2,584,700 shares of Parent Common Stock issuable upon exercise of an option held by a third party; (K) 57,787 shares of Parent Common Stock issuable upon exercise of currently outstanding warrants to purchase Parent Common Stock ("Parent Common Stock Warrants"); and (L) no shares of Parent Preferred Stock outstanding.

                  (ii) Except as set forth above and except for shares of participating junior preferred stock issuable pursuant to the Shareholder Protection Rights Plan, dated as of April 28, 1999, between Parent and BankBoston, N.A., as of March 17, 2000 there were no shares of capital stock or other equity securities of Parent issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued as described above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There is no outstanding Voting Debt of Parent. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Parent Common Stock or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

                  (iii) There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of Parent Common Stock. Since December 31, 1999, Parent did not (A) issue or permit to be issued any shares of Parent Common Stock (other than the offering of 4,370,000 shares of Parent Common Stock pursuant to a Registration Statement on Form S-3, which transaction closed on March 6, 2000), or securities exercisable for or convertible into shares of Parent Common Stock, other than pursuant to or as permitted by the terms of the Parent Stock Plans and Parent Common Stock Warrants; (B) repurchase, redeem or otherwise acquire, directly or indirectly through one or more Parent Subsidiaries, any shares of Parent Common Stock; or (C) declare, set aside, make or pay to the stockholders of Parent dividends or other distributions on the outstanding shares of Parent Common Stock (other than stock splits in the form of a stock dividend).

                  (iv) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien, and at the Effective Time of the Merger, all the issued and outstanding shares of the common stock of Sub will be owned by Parent free and clear of any Lien.

            (c) Authority; Noncontravention. (i) Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligations of Parent and Sub, enforceable against each of them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (ii) The execution and delivery of this Agreement do not, and the consummation by Parent and Sub of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or a "put" right with respect to any obligation under, or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any Parent Subsidiary under, (A) the certificate of incorporation (or similar organizational document) or bylaws of Parent, Sub or such Parent Subsidiary, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub, such Parent Subsidiaries or any of their respective properties or assets or (C) subject to the governmental filings and other matters referred to in the following sentence, any Order applicable to Parent, Sub, any Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or perform their respective obligations hereunder. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation by Parent and Sub of any of the transactions contemplated hereby, except for (u) the applications required pursuant to Section 5.10, (v) the filing of a premerger notification and report form under the HSR Act, (w) the filing with the SEC, the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange of (1) the Form S-4 and
(2) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (x) the filing of the Short-Form Merger Agreement, together with an officer's certificate of each of Sub and the Company, with the Secretary of State of the State of California and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (y) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states and (z) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to make or obtain, individually or in the aggregate, could not reasonably be expected to
(1) prevent or materially delay consummation of the Merger or the other transactions contemplated hereby or performance of Parent's and Sub's obligations hereunder or (2) have a Material Adverse Effect with respect to Parent.

            (d) Parent SEC Reports; Financial Statements. (i) Parent has filed all forms, reports, statements and documents required to be filed with the SEC since July 1, 1997 (collectively with all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Reports"). Except to the extent revised or superseded by a subsequent filing with the SEC, none of the Parent SEC Reports filed prior to the date hereof, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) Each of the financial statements (including any related notes thereto) included in the Parent SEC Reports complies as to form in all material respects with the published rules and regulations of the SEC, has been prepared in accordance with GAAP, as in effect on the date of such financial statements (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q under the Exchange Act and GAAP) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of Parent and the Parent Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

            (e) Absence of Certain Changes or Events. Since December 31, 1999, there is not and has not been: (i) any Material Adverse Change with respect to Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to Parent; (iii) any action which, if it had been taken or occurred after the execution of this Agreement, would have required the consent of the Company pursuant to this Agreement; or
(iv) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or perform their obligations hereunder.

            (f) Litigation; Compliance with Laws. (i) Except as disclosed in the Parent SEC Reports filed prior to the date hereof, there is (A) no Litigation pending before any court, governmental agency or regulatory authority, and (B) to the knowledge of Parent, no Litigation threatened against or investigation pending with respect to Parent or any Parent Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to Parent or prevent or materially delay the ability of Parent and Sub to consummate the transactions contemplated by this Agreement or to perform their obligations hereunder, nor is there any judgment, decree, citation, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Parent Subsidiary which, individually or in the aggregate, has or could reasonably be expected to have, any such effect.

                  (ii) The businesses of Parent and the Parent Subsidiaries are not being conducted in violation of any applicable law (domestic or foreign), ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect with respect to Parent.

            (g) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley Dean Witter, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

            (h) Interim Operations of Sub. Sub was formed on March 15, 2000 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            (i) Tax Matters. To Parent's knowledge, neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (j) Required Vote. This Agreement has been approved by Parent, as the sole stockholder of Sub. No other vote of holders of any class or series of securities of Parent or Sub is necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE IV

           Covenants Relating to Conduct of Business Prior to Merger.

            SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise expressly contemplated by the terms of this Agreement), and except as approved by Parent, which approval shall not be unreasonably withheld or delayed, the Company shall, and shall cause the Subsidiaries to, act and carry on their respective businesses in the ordinary course of business consistent with past practice and use its and their respective reasonable best efforts to preserve substantially intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having significant business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of the Subsidiaries to:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned domestic Subsidiary to its parent, (B) split, combine or reclassify any capital stock of the Company or any Subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or any Subsidiary, other than any issuance permitted by
Section 4.01(a)(ii), or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any Subsidiary, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than the issuance of Company Common Stock upon (A) the exercise of Company Stock Options awarded prior to the date of this Agreement but unexercised on the date of this Agreement in accordance with their present terms and (B) the grant of up to 80,000 Company Stock Options to newly hired employees in the ordinary course of business and consistent with past practice; provided, however, that such Company Stock Options shall be priced at the fair market value of the Company Common Stock on the date of grant;

                  (iii) amend the Articles or By-laws or comparable charter or organizational documents of any Subsidiary (other than as contemplated by Section 6.02(m));

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its properties or assets other than any such properties or assets the value of which do not exceed $5,000 individually and $25,000 in the aggregate;

                  (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings (not exceeding $25,000 in the aggregate) and intercompany indebtedness between the Company and its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Subsidiary;

                  (vii) (A) acquire or lease, or agree to acquire or lease, any assets, other than in the ordinary course of business consistent with past practice not to exceed $25,000 in the aggregate and assets acquired pursuant to clause (B), or (B), or make or agree to make any capital expenditures, except capital expenditures which, individually do not exceed $25,000 or in the aggregate, do not exceed $150,000;

                  (viii) pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of claims settled or compromised to the extent permitted by Section 4.01(a)(xii), or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document;

                  (ix) other than in connection with the transactions contemplated by this Agreement, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                  (x) enter into or amend any collective bargaining agreement;

                  (xi) change any accounting principle used by it, except as required by GAAP;

                  (xii) settle or compromise any litigation or claim (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of litigation or claims that do not provide for injunctive or similar relief and where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $25,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $100,000;

                  (xiii) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's affiliates, other than as contemplated by this Agreement and the Voting Agreement;

                  (xiv) sell, assign, transfer, convey or license to any person or entity, in whole or in part, any Intellectual Property;

                  (xv) enter into, terminate or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                  (xvi) make or change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

                  (xvii) (A) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee, or (B) other than increases for individuals (other than officers and directors) in the ordinary course of business consistent with past practice, increase the compensation or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement;

                  (xviii) grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof;

                  (xix) effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any Subsidiary, without notifying Parent or its affiliates in advance and without complying with the notice requirements and other provisions of WARN or any comparable state statute; or

                  (xx) authorize, or commit or agree to take, any of the foregoing actions.

            (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time of the Merger (except as otherwise expressly contemplated by the terms of this Agreement), and except as approved by the Company, which approval shall not be unreasonably withheld or delayed, Parent shall not:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, Parent Common Stock, other than stock splits in the form of a stock dividend, or (B) combine or reclassify the Parent Common Stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of Parent Common Stock;

                  (ii) amend Parent's certificate of incorporation or bylaws in a manner that would be materially adverse to the holders of Parent Common Stock (it being understood that an amendment to the certificate of incorporation of Parent increasing the number of authorized shares of Parent Common Stock or other capital stock of Parent shall not be deemed to be materially adverse to the holders of Parent Common Stock); or

                  (iii) authorize, or commit or agree to take, any of the foregoing actions.

            (c) Tax-Free Reorganization Treatment. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, intentionally take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

            (d) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, (i) intentionally take any action that, if taken on or prior to the date of this Agreement, would have resulted in any of its representations and warranties set forth in this Agreement being untrue, (ii) intentionally take any action that would or reasonably might be expected to result in any of the conditions set forth in
Article VI not being satisfied, or (iii) intentionally take any action that could reasonably be expected to materially delay or impair the ability of such party to consummate the transactions contemplated by this Agreement. The Company and Parent shall promptly advise the other party orally and in writing of (A) any action of the type set forth in clause (i) above, (B) the failure by such party to comply with any covenant, condition or agreement hereunder and (C) any event which could reasonably be expected to cause the conditions set forth in
Article VI not being satisfied; provided, however, that no such notice shall affect the representations, warranties, covenants and agreement of the parties or the conditions to their obligations hereunder.

                                    ARTICLE V

                              Additional Agreements

            SECTION 5.01. Preparation of Form S-4; Stockholder Meeting. (a) Promptly following the date of this Agreement, Parent shall prepare and file with the SEC the Form S-4. Parent and the Company shall each use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any state in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the registration and qualification of the Parent Common Stock to be issued in the Merger, and the Company shall furnish all information relating to the Company and its stockholders as may be reasonably requested in connection with any such action. The information provided and to be provided by Parent, Sub and the Company, respectively, for use or incorporation by reference in the Form S-4, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented, and at the time it becomes effective, shall be true and accurate in all material respects and shall not omit to state a material fact required to be stated therein or necessary to make such information not misleading, and the Company and Parent each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading.

            (b) The information provided and to be provided by the Company, Parent and Sub, respectively, for use or incorporation by reference in any mailing to the Company's stockholders in connection with the Merger, at the time of such mailing, shall be true and accurate in all material respects and shall not omit to state a material fact required to be stated therein or necessary to make such information not misleading, and the Company and Parent each agrees to correct any information provided by it for use in any such mailing which shall have become false or misleading. All mailings to the Company's stockholders in connection with the Merger shall be subject to the prior review, comment and approval of Parent (such approval not to be unreasonably withheld or delayed).

            (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Parent, duly call, give notice of, and subject to the last sentence of this Section 5.03(c) convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by the CCC. The Company will, through its Board of Directors, recommend to its stockholders approval of the foregoing matters, as set forth in Section 3.01(s). The Company will use its reasonable best efforts to hold such meeting as soon as practicable after the Form S-4 shall have been declared effective.

            SECTION 5.02. Access to Information; Confidentiality. (a) Each of the Company and Parent shall, and shall cause its respective subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to the other party and its representatives reasonable access during normal business hours, during the period prior to the Effective Time of the Merger, to its properties, books, contracts, commitments, personnel and records, and, during such period, each of the Company and Parent shall, and shall cause its respective subsidiaries, officers, employees and representatives to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Without limiting the generality of the foregoing, the Company shall make available to Parent, as soon as reasonably practicable after they are available, all unaudited monthly financial statements prepared in accordance with past practice. Each of the Company and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

            (b) No investigation pursuant to this Section 5.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

            SECTION 5.03. Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) obtaining all consents, approvals, waivers, licenses, permits or authorizations as are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any "put" right under any agreement) under any applicable law or regulation or from any Governmental Entities or third parties in connection with the transactions contemplated by this Agreement, (b) defending any lawsuits or other proceedings challenging this Agreement and (c) accepting and delivering additional instruments necessary to consummate the transactions contemplated by this Agreement. The Company agrees that Parent shall have the opportunity to negotiate and consult directly with all applicable Governmental Entities in connection with their consideration of the transactions contemplated by this Agreement; provided, however, that Parent will consult with the Company before submitting, and will afford the Company the opportunity to review and comment upon, any materials or other statements with respect to such transaction to such Governmental Entities.

            SECTION 5.04. Indemnification. (i) From and after the Effective Time of the Merger, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time of the Merger eligible for indemnification pursuant to the Articles and By-laws (the "Indemnitees") against
(a) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company, arising as a result of any act, or failure to act, at or prior to the Effective Time of the Merger, whether asserted or claimed prior to, or at or after, the Effective Time of the Merger ("Indemnified Liabilities") and (b) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the extent the Company would have been permitted under the Articles and By-laws to indemnify such person. Nothing contained herein shall limit any rights to indemnification which any director or officer of the Company may have under any indemnification agreement or the Articles or By-laws. In the event any such claim, action, suit, proceeding or investigation is brought against any Indemnitees (whether arising before or after the Effective Time of the Merger), (A) any counsel retained by the Indemnitees for any period after the Effective Time of the Merger shall be reasonably satisfactory to Parent and the Surviving Corporation (it being understood that O'Melveny & Myers LLP is acceptable to Parent and the Surviving Corporation); (B) after the Effective Time of the Merger, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnitees promptly as statements therefor are received; and (C) after the Effective Time of the Merger, the Surviving Corporation will cooperate in the defense of any such matter; provided, that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnitee wishing to claim indemnification under this Section 5.04(i), upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent and the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve Parent or the Surviving Corporation from any liability which they may have under this Section 5.04(i) except to the extent such failure materially prejudices Parent and the Surviving Corporation), and shall deliver to Parent and the Surviving Corporation the undertaking, if any, required by Section 317 of the CCC. Parent and the Surviving Corporation shall be liable for the reasonable fees and expenses hereunder with respect to only one law firm to represent the Indemnitees as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnitees that would preclude or render inadvisable joint or multiple representation of such parties.

                  (ii) Parent shall cause the Surviving Corporation to maintain in effect for not less than six years after the Effective Time of the Merger the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries on the date of this Agreement providing coverage with respect to matters existing or occurring prior to the Effective Time of the Merger; provided, that (x) Parent may substitute therefor policies containing terms and conditions that, taken as a whole, are no less advantageous to the persons covered by such current insurance policies and (y) if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premiums paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate, and, in addition to the indemnification provided above in this Section 5.04(ii), shall indemnify the Indemnitee for the balance of such insurance coverage on the same terms and conditions as though Parent were the insurer under those policies.

            SECTION 5.05. Directorships. Prior to the Effective Time of the Merger, the Company shall deliver to Parent evidence satisfactory to Parent of the resignation of all directors of the Company and the Subsidiaries as of the Closing Date.

            SECTION 5.06. Public Announcements. Neither Parent and Sub, on the one hand, nor the Company, on the other hand, will issue any press release or public statement with respect to the transactions contemplated by this Agreement and the Voting Agreement, including the Merger, without the other party's prior consent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable law, court process or by obligations pursuant to any agreement with, or rules of, any securities exchange or quotation system on which securities of the disclosing party are listed or quoted. In addition to the foregoing, Parent, Sub and the Company will, if practicable under the circumstances, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to such transactions that may be required by the exception in the preceding sentence. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

            SECTION 5.07. Affiliates. At least 40 days prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, executive officers and directors of the Company and all other persons that, to the knowledge of the Company, are "affiliates" of the Company (as that term is used in Rule 145 under the Securities Act) and shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to Parent at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as Exhibit C.

            SECTION 5.08. No Solicitation. Neither the Company nor any Subsidiary shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any Subsidiary authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to, (a) solicit, initiate or take any action knowingly to facilitate the submission of inquiries, proposals or offers from any person (other than Sub or Parent) relating to (i) any acquisition or purchase of 15% or more of the consolidated assets of the Company and the Subsidiaries or of over 15% of any class of equity securities of the Company or any Subsidiary, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any Subsidiary, (iii) any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of the Company other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "Transaction Proposals"), or agree to or endorse any Transaction Proposal, or
(b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets in connection with any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any other person (other than Sub or Parent) to do or seek any of the foregoing. The Company will immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.

            SECTION 5.09. Benefit Matters. (a) During the period from the Effective Time of the Merger until the first anniversary of the Effective Time of the Merger, employees of the Company or the Subsidiaries shall participate in employee benefit plans maintained by Parent on a basis no less favorable, in the aggregate, than similarly situated employees of Parent hired after July 1, 1999.

            (b) Parent will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company under any Parent welfare plan that such employees may be eligible to participate in after the Effective Time of the Merger and (ii) provide each employee of the Company with credit for any co-payments and deductibles paid prior to the Effective Time of the Merger in satisfying any applicable deductible or out-of-pocket requirements under any Parent welfare plans that such employees are eligible to participate in after the Effective Time of the Merger.

            (c) On and after the Effective Time of the Merger, Parent shall cause the Surviving Corporation and any employee benefit plans maintained by Parent or the Surviving Corporation in which employees of the Company and Subsidiaries participate to recognize the service with the Company and Subsidiaries of each such employee for purposes of determining entitlement to vacation and vacation pay and for purposes of vesting and eligibility under any employee benefit plan, but not for purposes of benefit accrual under any "employee pension benefit plan" as defined in Section 3(2) of ERISA. Such service shall be determined in accordance with the practices and procedures of the Company and the Company Plans in effect immediately prior to the Effective Time of the Merger, as if such service had been rendered to Parent.

            SECTION 5.10. Stock Exchange Listing. Parent shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE and the Pacific Stock Exchange, subject to official notice of issuance.

            SECTION 5.11. Stock Options. The Company shall (i) provide the notice to holders of Company Stock Options required in their respective stock option agreements (ii) shall not deem any Company Stock Option exercisable pursuant to the terms of Section 8 of the Company Stock Plan as a result of the Merger, and (iii) shall not permit the holder of any Company Stock Option to exercise such option pursuant to Section 6 of such holder's stock option agreement as a result of the Merger; provided, however, that the Company shall accelerate the rights of members of the Company's scientific advisory board to exercise such members' Company Stock Options prior to the Effective Time of the Merger. All Company Stock Options shall be treated pursuant to the terms of
Section 2.03 hereof

                                   ARTICLE VI

                              Conditions Precedent

            SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Company Stockholder Approval. The Company Stockholder Approval shall have been duly obtained.

            (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties hereto shall use their best efforts to have any such injunction, order, restraint or prohibition vacated.

            (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock issuable or required to be reserved for issuance pursuant to this Agreement shall have been complied with.

            (e) Stock Exchange Listing. The shares of Parent Common Stock issuable to Company stockholders pursuant to this Agreement and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE and the Pacific Stock Exchange upon official notice of issuance.

            (f) Escrow Agreement. The Escrow Agreement shall have been executed by all the parties thereto.

            (g) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreement or seeking to obtain from the Company, Parent, Sub or any of their affiliates any damages that could reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company and the Subsidiaries taken as a whole or to dispose of or hold separate any material portion of the business or assets of the Company and the Subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of the common stock of the Surviving Corporation, including, without limitation, the right to vote such common stock on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit Parent from effectively controlling in any material respect the business or operations of the Company and the Subsidiaries taken as a whole.

            SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and also shall be true and correct in all material respects as of the Closing Date, except that any representation or warranty qualified as to materiality shall be true and correct in all respects as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer, the president and the chief financial officer of the Company to the effect set forth in this paragraph.

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer, the president and the chief financial officer of the Company to the effect set forth in this paragraph.

            (c) Consents, etc. Parent and Sub shall have received evidence, in form and substance reasonably satisfactory to them, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of (i) any United States federal or state governmental authorities or (ii) any other governmental authorities or third parties as are set forth on Section 3.01(d) of the Company Disclosure Schedule have been obtained and are in effect.

            (d) No Litigation. No suit, action or proceeding by any other person shall be pending that seeks any of the relief or remedies described in clauses
(i) through (iv) of Section 6.01(g) as to which there is a reasonable possibility of success and that otherwise could reasonably be expected to have a Material Adverse Effect with respect to the Company.

            (e) Affiliate Letters. Parent shall have received the agreements referred to in Section 5.07.

            (f) Tax Opinion. Parent shall have received the opinion of Simpson Thacher & Bartlett, counsel to Parent, dated the Closing Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The parties to this Agreement agree to make reasonable representations as requested by counsel for the purpose of rendering such opinion.

            (g) Good Standing. Parent shall have received a certificate issued by the Secretary of State of the State of California evidencing the good standing of the Company in such jurisdiction as of a date not more than 10 days prior to the Closing Date.

            (h) Secretary's Certificate. The Company shall have delivered to Parent a certificate of the Secretary of the Company as to the incumbency of officers executing this Agreement and the certificates set forth in paragraphs
(a) and (b) above, in form and substance reasonably satisfactory to Parent.

            (i) Tax Certificate. The Company shall have delivered to Parent a certificate or certificates, in form and substance satisfactory to Parent, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding pursuant to Section 1445 of the Code.

            (j) Legal Opinion. Parent shall have received the opinion of O'Melveny & Myers LLP, counsel to the Company, dated the Closing Date, in the form attached hereto as Exhibit D-1.

            (k) Dissenting Shares. The holders of not more than 5% of the Company Common Stock shall have demanded payment for their shares of Company Common Stock pursuant to Section 1301 of the CCC.

            (l) Employment Agreement. The Surviving Corporation and Kwang-I Yu shall have entered into an employment agreement on the terms set forth in
Section 6.02 of the Company Disclosure Schedule.

            (m) Amendment or Waiver of By-law Provision. The Company shall have amended the By- laws to render Article VII thereof inapplicable to the Merger, or shall have obtained the waiver of all of the Company's stockholders of such stockholders' rights under Article VII of the By-laws as they relate to the Merger.

            SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and also shall be true and correct in all material respects as of the Closing Date, except that any representation or warranty qualified as to materiality shall be true and correct in all respects as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent and Sub by an authorized officer of Parent and Sub to the effect set forth in this paragraph.

            (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent and Sub by an authorized officer of Parent and Sub to the effect set forth in this paragraph.

            (c) Tax Opinion. The Company shall have received the opinion of O'Melveny & Myers LLP, counsel to the Company, dated the Closing Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The parties to this Agreement agree to make reasonable representations as requested by counsel for the purpose of rendering such opinion.

            (d) Legal Opinion. The Company shall have received the opinions of Simpson Thacher & Bartlett and Paul, Hastings, Janofsky & Walker, counsel to Parent and Sub, dated the Closing Date, in the form attached hereto as Exhibit D-2.

            (e) Good Standing. The Company shall have received a certificate issued by the Secretary of State of the states of Delaware and California evidencing the good standing of Parent and Sub, respectively, in such jurisdictions as of a date not more than 10 days prior to the Closing Date.

            (f) Secretary's Certificate. Parent and Sub shall have delivered to the Company a certificate of the Secretaries of Parent and Sub as to the incumbency of officers executing this Agreement and the certificate set forth in paragraphs (a) and (b) above, and in form and substance satisfactory to the Company.

                                   ARTICLE VII

                        Termination, Amendment and Waiver

            SECTION 7.01. Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Merger, whether before or after the Company Stockholder Approval:

            (a) by mutual written consent of Parent and the Company; or

            (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

            (c) by either Parent or the Company if the Merger shall not have been consummated on or before June 30, 2000 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); provided, however, that in the event that the Merger has not been consummated by such time due to the failure to satisfy the condition specified in Section 6.01(a), and as of such time (A) the condition specified in Section 6.01(d) shall have been satisfied, (B) the Stockholders Meeting shall not have been held, and (C) neither Parent nor the Company shall be entitled to terminate this Agreement under any other paragraph of this Section 7.01, then such date shall be extended, without any action on the part of any party hereto, until July 31, 2000; or

            (d) by Parent if at the Stockholders Meeting (including any adjournment thereof), the holders of the requisite percentages of the outstanding shares of Company Common Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby.

            SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than as set forth in Section 8.01.

            SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

            SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               General Provisions

            SECTION 8.01. Survival. (a) The representations and warranties of the Company, Parent and Sub contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing Date, other than as set forth in, and for the purposes contemplated by, the Escrow Agreement.

            (b) The covenants and agreements in this Agreement shall terminate upon the termination of this Agreement pursuant to Section 7.01 or at the Closing Date, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing Date or such termination, including Section 3.01(p), Section 3.02(g), the last sentence of Section 5.02(a), Section 7.02, this Section 8.01, Section 8.02 and
Section 8.07.

            (c) Nothing in this Section 8.01 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

            SECTION 8.02. Expenses. (a) In the event that the Merger is consummated, Parent shall pay, or shall cause the Surviving Corporation to pay, all out-of-pocket costs, fees and expenses otherwise payable by the Surviving Corporation (other than in respect of fees and expenses incurred by stockholders of the Company, all of which shall be borne by such stockholders) in connection with the transactions contemplated by this Agreement and the Voting Agreement including, but not limited to the fees contemplated by Section 3.01(p).

            (b) Except as provided otherwise in paragraph (a) above, all costs and expenses incurred in connection with this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the cost of filing, printing and distributing the Form S-4 shall be borne equally by Parent and the Company.

            SECTION 8.03. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile or by overnight courier (providing proof of delivery) to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

            (a) if to Parent or Sub, to

                    PE Corporation
                    761 Main Avenue
                    Norwalk, Connecticut  06859-0313
                    Facsimile: (203) 761-2893

                    Attention:  Secretary
          with a copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York  10017
                    Facsimile: (212) 455-2502

                    Attention:  Richard A. Garvey, Esq.

            (b) if to the Company, to

                    Paracel, Inc.
                    80 South Lake Avenue, Suite 650
                    Pasadena, California  91101-2616
                    Facsimile: (626) 744-2001

                    Attention:  Kwang-I Yu

            with a copy to:

                    O'Melveny & Myers LLP
                    1999 Avenue of the Stars, Suite 700
                    Los Angeles, California 90067-6035
                    Facsimile: (310) 246-6779

                    Attention:  Kendall R. Bishop, Esq.

            SECTION 8.04. Definitions. For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

            (b) "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any Subsidiary or (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit or (C) otherwise relating to obligations or liabilities under any Environmental Laws;

            (c) "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and similar state laws;

            (d) "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company and the Subsidiaries to conduct their operations and businesses on the date hereof and consistent with past practices;

            (e) "Exchange Ratio" means $283 million divided by 10,533,349 shares of Company Common Stock divided by the Parent Common Stock Price, rounded to the nearest 1/10,000th, provided that the Exchange Ratio shall not be less than
 .1472 nor more than .2146.

            (f) "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, and substances regulated pursuant to, or that could reasonably be expected to provide the basis of liability under, any Environmental Law;

            (g) "indebtedness" means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments,
(iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (v) all capitalized lease obligations of such person,
(vi) all obligations of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (vii) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (viii) all letters of credit issued for the account of such person and (ix) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

            (h) "Intellectual Property" means all rights, privileges and priorities provided under federal, state, foreign and multinational law relating to intellectual property, including without limitation all (i) (A) patents and patent applications, inventions, discoveries, machines, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and know-how relating thereto, whether or not patented or patentable; (B) copyrights and works of authorship, including computer applications, programs, software, hardware, files, mask works, compilations, databases, documentation and related items; (C) trademarks, service marks, trade names, domain names, URLs, email addresses, brand names, corporate names, logos and trade dress and the goodwill of any business symbolized thereby; (D) trade secrets, drawings, lists and all other proprietary, nonpublic or confidential information, documents or materials in any media; and (ii) all registrations, applications, recordings and other legal protections or rights related to the foregoing;

            (i) "knowledge" means, with respect to any matter, (i) in the case of Parent, the knowledge of any director, executive officer or the General Counsel of Parent after due inquiry into such matter (and if there was no due inquiry, then knowledge as if due inquiry were made) and (ii) in the case of the Company, the knowledge of any director or executive officer after due inquiry into such matter (and if there was no due inquiry, then knowledge as if due inquiry were made);

            (j) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Company or Parent, any change, effect, event or occurrence that either individually or in the aggregate with all other such changes, effects, events and occurrences is materially adverse to the business, properties, financial condition or results of operations of the Company or Parent, as the case may be, and its respective subsidiaries taken as a whole;

            (k) "Parent Common Stock Price" means the average of the closing sales prices of a share of Parent Common Stock on the NYSE Composite Transaction Tape on each of the 10 consecutive trading days immediately preceding (and excluding) the second trading day prior to the Effective Time of the Merger.

            (l) "Permitted Liens" means, collectively, with respect to any of the Company and the Subsidiaries, (A) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings, (B) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other Liens imposed by applicable Law of any Governmental Entity incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith,
(C) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (D) Liens on the real or personal property of the Company or any Subsidiary that do not in the aggregate materially interfere with or impair the use or operation of any such real or personal property for the purposes for which it is or may reasonably be expected to be used, (E) Liens disclosed on the Financial Statement or securing liabilities disclosed on the Financial Statements, and (F) other Liens approved by Parent and Sub in writing.

            (m) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

            (n) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

            SECTION 8.05. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (other than the Nondisclosure Agreement between the parties dated April 5, 1999). This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies, other than
Section 2.03, Section 5.04, and Section 5.09 which will be binding on Parent and the Surviving Corporation and their respective successors and assigns, and will be enforceable by the officers and directors of the Company.

            SECTION 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

            SECTION 8.11 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

            SECTION 8.12 Exclusive Jurisdiction. Each party, and each express beneficiary as a condition to its right to enforce or defend its rights under or in connection with this Agreement, (a) agrees that any action with respect to this Agreement or the Merger shall be brought exclusively in the courts of the State of California or of the United States of America for the Central District of California, in each case sitting in the County of Los Angeles, State of California, (b) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (c) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action in those jurisdictions; provided, however, that any party may assert in an action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such action, may thereafter not be asserted by such party in an original action in the courts referred to in clause (a) above.

            SECTION 8.13 Waiver of Jury Trial. Each party, and each express beneficiary, as a condition to its right to enforce or defend its rights under or in connection with this Agreement waives any right to a trial by jury in any action to enforce or defend any right under this Agreement and agrees that any action shall be tried before a court and not before a jury.

            SECTION 8.14 Affiliate. Nothing contained in this Agreement shall constitute Parent or Sub an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

            SECTION 8.15 No Recourse. No recourse under this Agreement shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the stockholders, directors, officers, employees, agents and affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, stockholder, director, officer, employee, agent or affiliate, as such, for any obligations of the party under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. This provision shall not be construed to effect the liability of any stockholder of the Company under the Voting Agreement.

                    [Rest of page intentionally left blank.]

            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        PE CORPORATION

                                        By: /s/ J. Craig Venter
                                           -------------------------------------
                                           Name:  J. Craig Venter
                                           Title: Senior Vice President

                                        By: /s/ Thomas P. Livingston
                                           -------------------------------------
                                           Name:  Thomas P. Livingston
                                           Title: Secretary


                                        UMBRELLA ACQUISITION CORP.

                                        By: /s/ Thomas P. Livingston
                                           -------------------------------------
                                           Name:  Thomas P. Livingston
                                           Title: Vice President

                                        By: /s/  Thomas P. Livingston
                                           -------------------------------------
                                           Name:  Thomas P. Livingston
                                           Title: Secretary


                                        PARACEL, INC.

                                        By: /s/ Kwang-I Yu
                                           -------------------------------------
                                           Name:  Kwang-I Yu
                                           Title: Chief Executive Officer

                                        By:   /s/ Joseph T. Kingsley
                                           -------------------------------------
                                           Name:  Joseph T. Kingsley
                                           Title: Secretary

                                                                       Exhibit A

                                VOTING AGREEMENT

                     Included as Annex II to the prospectus

                                                                       Exhibit B

                                ESCROW AGREEMENT

                     Included as Annex III to the prospectus

                                                                       Exhibit C

                        FORM OF COMPANY AFFILIATE LETTER

PE Corporation
761 Main Street
Norwalk, Connecticut  06859

Paracel, Inc.
80 South Lake Avenue, Suite 650
Pasadena, California  91101-2616

Ladies and Gentlemen:

            I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Paracel, Inc., a California corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of March 20, 2000 (the "Agreement"), among PE Corporation, a Delaware corporation ("Parent"), Umbrella Acquisition Corp., a California corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein and not defined have the meanings assigned to them in the Merger Agreement.

            As a result of the Merger, each outstanding share of Company Common Stock would be converted into the right to receive shares of Parent Common Stock.

            I represent, warrant and covenant to Parent and the Company that in the event I receive any Parent Common Stock as a result of the Merger:

      a) I shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

      b) I have carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent I felt necessary, with my counsel or counsel for the Company.

      c) I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of the Company, (a) I may be deemed to have been an affiliate of the Company and (b) the distribution by me of the Parent Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

      d) I understand that, except as provided in the Agreement in Sections 2.03(c), Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

      e) I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and that there will be placed on the certificates for the Parent Common Stock issued to me in the Merger, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement dated , 2000 between the registered holder hereof and PE Corporation, a copy of which agreement is on file at the principal offices of PE Corporation."

      f) I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended."

      It is understood and agreed that the legends set forth in paragraphs (e) or (f) above, as the case may be, shall be removed by delivery of substitute certificates without such legend (i) if I shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act or (ii) if one year shall have elapsed from the Effective Time of the Merger and the provisions of Rule 145(d)(2) under the Securities Act are then available to me.

      For a period of 2 years after the Effective Time of the Merger, Parent shall (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (together with the rules the rules and regulations thereunder the "Exchange Act"), and furnish to me upon request a written statement as to whether Parent has compiled with such reporting requirements during the 12 months preceding any proposed sale of the shares by me under Rule 145, and (ii) otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent has filed reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding 12 months.

            By signing this letter, without limiting or abrogating my agreements set forth above, I do not admit that I am an "affiliate" of the Company within the meaning of the Act or the Rules and Regulations, and I do not waive any right I may have to object to any assertion that I am such an affiliate.

                                        Very truly yours,


                                        ----------------------------------------
                                        Name:

Accepted this     day of
                 , 2000, by


Paracel, Inc.

By:________________________________
   Name:
   Title:


PE Corporation

By:_______________________________
   Name:
   Title:

                                                                     Exhibit D-1

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

                 [Terms are as defined in the Merger Agreement]

The following substantive opinion paragraphs will be subject to assumptions and limitations customary with respect to transactions of this nature:

      1. The Company is a corporation validly existing under the laws of the State of California with corporate power to enter into the Merger Agreement and to perform its obligations under the Merger Agreement. Paracel Online Systems, Inc., a California corporation and the wholly-owned subsidiary of the Company, is a corporation validly existing under the laws of the State of California.

      2. The execution, delivery, and performance of the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Merger Agreement has been duly executed and delivered by the Company.

      3. The Merger Agreement constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally (including, without limitation, fraudulent conveyance laws) and by general principals of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

      4. The execution and delivery by the Company of the Merger Agreement do not, and the Company's performance of its obligations under the Merger Agreement will not, (a) violate the Company's articles of incorporation or bylaws, (b) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company known to us, and (c) violate the current California Corporations Code or any current California or federal statute, rule or regulation that we have, in the exercise of ordinary customary professional diligence, recognized as applicable to the Company or to transaction of the type contemplated by the Merger Agreement.

      5. No order, consent, permit, or approval of any California or federal governmental authority that we have, in the exercise of ordinary customary professional diligence, recognized as applicable to the Company or to transactions of this type contemplated by the Merger Agreement is required on the part of the Company for the execution and delivery of, and performance of its obligations under, the Merger Agreement, except for those identified in
Section 3.01(d)(ii) of the Merger Agreement.

                                                                     Exhibit D-2

                  FORM OF OPINION OF COUNSEL TO PARENT AND SUB

                 [Terms are as defined in the Merger Agreement]

The following substantive opinion paragraphs will be subject to assumptions and limitations customary with respect to transactions of this nature; opinions as to California law shall be provided by California counsel:

      1. Parent has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware.

      2. Sub has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of California.

      3. Each of Parent and Sub has the requisite corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. The Merger Agreement has been duly executed and delivered by Parent and Sub and (assuming that the Merger Agreement is a valid and binding obligation of the Company) constitutes the valid and binding obligation of Parent and Sub, enforceable against them in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      4. The execution and delivery by Parent and Sub of the Merger Agreement and compliance by Parent and Sub with all of the provisions of the Merger Agreement will not violate the certificate of incorporation or bylaws, or similar organizational documents, of Parent or Sub, any federal or California statute, including the CCC, or the Delaware General Corporation Law (the "DGCL"), or any rule or regulation issued pursuant to any California or federal statute, including the CCC, or the DGCL, or any order known to us issued by any Delaware, California or federal court or governmental agency or body.

      5. No consent, approval, authorization, order, registration or qualification of or with any federal or California governmental agency or body, including any California body acting pursuant to the CCC, or any Delaware governmental agency or body acting pursuant to the DGCL, is required for the execution and delivery by Parent or Sub of the Merger Agreement and compliance by Parent and Sub with all of the provisions of the Merger Agreement, except filings and consents, waivers, approvals, filings and registrations described in
Section 3.02(c)(ii) of the Merger Agreement.

      6. The Parent Common Stock to be issued in the Merger has been duly authorized and, upon surrender of the Company Common Stock and delivery of the Parent Common Stock in accordance with the Merger Agreement, such Parent Common Stock will be validly issued, fully paid and nonassesable.

                                                                       Exhibit E
                               AGREEMENT OF MERGER

      This Agreement of Merger is among PE Corporation, a Delaware corporation ("Parent"), Umbrella Acquisition Corp., a California corporation and a direct and wholly owned subsidiary of Parent ("Sub"), and Paracel, Inc., a California corporation (the "Company").

      1. Sub shall be merged into the Company, which will be the surviving corporation in the merger (the "Surviving Corporation").

      2. At the effective time of the merger, the articles of incorporation of the Company shall be the articles of incorporation of the Surviving Corporation; provided, that immediately following the merger, the articles of incorporation of the Surviving Corporation shall be amended and restated to be the same in substance as the articles of incorporation of Sub immediately before the merger.

      3. Each share of common stock of Sub issued and outstanding immediately prior to the merger shall be converted into one share of the common stock, par value $0.01 per share, of the Surviving Corporation.

      4. Each share of common stock of the Company that is owned by Sub shall automatically be canceled and retired and shall cease to exist, and no cash, common stock of Parent or other consideration shall be delivered or deliverable in exchange therefor.

      5. Each issued and outstanding share of common stock of the Company (other than shares cancelled pursuant to Section 4), including shares owned by any subsidiary of Parent other than Sub, shall be converted into the right to receive a fraction equal to the Exchange Ratio (defined below) of a share of PE Corporation--Celera Genomics Common Stock, par value $0.01 per share (including the rights associated with such shares pursuant to Parent's Shareholder Protection Rights Plan and as adjusted for stock splits in the form of stock dividends) (the "Parent Common Stock") and cash in lieu of fractional shares. Thereafter, all shares of common stock of the Company issued and outstanding immediately prior to the merger shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

            "Exchange Ratio" means $283 million divided by 10,533,349 shares of Company Common Stock divided by the Parent Common Stock Price, rounded to the nearest 1/10,000th, provided that the Exchange Ratio shall not be less than .1472 nor more than .2146.

            "Parent Common Stock Price" means the average of the closing sales prices of a share of Parent Common Stock on the New York Stock Exchange Composite Transaction Tape on each of the 10 consecutive trading days immediately preceding (and excluding) the second trading day prior to the effective time of the merger.

      5. The effect of the merger and the effective date of the merger are as prescribed by law.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF the parties have executed this Agreement as of        ,
2000.

                                        PE CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title: Secretary


                                        UMBRELLA ACQUISITION CORP.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title: Secretary


                                        PARACEL, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        By:_____________________________________
                                           Name:
                                           Title: Secretary

                                                                        Annex II

                                VOTING AGREEMENT

            Voting Agreement, dated as of March 20, 2000 (the "Agreement"), among the undersigned holders (the "Holders") of shares of the common stock, no par value (the "Company Common Stock"), of Paracel, Inc., a California corporation (the "Company"), PE Corporation, a Delaware corporation ("Parent"), and Umbrella Acquisition Corp., a California corporation and a direct wholly owned subsidiary of Parent ("Sub").

            The Company, Parent and Sub propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which Sub would be merged (the "Merger") with and into the Company, and each outstanding share of Company Common Stock would be converted into the right to receive shares of Parent Common Stock.

            As a condition of its entering into the Merger Agreement, Parent has requested each Holder to agree, and each Holder has agreed, to enter into this Agreement.

            Prior to the date hereof, Parent and the Holders had no agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of Company Common Stock.

                                    AGREEMENT

            Accordingly, the parties hereto agree as follows:

            1. Representations and Warranties of the Holders. Each Holder represents and warrants, severally and not jointly, to Parent and Sub as follows:

            (a) Ownership of Securities. Such Holder is the record and beneficial owner of the number of shares of Company Common Stock (the "Existing Securities") (together with any shares of Company Common Stock or other securities hereafter acquired by such Holder, the "Subject Securities") set forth on the signature page to this Agreement. Such Holder does not own any securities of the Company on the date hereof other than such Holder's Existing Securities. Such Holder has sole voting power and sole power to issue instructions with respect to the voting of such Holder's Existing Securities, sole power of disposition and sole power to demand appraisal rights, in each case with respect to all of such Holder's Existing Securities and, on the date of the Company Stockholder Approval, will have sole voting power and sole power to issue instructions with respect to the voting of all of such Holder's Subject Securities, sole power of disposition and sole power to demand appraisal rights, in each case with respect to all of such Holder's Subject Securities.

            (b) Power; Binding Agreement. Such Holder has full power and authority to enter into and perform all of such Holder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Holder and constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary by the Holder for the execution of this Agreement by such Holder and the consummation by such Holder of the transactions contemplated hereby (other than the filing of a premerger notification and report form by the Holder, to the extent necessary, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and neither the execution and delivery of this Agreement by such Holder nor the consummation by such Holder of the transactions contemplated hereby nor compliance by such Holder with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable to such Holder, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Holder is a party or by which such Holder's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Holder or any of such Holder's properties or assets.

            (d) No Liens. Such Holder's Existing Securities are now and, at all times during the term hereof the Subject Securities will be, held by such Holder, or by a nominee or custodian for the exclusive benefit of such Holder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any encumbrances arising hereunder.

            (e) Receipt of 1934 Act Documents. To the full satisfaction of such Holder, such Holder has been furnished any materials such Holder has requested relating to Parent, including copies of each of the documents filed by Parent prior to the date hereof under the Securities Exchange Act of 1934, as amended, with respect to Parent's most recently completed fiscal year and any subsequent interim fiscal periods, and such Holder has been afforded the opportunity to ask questions of representatives of Parent concerning Parent's business.

            2. Agreement to Vote Shares. At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each Holder agrees that it shall vote all the Subject Securities that it beneficially owns on the record date of any such vote: (i) for approval of the Merger, the Merger Agreement and the terms thereof, each of the other transactions contemplated by the Merger Agreement (including, without limitation, the transactions contemplated by the Escrow Agreement and appointment of the Stockholder Representative) and any matter that could reasonably be expected to facilitate the Merger, and (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (3) (a) any change in the board of directors of the Company; (b) any change in the present capitalization of the Company or any amendment of the Articles or the By-laws; (c) any other material change in the Company's corporate structure or business; or
(d) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent of the Merger or the transactions contemplated by the Merger Agreement or this Agreement. Each Holder further agrees to use such Holder's reasonable good faith efforts to cause the stockholders of the Company to approve the Merger and the transactions and matters contemplated in connection therewith and not, directly or indirectly, to solicit or encourage any offer from any party concerning the possible disposition of all or any substantial portion of the Company's business, assets or capital stock. In the event the Company's board of directors does not call a meeting of the Company's stockholders to approve the Merger and the transactions and matters contemplated in connection therewith, each Holder agrees to take all action permitted under the Articles and Bylaws and under California law necessary to call a meeting of the Company's stockholders to approve the Merger and the transactions and matters contemplated in connection therewith or to approve the Merger and the transactions and matters contemplated in connection therewith by written consent.

            3. Agreement to Waive Certain Rights with Respect to Shares. Each Holder, to the extent applicable, agrees that from the date of this Agreement through the earlier of the Effective Time of the Merger or the termination of this Agreement and the Merger Agreement, (a) RMS Limited Partnership, a Nevada limited partnership ("RMS"), hereby agrees to waive any pre-emptive, registration or similar rights it may have with respect to Company Common Stock pursuant to that certain Stock Purchase Agreement dated as of June 12, 1995, by and between the Company and RMS (the "RMS Agreement"), and (b) TRW Inc., an Ohio corporation ("TRW"), hereby agrees to waive any pre-emptive, registration or similar rights it may have with respect to Company Common Stock pursuant to that certain Shareholders' Agreement dated as of June 5, 1992, by and among the Company, Kwang-I Yu, Paul O. Scheibe, Michael Ullner and TRW (the "TRW Agreement").

            4. Agreement to Terminate Certain Stockholder Agreements. In the event that the Merger is consummated, (a) RMS hereby agrees to terminate the RMS Agreement, and (b) TRW hereby agrees to terminate the TRW Agreement, and in each case effective as of the Effective Time of the Merger.

            5. Appraisal Rights. Each Holder hereby agrees not to demand its appraisal rights under Section 1300 et seq. of the CCC with respect to any of the Subject Securities.

            6. IRREVOCABLE PROXY. EACH HOLDER HEREBY GRANTS TO, AND APPOINTS SUB AND THE PRESIDENT OF SUB AND THE TREASURER OF SUB, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF SUB, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO ANY SUCH OFFICE OF SUB, AND ANY OTHER DESIGNEE OF SUB, EACH OF THEM INDIVIDUALLY, SUCH HOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO SUCH HOLDER'S SUBJECT SECURITIES IN ACCORDANCE WITH THIS AGREEMENT. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, AND EACH HOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SUBJECT SECURITIES. THIS PROXY SHALL CONTINUE UNTIL THE CONSUMMATION OF THE MERGER OR UNTIL THIS AGREEMENT IS TERMINATED, WHICHEVER IS EARLIER.

            7. Representations and Warranties of Parent and Sub. Parent and Sub jointly and severally represent and warrant to the Holders as follows:

            (a) Power; Binding Agreement. Parent and Sub have full corporate power and authority to enter into and perform all of their respective obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Sub and constitutes a valid and binding agreement of Parent and Sub, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) No Conflicts. No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent or Sub and the consummation by Parent or Sub of the transactions contemplated hereby and neither the execution and delivery of this Agreement by Parent or Sub nor the consummation by Parent or Sub of the transactions contemplated hereby nor compliance by Parent or Sub with any of the provisions hereof shall conflict with or result in any breach of any organizational documents applicable to Parent or Sub, as the case may be, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent's or Sub's properties or assets may be bound or violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Sub or any of Parent's or Sub's properties or assets.

            8. Restriction on Transfer, Proxies and Noninterference. Each Holder hereby agrees and covenants that such Holder shall not, directly or indirectly:
(i) except pursuant to the Merger Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Holder's Subject Securities (or any interest therein); (ii) except pursuant to this Agreement, grant any proxies or powers of attorney, deposit any such Subject Securities into a voting trust or enter into a voting agreement with respect to any of such Holder's Subject Securities; or (iii) take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of preventing or disabling such Holder from performing its obligations under this Agreement.

            9. Assignment; Benefits. The rights (but not the obligations) of Parent hereunder may be assigned, in whole or in part, to Sub or any other direct wholly owned subsidiary of Parent, to the extent and for so long as it remains a direct wholly owned subsidiary of Parent. Other than as permitted in the preceding sentence, this Agreement may not be assigned (i) by any Holder without the prior written consent of Parent, or (ii) by Parent without the prior written consent of Holders entitled to receive at least two-thirds of the aggregate number of shares of Parent Common Stock all Holders are entitled to receive pursuant to the Merger Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the Holders, Parent, Sub and their respective successors and permitted assigns.

            10. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile or by overnight courier (providing proof of delivery) to the parties at the following addresses and facsimile numbers (or to such other address or facsimile number for a party as shall be specified by like notice):

            (a) if to any Holder, to it at the address set forth below such Holder's name on the signature pages hereto,

            with copies to:

                    Paracel, Inc.
                    80 South Lake Avenue, Suite 650
                    Pasadena, California 91101-2616
                    Facsimile: (626) 744-2001

                    Attention:  Kwang-I Yu

                                     - and -

                    O'Melveny & Myers LLP
                    1999 Avenue of the Stars, Suite 700
                    Los Angeles, California  90067-6035
                    Facsimile: (310) 246-6779

                    Attention: Kendall R. Bishop, Esq.

            (b) if to Parent or Sub, to

                    PE Corporation
                    761 Main Avenue
                    Norwalk, Connecticut 06859-0313
                    Facsimile: (203) 761-2893

                    Attention:  Secretary

            with a copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017
                    Facsimile: (212) 455-2502

                    Attention: Richard A. Garvey, Esq.

            11. Specific Performance. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            12. Amendment. This Agreement may not be amended or modified, except by an instrument in writing signed by or on behalf of each of the parties hereto. This Agreement may not be waived by any party hereto, except by an instrument in writing signed by or on behalf of the party granting such waiver.

            13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            15. Termination. This Agreement shall terminate upon the termination of the Merger Agreement pursuant to its terms. The date and time at which this Agreement is terminated in accordance with this Section 15 is referred to herein as the "Termination Date". Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto or any of its directors, officers, partners, members, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall relieve any party from any liability for such party's breach of this Agreement; and provided further, that nothing in this Section 15 shall limit, restrict, impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.

            16. Miscellaneous. All of the recitals to this Agreement are true and correct and are specifically incorporated by reference herein.

            IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.

                                        PE CORPORATION

                                        By: /s/ J. Craig Venter
                                           -------------------------------------
                                           Name:  J. Craig Venter
                                           Title: Senior Vice President


                                        UMBRELLA ACQUISITION CORP.

                                        By: /s/ Thomas P. Livingston
                                           -------------------------------------
                                           Name:  Thomas P. Livingston
                                           Title: Vice President

                                        KWANG-I YU

                                        Address: 1180 Oak Grove Avenue
                                                 San Marino, California

                                        Number of Shares of
                                        Company Common Stock: 1,490,000
                                        (including 40,000 shares under the name
                                        of a minor child)

                                        /s/ Kwang-I Yu
                                        ----------------------------------------
                                        Kwang-I Yu

                                        RMS LIMITED PARTNERSHIP

                                        Address: 650 Liberty Street, Suite 250
                                                 Reno, Nevada

                                        Number of Shares of
                                        Company Common Stock: 1,845,417

                                        By: /s/ Richard W. Baker
                                           -------------------------------------
                                           Name:  Richard W. Baker
                                           Title: Secretary/Treasurer of Crystal
                                                  Diamond Inc. and General
                                                  Partner of RMS Limited
                                                  Partnership

                                        TRW INC.

                                        Address: 12011 Sunset Hills Road
                                                 Reston, Virginia

                                        Number of Shares of
                                        Company Common Stock: 1,125,000

                                        By: /s/ Donald C. Winter
                                           -------------------------------------
                                           Name:  Donald C. Winter
                                           Title: Executive Vice President and
                                                  General Manager

                                                                       Annex III

                                ESCROW AGREEMENT

            ESCROW AGREEMENT, dated as of [ ], 2000 (this "Escrow Agreement") among PE Corporation, a Delaware corporation ("Parent"), Joseph T. Kingsley, as representative of the former stockholders of Paracel, Inc., a California corporation and the surviving corporation in the merger referred to below (the "Company"), and [ ], a [ ], as escrow agent (the "Escrow Agent").

            Parent, the Company and Umbrella Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), entered into an Agreement and Plan of Merger dated as of March 20, 2000 (the "Merger Agreement"), pursuant to which, effective as of the date hereof, Merger Sub is being merged with and into the Company, which thereupon shall become a wholly owned subsidiary of Parent. Capitalized terms used herein without definition have the meanings ascribed thereto in the Merger Agreement.

            As required by the Merger Agreement, the parties are entering into this Escrow Agreement for the purpose of establishing a means by which a portion of the Merger Consideration otherwise payable to former stockholders of the Company (the "Stockholders") shall serve, subject to the terms and conditions hereof, as the exclusive source of indemnification to Parent and its affiliates (including the Company) and their respective directors and officers and employees (collectively, the "Indemnified Parties") with respect to "Losses," which, as used herein, shall mean all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including costs of investigation and fees and expenses of attorneys, accountants and expert witnesses) that may be imposed on or incurred by any of the Indemnified Parties as a consequence of or in connection with (i) any inaccuracy or breach of any representation or warranty of the Company contained in or made pursuant to the Merger Agreement (a "Representation Loss") or (ii)


                                     III-1
the breach of or failure by the Company to perform or discharge any obligation under the Merger Agreement required to be performed or discharged at or prior to the Effective Time of the Merger (a "Covenant Loss"); provided, that Losses shall not be limited to matters asserted by third parties against an Indemnified Party and shall include Losses incurred or sustained by an Indemnified Party in the absence of third party claims; and provided further, that Losses of any Indemnified Party shall be net of insurance proceeds or indemnity payments received by such Indemnified Party from third parties.

            By virtue of the Company Stockholder Approval, the Stockholders have approved and authorized the execution, delivery and performance of this Escrow Agreement, the provisions of which shall be deemed to be an integral part of the Merger Agreement to the same extent as if fully set forth therein.

            Accordingly, the parties hereby agree as follows:

1. ESCROW FUND

      1.1 Establishment of Escrow Fund. (a) Simultaneously with the execution and delivery of this Escrow Agreement, Parent is causing to be delivered to the Escrow Agent for the account of each Stockholder, to be held in an escrow fund (the "Escrow Fund") in accordance with the provisions of this Escrow Agreement, certificates representing such number of shares of Parent Common Stock as is set forth opposite the name of such Stockholder in Schedule A to this Escrow Agreement, which number of shares of Parent Common Stock represents 5 percent of the number of shares of Parent Common Stock (rounded down, to the nearest whole share) into which such Stockholder's shares of Company Stock were converted pursuant to Section 2.01 of the Merger Agreement. Certificates are registered in the names of the respective Stockholders for whose account such certificates are being held in the Escrow Fund. Such shares of Parent Common Stock, and any other property distributable with respect thereto or in exchange therefor and held in the Escrow Fund as provided in Section 5.2 hereof, are herein collectively referred to


                                     III-2
as the "Escrow Property". The Escrow Fund shall be held by the Escrow Agent and shall be dealt with by the Escrow Agent in accordance with the terms and conditions of this Escrow Agreement.

            (b) Parent, the Stockholder Representative and the Stockholders shall treat the escrow of Parent Common Stock as a grantor trust for tax purposes, of which each of the Stockholders is the grantor. Subject to the withholding contemplated by Section 5.1, each Stockholder shall be solely responsible for the payment of taxes imposed on or measured by income that are attributable to income from the Escrow Property that is distributed to such Stockholder for the time it is held in escrow hereunder, and shall be solely responsible for the filing of all tax and information returns applicable thereto.

2. PROCEDURES WITH RESPECT TO CLAIMS

      2.1 Claims by Indemnified Parties. (a) Any claims against the Escrow Fund are herein collectively called "Claims", and individually a "Claim". If an Indemnified Party has a Claim, including a Claim arising from a suit, action, proceeding or investigation by a third party, that may result in any Losses, Parent shall promptly give notice thereof (the "Claims Notice") to the Stockholder Representative and to the Escrow Agent; provided, however, that any failure to promptly notify the Stockholder Representative and the Escrow Agent of any such Claim will not prejudice the rights of the Indemnified Party under this Escrow Agreement unless the Stockholder Representative's ability to defend such Claim is adversely affected thereby, and then only to the extent thereof. The Claims Notice, which shall be signed by an officer of Parent, shall describe the Claim in reasonable detail, and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by Parent and/or any other applicable Indemnified Party, as the case may be. The Claims Notice shall also include a statement of the amount of Losses that Parent requests be satisfied by distribution to it of Escrow Property from the Escrow Fund. The Losses shall be reimbursed solely out of the Escrow Fund.

            (b) Within 30 days after Parent shall give the Stockholder Representative a Claims Notice, the Stockholder Representative, by notice to Parent with a copy to the Escrow Agent (the


                                     III-3

"Stockholders' Notice"), either shall (i) concede liability in whole with respect to such Claim (it being understood that assumption by the Stockholder Representative or an Indemnified Party of the defense of a third-party claim as described in subsections (c) and (d) below shall be considered a concession of indemnification liability in whole with respect to the underlying third party claim), (ii) demand arbitration of the matter pursuant to the provisions of
Section 10 hereof or (iii) concede liability in part and demand such arbitration in part. The failure by the Stockholder Representative to give the Stockholders' Notice within the specified period shall be deemed a concession of liability in whole. The Stockholder Representative shall be afforded reasonable access by Parent to the documentation relating to any Losses included in a Claims Notice as may under the circumstances reasonably be required by the Stockholder Representative to make a determination required to be made by the Stockholder Representative under this Section 2.1.

            (c) (i) In connection with any Claim giving rise to indemnity under this Escrow Agreement resulting from or arising out of any claim or legal proceeding by a party who is not a party to this Escrow Agreement (including any governmental entity), the Stockholder Representative at its sole cost and expense (subject to Section 8.3) shall be entitled to assume the defense of any such claim or legal proceeding in such manner as it may deem reasonably appropriate, including settling such claim or legal proceeding, after giving notice of the same to Parent and the Indemnified Parties, on such terms as the Stockholder Representative may deem appropriate (within the exercise of reasonable discretion); provided, that the Stockholder Representative (A) shall not admit to any liability on the part of Parent or any other Indemnified Party in respect of a claim, without the written consent of Parent or such other Indemnified Party, (B) shall only settle claims for fixed monetary damages, (C) shall not settle a claim for an amount in excess of the amount (valued in accordance with Section 4.1) then remaining in the Escrow Fund and available for distribution in respect of the applicable Claim, and (D) shall not settle any claim unless the terms of such settlement involve a full and unconditional release of Parent and the other Indemnified Parties


                                     III-4
from all liability in respect thereof. The Indemnified Parties will be entitled to participate in (but not control) the defense of any such action, with their own counsel and at their own expense. If the Stockholder Representative undertakes the defense of any claim or legal proceeding under this Section 2.1(c), then the amount of the Claim to which any Indemnified Party is entitled to indemnification hereunder with respect to such claim or legal proceeding shall include, conclusively, the amount of any judgment in any judicial proceeding, arbitration or other proceeding or, if applicable, any settlement agreed to by the Stockholder Representative (it being understood that such amount will be deemed to be the amount of the Indemnified Parties' Final Claim for Reimbursement hereunder with respect to such Claim).

                  (ii) Notwithstanding paragraph (i) above, the Stockholder Representative shall not be entitled to assume the defense of any claim or legal proceeding resulting from a Claim if, after giving effect to such assumption, the aggregate amount of all claims and legal proceedings in respect of which the Stockholder Representative has assumed the defense exceeds the amount (valued in accordance with Section 4.1 and excluding amounts that are then subject to Pending Claims and Final Claims for Reimbursement) then remaining in the Escrow Fund.

                  (iii) As promptly as practicable following the distribution of all of the Escrow Fund, the defense of any claim or legal proceeding resulting from a Claim then being defended by the Stockholder Representative pursuant to paragraph (i) shall be assumed by Parent, and the Stockholder Representative shall cooperate in good faith with Parent in connection with all matters pertaining to such assumption.

            (d) If, after notification thereof in accordance with Section 2.1(a), the Stockholder Representative chooses not to assume the defense of any such claim or litigation resulting from a Claim pursuant to Section 2.1(c) within a timely manner so as not to prejudice the rights of the Indemnified Parties, the Indemnified Parties may defend against such claim or litigation, in such manner as they may deem reasonably appropriate, including settling such claim or legal proceeding, after giving notice of the same to the Stockholder Representative, on such terms as the Indemnified Parties may deem appropriate


                                     III-5

(within the exercise of reasonable discretion). If the Indemnified Parties undertake the defense of any claim or legal proceeding under this Section 2.1(d), then the amount of the Claim to which any Indemnified Party is entitled to indemnification hereunder with respect to such claim or legal proceeding shall include, conclusively, the amount of any judgment in any judicial proceeding, arbitration or other proceeding or, if applicable, any settlement agreed to by the Indemnified Parties (it being understood that such amount will be deemed to be the amount of the Indemnified Parties' Final Claim for Reimbursement hereunder with respect to such Claim).

      2.2 Final Claims for Reimbursement. All Claims for which the Stockholder Representative shall have conceded liability, or shall have been deemed to have conceded liability pursuant to the provisions of Section 2.1, or as to the disposition of which the Stockholder Representative and Parent shall have agreed in writing, shall be final and binding upon the Stockholders, the Stockholder Representative and Parent. If the Stockholder Representative shall demand arbitration or assume the defense of any third- party claim as provided in
Section 2.1, the Claim that was objected to or the claim that was assumed shall become final and binding upon the Stockholders, the Stockholder Representative and Parent upon (a) a final decision in arbitration as provided in Section 10 hereof, (b) a final decision or settlement of a third- party claim, or (c) upon the matter being otherwise agreed to in writing by Parent and the Stockholder Representative. A Claim which is final and binding upon the Stockholders, the Stockholder Representative and Parent as of any given time is hereinafter called a "Final Claim for Reimbursement".

      2.3 Limitation of Claims. (a) Notwithstanding anything to the contrary herein, none of the Escrow Fund will be released and delivered to Parent pursuant to any Claim in respect of which a Claims Notice is given after the First Distribution Date, as hereinafter defined, it being agreed by the parties hereto that the indemnification obligations of the Stockholders hereunder shall be limited to Claims in respect of which Claims Notices are given on or before the First Distribution Date.


                                     III-6

            (b) Notwithstanding anything to the contrary herein, none of the Escrow Fund will be released and delivered to Parent pursuant to any Claim relating to a Representation Loss except to the extent that the aggregate amount of all Final Claims for Reimbursement relating to Representation Losses exceeds the sum of $300,000, and then only to the extent of such excess.

            (c) As a Claim becomes a Final Claim for Reimbursement, Parent (if no arbitration is commenced in respect of the Claim) or the arbitrator (if arbitration is commenced in respect of the Claim) shall provide the Escrow Agent with a certificate with respect to the compliance of the Final Claim for Reimbursement with this Section 2.3.

      2.4 Termination of Escrow Agreement. This Escrow Agreement shall remain in full force and effect until, and shall terminate upon, the release of all of the Escrow Fund pursuant to this Escrow Agreement.

3. DISTRIBUTIONS FROM ESCROW FUND

      3.1 Definitions. As used herein: "First Distribution Date" shall mean [ ], 2001 [Note: Insert first anniversary of the Effective Time of the Merger.]; and "Final Distribution Date" shall mean the first business day on which all matters reserved against in respect of Claims shall have been finally determined or settled. If no matters are or remain reserved against on the First Distribution Date, the First Distribution Date shall also be the Final Distribution Date.

      3.2 Reimbursement of Final Claims for Reimbursement Before or On First Distribution Date. From the date of this Escrow Agreement to and including the First Distribution Date, the Escrow Agent from time to time shall (subject to Section 2.3) transfer and deliver to Parent such amount of Escrow Property as shall have a value (computed in accordance with Section 4.1 hereof) equal to the Final Claims for Reimbursement which have not previously been paid to Parent.

      3.3 Reservation of Amounts at First Distribution Date. As of the First Distribution Date, the Escrow Agent shall reserve in the Escrow Fund such amount of Escrow Property as shall have a value


                                     III-7

(computed in accordance with Section 4.1 hereof and subject to Section 2.3 hereof) equal to the sum of (i) the aggregate amount claimed in all Claims Notices given pursuant to Section 2.1 hereof which have not become Final Claims for Reimbursement, but which are still asserted by Parent and are then pending and undecided ("Pending Claims") (notwithstanding that any matter in any Claims Notice may then be the subject of arbitration as permitted by Section 2.1); and
(ii) the aggregate amount of all Final Claims for Reimbursement not theretofore paid to Parent.

      3.4 Distribution at First Distribution Date. Within 10 business days following the First Distribution Date, the Escrow Agent shall deliver to Parent from the Escrow Fund any amount of Escrow Property reserved pursuant to Section 3.3(ii) and shall deliver to the Stockholders in accordance with their respective interests that portion of the Escrow Fund equal to the entire amount of the Escrow Fund as of the First Distribution Date, less the amount of the Escrow Fund reserved pursuant to Section 3.3(i) hereof. If the foregoing calculation results in a negative amount, no portion of the Escrow Fund shall be delivered to the Stockholders at the First Distribution Date.

      3.5 Distributions as to Pending Claims After the First Distribution Date. After the First Distribution Date, as each Pending Claim reserved for on the First Distribution Date becomes a Final Claim for Reimbursement, the Escrow Agent shall, subject to Section 2.3, deliver (a) to Parent, such amount of Escrow Property as shall have a value (computed in accordance with Section 4.1 hereof) equal to the Final Claim for Reimbursement which results from the final determination of such Pending Claim (and not previously paid to Parent), and (b) to the Stockholders in accordance with their respective interests, such amount of Escrow Property as shall have a value (computed in accordance with Section
4.1 hereof) equal to the amount, if any, of the excess of the reserve for such Pending Claim over the Final Claim for Reimbursement, if any, with respect to such Pending Claim; provided, however, that no delivery shall be made hereunder to the Stockholders unless the aggregate amount reserved (after giving effect to such delivery) for all Pending Claims is at least equal to the aggregate amount of such Pending Claims.


                                     III-8

      3.6 Distribution at Final Distribution Date. On the Final Distribution Date, the Escrow Agent shall deliver to Parent such amount of Escrow Property as shall have a value (computed in accordance with Section 4.1 hereof and subject to Section 2.3 hereof) equal to the Final Claims for Reimbursement which have not previously been paid to Parent, and shall deliver to the Stockholders in accordance with their respective interests the balance, if any, of the Escrow Fund.

4. PROCEDURES WITH RESPECT TO DISTRIBUTION

      4.1 Valuation. For all purposes of this Escrow Agreement, each share of Parent Common Stock shall be valued at $[ ] [Note: Insert Parent Common Stock Price.]. If, at any time after the Effective Time of the Merger and prior to the date of any distribution of Escrow Property, Parent shall effect a stock dividend, stock split or combination of Parent Common Stock, or other recapitalization affecting Parent Common Stock, or shall effect a distribution (other than a distribution of cash dividends as described in Section 5.1 hereof) with respect to the Parent Common Stock, or if Parent shall fix a record date falling on or prior to the date of any distribution of the Escrow Property from the Escrow Fund for any such stock dividend, stock split, combination, recapitalization, or distribution to take place after the date of such distribution, the foregoing valuation shall be adjusted appropriately by Parent (but subject to arbitration in accordance with Section 10 in the event of a dispute).

      4.2 Fractional Shares. No fractional shares of Parent Common Stock shall be delivered pursuant to any provision of this Escrow Agreement. In making delivery of Parent Common Stock to Parent or the Stockholders, the Escrow Agent shall round off (up or down) any fractional share resulting from any calculation hereunder to the nearest whole share.

      4.3 Allocation. To the extent practicable all distributions made under this Escrow Agreement, whether payable to Parent or to the Stockholders, shall be taken proportionately from the Parent Common Stock registered in the name of each Stockholder as specified on Schedule A hereto.


                                     III-9

      4.4 Distribution Consent. Any other provision of this Escrow Agreement to the contrary notwithstanding, the Escrow Agent shall distribute the Escrow Fund in such manner at such time or times as Parent and the Stockholder Representative may, in writing, jointly direct.

      4.5 No Recourse. Anything contained in this Escrow Agreement to the contrary notwithstanding, none of the Indemnified Parties shall have any recourse for any Losses against past, present or future directors, officers or employees of the Company or the Stockholders, nor shall any of such persons be personally liable for any such Losses, it being expressly understood that the sole remedy of the Indemnified Parties for such Losses shall be against the Escrow Fund in accordance with this Escrow Agreement.

5. DIVIDENDS AND OTHER DISTRIBUTIONS; VOTING RIGHTS

      5.1 Cash Dividends. All cash dividends in respect of the Parent Common Stock still then held in escrow, and all other distributions in respect of the Parent Common Stock still then held in escrow that are taxable dividends for federal income tax purposes (net of any taxes required to be withheld from such cash dividends or other distributions by Parent), shall be paid directly to the applicable Stockholder and shall be the sole property of such Stockholder, and the Escrow Agent shall have no duty, liability or obligation whatsoever with respect thereto.

      5.2 Distributions. Distributions of any kind, other than those described in Section 5.1, shall be made by Parent, if practicable, directly to the Escrow Agent or, if made to any Stockholder, shall be delivered by such Stockholder, upon request from Parent, to the Escrow Agent. All such distributions shall be held in escrow pursuant to the provisions of this Escrow Agreement and be part of the Escrow Fund, but the Escrow Agent shall have no duty or obligation whatsoever to require that such distributions be delivered to it. Any delivery of the Escrow Property to Parent or the Stockholders after any and all such distributions shall be appropriately adjusted so that the distributees will be in the same position as if such distributees had been, on any record date for any such distribution with respect to the Escrow Property, the holders of


                                     III-10
record of the number of shares of Parent Common Stock distributable to them prior to any such distributions.

      5.3 Voting. Each Stockholder shall be entitled to exercise all voting rights with respect to the Parent Common Stock registered in such Stockholder's name and constituting the Escrow Fund so long as such Parent Common Stock continues to be held in escrow, and the Escrow Agent shall deliver to such Stockholder any proxies with respect thereto which the Escrow Agent receives.

6. SECURITY INTEREST IN ESCROW FUND

      (a) The Stockholders hereby grant, and shall be deemed to have granted, to Parent a first priority perfected security interest in the Escrow Property to secure the performance of the indemnification obligations under this Escrow Agreement. The Escrow Agreement shall constitute a security agreement under applicable law.

      (b) This security interest shall attach as of the execution of this Escrow Agreement. For the purpose of perfecting Parent's security interest in the above designated Escrow Property held by the Escrow Agent pursuant to this Escrow Agreement, Parent designates the Escrow Agent to acquire and maintain possession of the Escrow Property and act as bailee for Parent with notice of Parent's security interest in said property under the California Uniform Commercial Code. By possession of the Escrow Property, the Escrow Agent acknowledges that it holds the Escrow Property for Parent for purposes of perfecting the security interest. The Stockholder Representative and the Escrow Agent shall take all other actions requested by Parent to maintain the perfection and priority of the security interest in the Escrow Property; provided, that the Escrow Agent and the Stockholder Representative do not make any representation or warranty with regard to the creation or perfection, hereunder or otherwise, of any such


                                     III-11
security interest, and shall have no responsibility at any time to ascertain whether or not any security interest exists.

      (c) Parent shall release the security interest herein granted and the security interest shall be terminated to the extent of any disbursement of the Escrow Property hereunder by the Escrow Agent in accordance with the terms of this Escrow Agreement. Upon final disbursement of the Escrow Property to Parent or the Stockholders, Parent shall do all acts and things reasonably necessary to release and extinguish such security interest. The grant of this security interest pursuant to this Section 6 shall not in any way modify the procedures the parties hereto must follow with respect to the release of Escrow Property from the Escrow Fund.

7. ESCROW AGENT'S DUTIES AND FEES

      7.1 Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and shall not be required to refer to the Merger Agreement (other than for purposes of defining certain capitalized terms used herein) in carrying out its duties hereunder. The Escrow Agent shall not be bound by, or have any responsibility with respect to, any other agreement between any of the parties. The Escrow Agent shall have no duty or responsibility with regard to any loss resulting from the decline in the market value of the Escrow Fund in accordance with the terms of this Escrow Agreement. The Escrow Agent need not maintain any insurance with respect to the Escrow Fund.

      7.2 Reliance. The Escrow Agent, acting (or refraining from acting) in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by gross negligence or willful misconduct, and the Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties; provided, that, as set forth below, any modification of this Escrow Agreement shall be signed by all of the parties hereto. The Escrow Agent is hereby authorized to comply with any judicial order or legal process


                                     III-12
which stays, enjoins, directs or otherwise affects the transfer or delivery of any part of the Escrow Fund to any party hereto and shall incur no liability for any delay or loss which may occur as a result of such compliance.

      7.3 Good Faith. Parent agrees to indemnify the Escrow Agent, its officers, directors, agents or employees for, and to hold the Escrow Agent harmless against, any loss, liability, expense (including reasonable attorneys' fees and expenses), third party claim and demand, incurred by it without gross negligence or willful misconduct on its part, arising out of or in connection with its entering into this Escrow Agreement and the carrying out of its duties hereunder. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever. The Escrow Agent may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The foregoing indemnification shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

      7.4 Successor Escrow Agents. The Escrow Agent may resign and be discharged from its duties or obligations hereunder at any time by giving 30 days' notice in writing of such resignation to Parent and the Stockholder Representative. Parent and the Stockholder Representative, together, shall have the right to terminate the appointment of the Escrow Agent hereunder by giving to it notice in writing of such termination specifying the date upon which such termination shall take effect. In either such event, Parent and the Stockholder Representative hereby agree to promptly appoint a successor escrow agent; if Parent and the Stockholder Representative are unable to appoint a successor escrow agent within 25 days after the Escrow Agent's notice of resignation, the Escrow Agent may petition a court of competent jurisdiction to appoint a successor. The parties hereto agree that, upon demand of such successor


                                     III-13
escrow agent, all property held by the Escrow Agent hereunder shall be turned over and delivered to such successor escrow agent, which thereupon shall become bound by all of the provisions hereof and shall be deemed the "Escrow Agent" for all purposes of this Escrow Agreement thereafter.

      7.5 Fees and Expenses. Parent agrees to pay to the Escrow Agent the fees determined in accordance with, and payable as specified in, the Schedule of Fees attached hereto as Schedule B (the "Fee Schedule") as compensation for the services to be rendered by it hereunder and to pay to or reimburse the Escrow Agent for all reasonable attorneys' fees incurred or made by it in connection with the carrying out of its duties hereunder.

8. STOCKHOLDER REPRESENTATIVE

      8.1 Appointment. By virtue of the Company Stockholder Approval, each Stockholder shall be deemed to have irrevocably constituted and appointed Joseph
T. Kingsley (the "Stockholder Representative") as its agent and true and lawful attorney in fact with full power and discretion, in the name of and for and on behalf of each Stockholder, in connection with all matters arising from, contemplated by or relating to this Escrow Agreement or the transactions contemplated hereby; provided, that the Stockholder Representative shall only have the powers and be authorized to carry out the duties described in this Escrow Agreement. The Stockholder Representative may resign as such at any time by giving notice to Parent of such resignation. Upon such resignation, a majority in interest of the Stockholders shall appoint a replacement Stockholder Representative.

      8.2 Powers. The powers of the Stockholder Representative shall include, without limitation, the power to represent each Stockholder with respect to all aspects of this Escrow Agreement and the transactions contemplated hereby, which power shall include, without limitation, the power to (i) waive any conditions of this Escrow Agreement, (ii) amend this Escrow Agreement and any agreement (other than the Merger Agreement) executed in connection herewith; provided, that no amendment that by law requires approval of the Stockholders may be made by the Stockholder Representative without the approval of the Stockholders,
(iii) receive notices or other communications, (iv) deliver any notices, certificates or other


                                     III-14
documents required, (v) retain professional advisors in connection with the performance of its duties hereunder and (vi) take all such other actions and to do all such other things as the Stockholder Representative deems necessary or advisable with respect to this Escrow Agreement and the transactions contemplated hereby; provided, that the Stockholder Representative shall not have the power to vote on behalf of the Stockholders on matters that require a vote of the stockholders of Parent; and provided further, that the Stockholder Representative's powers shall be limited to those necessary in connection with and for the purposes of administering this Escrow Agreement. Parent and the Escrow Agent shall have the right to rely upon the acts taken or omitted to be taken by the Stockholder Representative on behalf of Stockholders, and shall have no duty to inquire as to the acts and omissions of the Stockholder Representative. By virtue of the Company Stockholder Approval, each Stockholder shall be deemed to have acknowledged and agreed that (i) any act taken or omitted to be taken by the Stockholder Representative pursuant to the authority granted in this Escrow Agreement shall be deemed to have been taken or omitted to be taken by such Stockholder, (ii) delivery of all communications by Parent or the Escrow Agent to the Stockholder Representative shall be deemed deliveries to the Stockholders, (iii) Parent and the Escrow Agent shall not have any liability with respect to any aspect of the distribution or communication of such deliveries between the Stockholder Representative and any Stockholder or among Stockholders, and (iv) any disclosure made to the Stockholder Representative by or on behalf of Parent shall be deemed to be a disclosure made to each Stockholder. The provisions of this appointment shall be binding upon the successors and permitted assigns of each Stockholder. Neither the Stockholder Representative nor any of its employees, partners, agents, affiliates or other representatives shall incur any liability to any Stockholder or any employees, partners, agents, affiliates or other representatives of any Stockholder for any reason relating to the performance of its duties hereunder, except for actions or omissions constituting gross negligence or willful misconduct. Each Stockholder agrees to indemnify the Stockholder Representative, its employees, partners, agents, affiliates or other representatives for, and to


                                     III-15
hold the Stockholder Representative harmless against, any loss, liability, expense (including reasonable attorneys' fees and expenses), third-party claim and demand, incurred by it without gross negligence or willful misconduct on its part, arising out of or in connection with its entering into this Escrow Agreement and the carrying out of its duties hereunder. The Stockholder Representative may consult with counsel of its own choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The foregoing indemnification shall survive the resignation of the Stockholder Representative or the termination of this Escrow Agreement.

      8.3 Fees and Expenses. All expenses of the Stockholder Representative (including the fees and expenses of the Stockholder Representative's attorneys and other professional advisors) borne by the Stockholders but, subject to the availability of adequate amounts in the Escrow Fund, shall be submitted to Parent for payment; provided, that each such payment by Parent shall automatically be deemed a Final Claim for Reimbursement pursuant to the terms of
Section 2.2 and Section 3.2 hereof.

9. NOTICES

      Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given (i) upon personal delivery, if delivered by hand, (ii) three days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (iii) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers specified below or such other address or number as such party may have fixed by notice:

            If to Parent, to it at:

            PE Corporation
            761 Main Avenue
            Norwalk, Connecticut  06859-0313


                                     III-16

            Attention:  Secretary
            Facsimile:  (203) 761-2893

            with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York  10017
            Attention:  Richard A. Garvey, Esq.
            Facsimile:  (212) 455-2502

            If to the Stockholder Representative, to:

            Joseph T. Kingsley
            c/o Paracel, Inc.
            80 South Lake Avenue, Suite 650
            Los Angeles, California  90067-6035
            Facsimile:  626-744-2001

            with a copy to:

            O'Melveny & Myers LLP
            1999 Avenue of the Stars, Suite 700
            Los Angeles, California 90067-6035
            Attention:  Kendall R. Bishop, Esq.
            Facsimile:  (310) 246-6779

            If to the Stockholders, to them
            as set forth on Schedule A hereto

            And if to the Escrow Agent, to:

            [To Be Supplied]

      Any party may change the persons and addresses to which notices, payments, instructions or other communications are to be sent to such party by giving written notice of any such change in the manner provided herein for giving notice. Notices sent by facsimile transmission shall be confirmed in writing by registered or certified mail, return receipt requested.

10. ARBITRATION

      If any demand shall be made for arbitration hereunder in respect of any Claim or other matter in dispute hereunder between the Stockholder Representative and Parent, such Claim or matter shall


                                     III-17
be settled by arbitration in Los Angeles, California, before one arbitrator chosen from the Commercial Panel in accordance with the Rules then pertaining of the American Arbitration Association. The arbitrator shall consider only the items in dispute, must act within the bounds of this Escrow Agreement, and shall be instructed to act within thirty days to resolve all items in dispute. The "final decision" of the arbitrator shall be a conclusive determination of the matter and shall be binding upon the Stockholders, the Stockholder Representative, Parent and the Escrow Agent, and shall not be contested by any of them. The arbitrator shall determine the party (Parent or the Stockholder Representative, as the case may be) whose asserted positions before the arbitrator are in the aggregate further from the aggregate resolutions determined by the arbitrator, which non-prevailing party shall pay the costs and expenses of the arbitrator. Any such costs or expenses to be paid by the Stockholder Representative hereunder will be paid in accordance with Section 8.3.

11. JURY WAIVER

            All parties to this Escrow Agreement waive any rights they may have to a jury trial.

12. MISCELLANEOUS

            (a) This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to agreements made and to be performed entirely within such State.

            (b) This Escrow Agreement shall be binding upon, and inure to the benefit of, each of the Stockholders (or such Stockholder's successor), the Stockholder Representative, Parent, the Escrow Agent and the successors and assigns of the Stockholder Representative, Parent and the Escrow Agent, but no delegation of any obligations provided for herein may be made by any party hereto without the express written consent of the other parties hereto. No interest of any Stockholder in this Escrow Agreement or in the Escrow Fund (including any Parent Common Stock comprising any portion of the Escrow Fund) may


                                     III-18
be assigned, transferred, encumbered or otherwise disposed of otherwise than pursuant to the laws of descent and distribution and any purported disposition in violation of this provision shall be null and void.

            (c) The section headings contained in this Escrow Agreement are inserted for convenience of reference only, and shall not affect the meaning or interpretation of this Escrow Agreement.

            (d) This Escrow Agreement shall inure to the benefit of all indemnified Parties, who shall have the rights, both legal and equitable, necessary to enforce this Escrow Agreement in all respects.

            (e) This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


                                     III-19

            WITNESS the execution of this Escrow Agreement as of the date first above written.

                                        PE CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        ________________________________________
                                        Joseph T. Kingsley, as Stockholder
                                        Representative


                                        [ESCROW AGENT]


                                        By:_____________________________________
                                           Name:
                                           Title:


                                     III-20

                                                                      Schedule A

                          Shares Subject to Escrow Fund

                                  Number of Shares
Name and Address of Stockholder    Per Certificate    Tax Identification Numbers
-------------------------------    ---------------    --------------------------

                                [To Be Supplied]


                                     III-21

                                                                      Schedule B

                            Escrow Agent Fee Schedule

                                [To Be Supplied]


                                     III-22

                                                                        Annex IV

                            OPINION OF THOMAS WEISEL

                           [Thomas Weisel Letterhead]

March 18, 2000

Board of Directors
Paracel, Inc.
80 South Lake Avenue, Suite 650
Pasadena, CA 91101-2616

Gentlemen:

      We understand that Paracel, Inc., a California corporation (the "Company"), PE Corporation, a Delaware corporation (the "Parent"), and Umbrella Acquisition Corp, a California corporation and direct wholly owned subsidiary of PE Corp. ("Sub"), have entered into a Agreement and Plan of Merger dated March 20, 2000 (the "Merger Agreement"), pursuant to which Merger Company will be merged with and into Seller, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of the Company, we understand that the outstanding shares of common stock of the Company ("Company Common Stock") will be converted into the right to receive such number of shares of PE Corporation Celera Genomics Common Stock, par value $0.01 per share (including the rights associated with such shares pursuant to Parent's Shareholder Protection Rights Plan and as adjusted for stock splits in the form of stock dividends, the "Parent Common Stock"), equal to the quotient obtained by dividing $283 million by the average of the closing prices of the Parent Common Stock on the New York Stock Exchange Composite Transaction Tape on each of the 10 consecutive trading days immediately preceding (and excluding) the second trading day prior to the effective time of the Merger, subject to certain adjustments (the "Merger Consideration"); provided that the number of shares of Parent Common Stock issued at closing will not be more than 2.26 million nor less than 1.55 million. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

      You have asked for our opinion as investment bankers as to whether the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof. We were not requested to nor did we solicit or assist the Company in soliciting indications of interest from third parties for all or any part of the Company.

      In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company and Parent's Celera Genomics Group, including, with respect to the Company, audited financial statements for the three years ended December 31, 1998, and preliminary unaudited financial statements for the year ended December 31, 1999, and, with respect to Parent's Celera Genomics Group audited combined financial statements for the three years ended June 30, 1999, unaudited combined financial statements for the six months ended December 31, 1999, and Parent's final prospectus relating to an offering of Parent Common Stock dated February 29, 2000, and certain other relevant financial and operating data relating to the Company and Parent made available to us from published sources and from the internal records of the Company and Parent, including certain materials prepared in connection with the February 2000 offering of Parent Common Stock, (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Parent Common Stock; (iv) compared the Company and Parent's Celera Genomics Group from a financial point of view with certain other companies in the life sciences and genomics industries which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the life sciences and genomics industries which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of the Company and Parent certain information of a business and financial nature regarding the Company and Parent's Celera Genomics Group, furnished to us by them, including financial forecasts and related assumptions for the Company and Parent's Celera Genomics Group which, in the case of the Company and with the Company's consent, included financial forecasts for Parent's Celera Genomics Group prepared by the Thomas Weisel Partners research analyst; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with the Company's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

      In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for the Company and Parent's Celera Genomics Group provided to us as described in the preceding paragraph, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of the Company and Parent and that they provide a reasonable basis upon which we can form our opinion.

      We have assumed that there have been no material changes in the Company's or Parent's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such appraisals. You have informed us, and we have assumed, that the Merger will be recorded as a purchase under generally accepted accounting principles. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

      We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions of its obligations thereunder.

      We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, including rendering this opinion, all of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

      We are not expressing an opinion regarding the price at which Parent Common Stock may trade at any future time. The Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is based upon an exchange ratio that varies with the market price of Parent Common Stock and, accordingly, the actual number of shares of Parent Common Stock to be issued in the Merger and, in certain circumstances, the market value of the Merger Consideration issuable at the time of Closing, may vary significantly.

      This opinion is directed to the Board of Directors of the Company in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to the shareholders and does not address the relative merits of the Merger and any alternatives to the Merger, the Company's underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by the Company or Parent, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement, tender offer statement or prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                        Very truly yours,

                                        THOMAS WEISEL PARTNERS LLC

                                                            Annex V

                              CHAPTER 13 OF THE CCC

Section

1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions
1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents
1302. Submission of share certificates for endorsement; uncertificated securities
1303. Payment of agreed price with interest; agreement fixing fair market value;
      filing; time of payment
1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder, consolidation; determination of issues; appointment of appraisers
1305. Report of appraisers; confirmation; determination by court; judgment;
      payment; appeal; costs
1306. Prevention of immediate payment; status as creditors; interest
1307. Dividends on dissenting shares
1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment
1309. Termination of dissenting share and shareholder status
1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval
1311. Exempt shares
1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

ss.1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

      (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) of (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

      (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

            (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

            (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

            (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

            (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

      (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

ss. 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

      (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

      (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

      (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

ss. 1302. Submission of share certificates for endorsement; uncertificated securities

      Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b)if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

ss. 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

      (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

      (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

ss. 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder, consolidation; determination of issues; appointment of appraisers

      (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

      (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

      (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

ss. 1305. Report of appraisers; confirmation; determination by court; judgment;
          payment; appeal; costs

      (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

      (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

      (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

      (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

      (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

ss. 1306. Prevention of immediate payment; status as creditors; interest

      To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

ss. 1307. Dividends on dissenting shares

      Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation herefore.

ss. 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

      Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

ss. 1309. Termination of dissenting share and shareholder status

      Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

      (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

      (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

      (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

      (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

ss. 1310. Suspension of right to compensation or valuation proceedings;
          litigation of shareholders' approval

      If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

ss. 1311. Exempt shares

      This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

ss. 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

      (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

      (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

      (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2)a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law (the "DGCL") permits PE Corporation's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The DGCL provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

      Our certificate of incorporation and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

      As permitted by sections 102 and 145 of the DGCL, our certificate of incorporation eliminates a director's personal liability for monetary damages to PE Corporation and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to PE Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.

      The directors and officers of PE Corporation are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capabilities and against which they cannot be indemnified by the company.

Item 21. Exhibits and Financial Statement Schedules.

       Exhibit
        Number      Description
        ------      -----------

        2.1 Agreement and Plan of Merger, dated as of March 20, 2000, among PE Corporation, Umbrella Acquisition Corp. and Paracel, Inc. (included as Annex I to the Prospectus).
        2.2 Voting Agreement, dated as of March 20, 2000, among Certain Stockholders of Paracel, Inc., PE Corporation and Umbrella Acquisition Corp. (included as Annex II to the Prospectus).
        2.3         Form of Escrow Agreement among PE Corporation, Joseph T.
                    Kingsley, as Representative of the Former Stockholders of Paracel, Inc., and the Surviving Corporation (included as Annex III to the Prospectus).
        3.1 Certificate of Incorporation of PE Corporation (incorporated by reference to Exhibit 3.1 to PE Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (Commission file number 1-4389)).

       Exhibit
        Number      Description
        ------      -----------

        3.2         Bylaws of PE Corporation (incorporated by reference to
                    Exhibit 3.2 to PE Corporation's Quarterly Report on Form
                    10-Q for the fiscal quarter ended March 31, 1999 (Commission file number 1-4389)).
        4           Shareholder Protection Rights Agreement, dated as of April
                    28, 1999, between PE Corporation and BankBoston, N.A.
                    (incorporated by reference to Exhibit 4.1 to PE
                    Corporation's Registration Statement on Form S-4 (No.
                    333-67797)).
        5.1**       Opinion of Simpson Thacher & Bartlett as to the legality of the securities.
        8.1**       Opinion of Simpson Thacher & Bartlett regarding tax matters.
        8.2**       Opinion of O'Melveny & Myers LLP regarding tax matters.
        23.1*       Consent of PricewaterhouseCoopers LLP.
        23.2**      Consent of Simpson Thacher & Bartlett (included in Exhibits
                    5.1 and 8.1).
        23.3**      Consent of O'Melveny & Myers LLP (included in Exhibit 8.2).
        23.4        Consent of Thomas Weisel Partners LLC (included in Exhibit
                    99.1).
        24.1        Powers of Attorney (included on the signature page hereto).
        99.1        Opinion of Thomas Weisel Partners LLC (included as Annex IV to the Prospectus).
        99.4**      Form of Proxy for Special Meeting of Stockholders of
                    Paracel, Inc.

----------
      *     Filed herewith.
      **    To be filed by amendment.

Item 22. Undertakings.

      (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registrant statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on April 18, 2000.

                                        PE CORPORATION


                                        By: /s/ WILLIAM B. SAWCH
                                            ------------------------------------
                                            Name: William B. Sawch
                                            Title: Senior Vice President and
                                               General Counsel

                                POWER OF ATTORNEY

      We, the undersigned directors and officers of the registrant, do hereby constitute and appoint Tony L. White and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                      Title                       Date
           ---------                      -----                       ----


/s/ TONY L. WHITE                 Chairman of the Board of        April 18, 2000
-------------------------------   Directors, President and
Tony L. White                     Chief Executive Officer
                                  (principal executive officer)


/s/ DENNIS L. WINGER              Senior Vice President and       April 18, 2000
-------------------------------   Chief Financial Officer
Dennis L. Winger                  (principal financial officer)


/s/ VIKRAM JOG                    Corporate Controller (principal April 18, 2000
-------------------------------   accounting officer)
Vikram Jog


/s/ RICHARD H. AYERS              Director                        April 18, 2000
-------------------------------
Richard H. Ayers

           Signature                      Title                       Date
           ---------                      -----                       ----


/s/ ROBERT H. HAYES               Director                        April 18, 2000
-------------------------------
Robert H. Hayes


/s/ ARNOLD J. LEVINE              Director                        April 18, 2000
-------------------------------
Arnold J. Levine


/s/ THEODORE E. MARTIN            Director                        April 18, 2000
-------------------------------
Theodore E. Martin


/s/ GEORGES C. ST. LAURENT, JR.   Director                        April 18, 2000
-------------------------------
Georges C. St. Laurent, Jr.


/s/ CAROLYN W. SLAYMAN            Director                        April 18, 2000
-------------------------------
Carolyn W. Slayman


/s/ ORIN R. SMITH                 Director                        April 18, 2000
-------------------------------
Orin R. Smith


/s/ JAMES R. TOBIN                Director                        April 18, 2000
-------------------------------
James R. Tobin